UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☒	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a -12

Minerals Technologies Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2015 Annual Meeting
of Shareholders and Proxy Statement

Wednesday, May 13, 2015 at 9:00 a.m., local time
1 Highland Avenue, Conference Center, Bethlehem, Pennsylvania 18017

MINERALS TECHNOLOGIES INC.
622 THIRD AVENUE
NEW YORK, NEW YORK 10017-6707

Dear Fellow Shareholder:

You are cordially invited to attend the 2015 Annual Meeting of Shareholders of Minerals Technologies Inc. (the “Company,” “MTI,” “we,” or “us”), which will be held on Wednesday, May 13, 2015, at 9:00 a.m., at 1 Highland Avenue, Conference Center, Bethlehem, Pennsylvania 18017.

At this year’s meeting, you will be asked to consider and to vote upon the election of three directors. Your Board of Directors unanimously recommends that you vote FOR the nominees.

You will also be asked to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2015 fiscal year. The Board continues to be satisfied with the services KPMG LLP has rendered to the Company and unanimously recommends that you vote FOR this proposal.

You will also be asked to approve, on an advisory basis, the 2014 compensation of our named executive officers as described in this Proxy Statement. Your Board of Directors unanimously recommends that you vote FOR the advisory vote approving 2014 executive compensation.

Lastly, you will also be asked to approve the 2015 Stock Award and Incentive Plan. Your Board of Directors unanimously recommends that you vote FOR this proposal.

The four items upon which you will be asked to vote are discussed more fully in the Proxy Statement. I urge you to read the Proxy Statement completely and carefully so that you can vote your interests on an informed basis.

It is anticipated that this Proxy Statement, the accompanying Proxy and the Company’s 2014 Annual Report will first be available to shareholders on or about April 2, 2015 on the web site www.proxyvote.com and, if requested, a paper copy of this Proxy Statement, the accompanying Proxy and the Company’s 2014 Annual Report will be mailed to the Company’s shareholders. A Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement, Proxy and the Company’s 2014 Annual Report and vote through the Internet, or by telephone, will be mailed to our shareholders (other than those who previously requested electronic or paper delivery) on the same date as this Proxy Statement, the accompanying Proxy and the Company’s 2014 Annual Report is first available to shareholders.

Your vote is important. Whether or not you plan to attend the meeting, we encourage you to read this Proxy Statement and submit your vote as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice you received in the mail, the section entitled “Questions and Answers About the Proxy Materials and the Annual Meeting” beginning on page 7 of this Proxy Statement, or if you requested to receive printed proxy materials, your enclosed proxy card. If you return a signed proxy without marking it, it will be voted in accordance with the Board of Directors’ recommendations. You may, of course, attend the meeting and vote in person, even if you have previously submitted a proxy.

April 2, 2015
Sincerely,

/s/ Joseph C. Muscari
Joseph C. Muscari
Chairman and Chief Executive Officer

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

Minerals Technologies Inc.

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

May 13, 2015

The Annual Meeting of Shareholders of MINERALS TECHNOLOGIES INC., a Delaware corporation, will be held on Wednesday, May 13, 2015 at 9:00 a.m., at 1 Highland Avenue, Conference Center, Bethlehem, Pennsylvania 18017, to consider and take action on the following items:

1.	the election of three directors;

2.	a proposal to ratify the appointment of KPMG LLP as the independent registered public accounting firm of Minerals Technologies Inc. for the 2015 fiscal year;

3.	an advisory vote to approve executive compensation;

4.	a proposal to approve the 2015 Stock Award and Incentive Plan; and

5.	any other business that properly comes before the meeting, either at the scheduled time or after any adjournment.

Shareholders of record as of the close of business on March 24, 2015, are entitled to notice of and to vote at the meeting.

April 2, 2015

New York, New York

By Order of the Board of Directors,

/s/ Thomas J. Meek
Thomas J. Meek
Senior Vice President, General Counsel,
Human Resources, Secretary and Chief Compliance Officer

You are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, we encourage you to read this Proxy Statement and submit your vote as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice you received in the mail, the section entitled “Questions and Answers About the Proxy Materials and the Annual Meeting” beginning on page 7 of this Proxy Statement, or if you requested to receive printed proxy materials, your enclosed proxy card. If you return a signed proxy without marking it, it will be voted in accordance with the Board of Directors’ recommendations. You may, of course, attend the meeting and vote in person, even if you have previously submitted a proxy

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE MINERALS TECHNOLOGIES INC. ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 13, 2015

The 2015 Proxy Statement and 2014 Annual Report to Shareholders are available at: www.proxyvote.com

MINERALS TECHNOLOGIES 2015 Proxy Statement	1

PROXY SUMMARY

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider and you should read the entire proxy statement before voting. For more complete information regarding the Company’s 2014 performance, please review the Company’s Annual Report on Form 10-K.

2015 Annual Meeting of Shareholders

Date and Time: May 13, 2015, 9:00 a.m. Place: 1 Highland Avenue, Conference Center, Bethlehem, Pennsylvania 18017 Record Date: March 24, 2015

Voting Matters and Board Recommendations

Our Board’s Recommendation
Proposal	Issue	FOR
Item 1.	Director Nomination	☑
01	Elect Robert L. Clark	☑
02	Elect John J. Carmola	☑
03	Elect Marc E. Robinson	☑
Item 2.	Ratification of Approval of Auditors for 2015 Fiscal Year	☑
Item 3.	Advisory Vote to Approve Executive Compensation	☑
Item 4.	Approval of the 2015 Stock Award and Incentive Plan	☑

2014 Highlights

●	On May 9, 2014, MTI acquired AMCOL International Corporation for $1.8 billion. The result is:

	●	A $2 billion Global Minerals-based Company

	●	World leader in Precipitated Calcium Carbonate (“PCC”) and Bentonite

	●	Demonstrated Leadership in Technology and Innovation

	●	Expanded Platform for Geographic and New Product Innovation

	●	Provides the Company with a Broader, Less Cyclical Portfolio

	●	An Acquisition that is Highly Accretive to Earnings

	●	The Potential for Significant Earnings and Cash Flow Synergies

	●	Strong Cash Flow Generation from All Businesses

In 2014, the Company delivered strong operating results.

●
The Company achieved record earnings for the fifth consecutive year with earnings of $4.00 per share compared with $2.42 per share in 2013. This represents 65% accretion with only seven full months of post-acquisition earnings. The third quarter and fourth quarter earnings in 2014 were 98% and 100% accretive, respectively.

●	Operating income of $235 million was a record with 89% growth over 2013 and operating margins expanded significantly to 13.6% of sales compared with 12.2% of sales in 2013.

●	All five business segments generated double digit operating margins.

●
At the time of the transaction, the Company expected the acquisition of AMCOL to generate $50 million in estimated synergies over the next two to three years and up to $70 million over the next five years. Since that time, we have accelerated the integration and presently expect to generate $70 million of annualized synergies by the end of 2015.

2	MINERALS TECHNOLOGIES 2015 Proxy Statement

PROXY SUMMARY

●	The integration is tracking successfully on all fronts.

●
Our cash flow for the year was very strong. Cash flow from operations was $314.1 million compared with $137.5 million in 2013. We have accelerated our debt reduction program by repaying $100 million of debt in the second half of 2014.

●	We had a record safety performance in 2014 and are approaching world class safety levels.

●
The Company continued to advance the execution of its growth strategies of geographic expansion and new product innovation and development. We began operations at one new satellite facility in China in the second quarter. In addition, we are currently constructing four additional satellite plants in China, including the recently announced 50,000 metric ton facility with Zhejiang Zhengda Paper Group Ltd that should be operational in the fourth quarter of 2015. This is our first on-site satellite plant that produces PCC for the coated packaging market. The total capacity being installed with these four new satellite plants is approximately 300,000 tons.

●
The Company continued to see progress in our major growth strategy of developing and commercializing new products in advancing our FulFill® platform of technologies of higher filler loading. In 2014, we signed 4 commercial agreements for FulFill® with a North American paper company. We presently have twenty commercial contracts for FulFill®.

●	We concluded our strategic review on the acquired businesses with focus on the following:

	●	Performance Materials, Construction Technologies and Energy Services will each focus on geographic expansion and new product development as their overarching strategies to achieve growth.

●
In our Performance Materials Metalcasting business we intend to maintain and grow with the market in North America while leveraging our strong China position to grow faster. India will also become a more significant part of Performance Materials growth strategy.

●
In January 2015, the Company announced that it entered into agreement with Glencore in South Africa, where the Company mines chromite, an iron chromium oxide, for its Performance Materials segment. Under the agreement, Glencore will supply chromite products from the Glencore-Merafe joint venture that will be exclusively distributed by the Company in certain territories, including the Americas.

●
In Fabric Care, we see significant opportunities to advance the use of our surfactants processing know how with consumer products companies producing detergents in both developed and developing regions.

		●	In Pet Care, a major thrust will be to maintain or improve our position as key supplier of the traditional clumping pet litter, and to grow lightweight pet litter, which is gaining acceptance.

●
Construction Technologies has new, differentiated product offerings, especially with its Resistex geosynthetic linings, that we will be taking to the global market quickly. These lining systems and remediation technologies offer innovative alternatives to traditional construction options. In addition, our Building Materials / Waterproofing Systems offer excellent growth potential worldwide. China will become a point of greater focus and growth for both these areas as part of Construction Technologies’ geographic expansion strategy

●
In Energy Services, we will focus on the higher return businesses of Filtration and Well Testing, and significantly reduce overheads and capital spending in the Coiled Tubing, Pipeline and Nitrogen businesses. Rapid overhead reductions along with improved operating efficiencies are key strategic imperatives of this business.

Executive Compensation Highlights

2014 marked a year of continued significant returns to our shareholders. The following illustrates the directional relationship between earnings per share and market capitalization – two key metrics of Company performance that we believe correlate to shareholder value – and the compensation of our Chairman and Chief Executive Officer over the past three years.

MINERALS TECHNOLOGIES 2015 Proxy Statement	3

PROXY SUMMARY

Earnings Per Share	Market Capitalization (in millions)	Chairman and CEO Total Compensation ($ millions)

*
Chairman and Chief Executive Officer Compensation represents compensation for Joseph C. Muscari, who resumed responsibilities as Chief Executive Officer in February 2014, as reported in the 2014 Summary Compensation Table (see page 53). Mr. Muscari previously was Chairman and Chief Executive Officer from March 2007 until March 2013, and Executive Chairman from March 2013 until February 2014. See “Compensation Discussion and Analysis – Chief Executive Officer Compensation.”

For those who wish to consider total shareholder return when evaluating executive compensation, the graphs below compare:

●	The Company’s cumulative 3-year total shareholder return on common stock with the percentage increase in compensation for Mr. Muscari.

●
The Company’s cumulative 3-year total shareholder return on common stock with the cumulative total returns of the S&P 400 and the comparator group used for the Company’s long-term incentive plan during this period (see page 49). As illustrated below, the Company’s common stock outperformed both the S&P Midcap 400 Index and the Company’s comparator group during this period.

For total shareholder return, these graphs track the performance of a $100 investment in our common stock and in each index (with the reinvestment of all dividends) from 12/31/2011 to 12/31/2014. Mr. Muscari’s compensation is indexed at 100 for 2011 and shows the relative increase for the years 2012 through 2014.

TOTAL SHAREHOLDER RETURN AND CEO COMPENSATION	3-YEAR INDEXED TOTAL SHAREHOLDER RETURN

4	MINERALS TECHNOLOGIES 2015 Proxy Statement

PROXY SUMMARY

Set forth below is the compensation for Mr. Muscari for the past three years, as determined under the Securities and Exchange Commission (“SEC”) rules A full discussion and analysis of the compensation paid to Mr. Muscari in 2014, including the relationship between Mr. Muscari’s pay and the Company’s performance, is set forth in the “Compensation Discussion and Analysis” section of this Proxy Statement, beginning on page 31.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation* ($)(3)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Joseph C. Muscari	2014	$900,000	$1,278,070	$966,283	$4,617,676	$192,726	$49,126	$8,003,881
Chairman and	2013	$900,000	$1,278,049	$935,350	$4,207,876	$108,348	$50,956	$7,480,579
Chief Executive Officer**	2012	$900,000	$1,397,767	$711,623	$3,130,740	$92,700	$837,314	$7,070,512

*		See the notes accompanying the 2014 Summary Compensation Table on page 53 for more information.

**		Mr. Muscari was Executive Chairman of the Company from March 2013 to February 2014.

Consideration of Results of 2014 Shareholder Advisory Vote

At our 2014 Annual Meeting, our shareholders approved the 2013 compensation of our named executive officers with 85% of the shares voting on the matter at the meeting voting in favor. We believe that the large margin of approval of our 2014 “Say-on-Pay” proposal resulted in large measure from the extensive shareholder engagement effort we undertook in 2012. We continued this shareholder outreach program in 2014, including contacting all of our top 41 shareholders, who at the time collectively held in excess of 80% of our stock. Specifically, we solicited our shareholders’ views on whether they considered the disclosure in our 2014 proxy statement sufficient and understandable, whether they had any concerns with our executive compensation program, especially our program’s design and the linkage between pay and performance, and whether there were any other ways we could enhance our corporate governance structure to be more effective in driving shareholder value. The shareholders that engaged with us responded positively with respect to our 2014 disclosure, to the changes we had made in 2012 and early 2013 to our executive compensation program and corporate governance, and to the linkage between pay and performance under our executive compensation program.

The following is a sampling of several of the comments we received from our shareholders through this engagement process that reflected the overall response:

I have reviewed MTX’s proxy and found it very transparent and readable. Our group has no qualms about any aspect of MTX corporate governance or executive compensation program.

We have generally been very happy with MTX as a stock and a company, and specifically regarding corporate governance and disclosures.

It’s good you are doing this....proactive and positive...this action alone speaks volumes in my book!

I think you guys are good operators, and that you are working hard to create shareholder value. So keep doing what you are doing!

We have never had a major problem with MTX, either in terms of disclosure or incentive based compensation.

I think your overall disclosure is great, especially for a company of your size.

Good executive summary, especially the business highlights section.

I like the candid summary of the company’s performance and the historical challenges it has faced.

MTX should be commended for its leading position on Sustainability. We often point to your Sustainability Report as an example other companies should follow.

MINERALS TECHNOLOGIES 2015 Proxy Statement	5

PROXY SUMMARY

As a result of the majority of shares favoring our “Say-on-Pay” proposal at our 2014 Annual Meeting, and the overwhelmingly positive feedback we received during our 2014 shareholder outreach program, we have substantially maintained our executive compensation policies. The Compensation Committee will continue to consider the views of our shareholders in connection with our executive compensation program and make improvements based upon evolving best practices, market compensation information and changing regulatory requirements.

6	MINERALS TECHNOLOGIES 2015 Proxy Statement

PROXY STATEMENT

MINERALS TECHNOLOGIES INC.
622 THIRD AVENUE
NEW YORK, NEW YORK 10017-6707

April 2, 2015

PROXY STATEMENT

This proxy statement (“Proxy Statement”) contains information related to the annual meeting of shareholders (“Annual Meeting”) of the Company, to be held at 9:00 a.m. on Wednesday, May 13, 2015, at 1 Highland Avenue, Conference Center, Bethlehem, Pennsylvania 18017.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

1.	Why am I being sent these materials?

The Company has made these materials available to you on the internet, or, upon request, has delivered printed proxy materials to you, in connection with the solicitation of proxies for use at the Annual Meeting. If a quorum does not attend or is not represented by proxy, the meeting will have to be adjourned and rescheduled.

2.	Who is asking for my proxy?

The Board of Directors asks you to submit a proxy for your shares so that even if you do not attend the meeting, your shares will be counted as present at the meeting and voted as you direct.

3.	What is the agenda for the Annual Meeting?

At the Annual Meeting, shareholders will vote on four items: (i) the election of Messrs. Robert L. Clark, John J. Carmola and Marc E. Robinson as members of the Board of Directors, (ii) the ratification of the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm, (iii) an advisory vote to approve executive compensation, and (iv) a proposal to approve the 2015 Stock Award and Incentive Plan. Also, management will make a brief presentation about the business of the Company, and representatives of KPMG will make themselves available to respond to any questions from the floor.

The Board does not know of any other business that will be presented at the Annual Meeting. The form of proxy gives the proxies discretionary authority with respect to any other matters that come before the Annual Meeting and, if such matters arise, the individuals named in the proxy will vote according to their best judgment.

MINERALS TECHNOLOGIES 2015 Proxy Statement	7

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

4.	How does the Board of Directors recommend I vote?

The Board unanimously recommends that you vote for the nominee for directors, Messrs. Robert L. Clark, John J. Carmola and Marc E. Robinson, for ratification of the appointment of KPMG to continue as our auditors, for the advisory vote approving 2014 executive compensation and for approval of the 2015 Stock Award and Incentive Plan.

5.	Who can attend the Annual Meeting?

Any shareholder of the Company, employees, and other invitees may attend the Annual Meeting.

6.	Who can vote at the Annual Meeting?

Anyone who owned shares of our common stock at the close of business on March 24, 2015 (the “Record Date”) may vote those shares at the Annual Meeting. Each share is entitled to one vote.

7.	What constitutes a quorum for the meeting?

According to the by-laws of the Company, a quorum for all meetings of shareholders consists of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote, present in person or by proxy. On the Record Date there were 34,724,614 shares of common stock issued and outstanding, so at least 17,362,308 shares must be represented at the meeting for business to be conducted.

Shares of common stock represented by a properly signed and returned proxy are treated as present at the Annual Meeting for purposes of determining a quorum, whether the proxy is marked as casting a vote or abstaining.

Shares represented by “broker non-votes” are also treated as present for purposes of determining a quorum. Broker non-votes are shares held in record name by brokers or nominees, as to which the broker or nominee (i) has not received instructions from the beneficial owner or person entitled to vote, (ii) does not have discretionary voting power under applicable New York Stock Exchange rules or the document under which it serves as broker or nominee, and (iii) has indicated on the proxy card, or otherwise notified us, that it does not have authority to vote the shares on the matter.

If a quorum does not attend or is not represented, the Annual Meeting will have to be postponed.

8.	How many votes are required for each question to pass?

The by-laws state that directors are to be elected by a plurality vote of the shares of stock present and entitled to vote, in person or by proxy. All other questions are determined by a majority of the votes cast on the question, except as otherwise provided by law or by the Certificate of Incorporation.

9.	What is the effect of abstentions and broker non-votes?

Under New York Stock Exchange Rules, the proposal to ratify the appointment of independent auditors is considered a “discretionary” item. This means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least 10 days before the date of the meeting. In contrast, the election of directors, the advisory vote to approve executive compensation, and the vote to approve the 2015 Stock Award and Incentive Plan are “non-discretionary” items. This means brokerage firms that have not received voting instructions from their clients on these proposals may not vote on them. These so-called “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the vote for Directors or the advisory vote to approve executive compensation. Similarly, abstentions will be included in the calculation of the number of votes considered to be present for purposes of determining a quorum, but will have no effect on the outcome of the vote for Directors, the ratification of the appointment of independent auditors, the advisory vote to approve executive compensation, or the vote to approve the 2015 Stock Award and Incentive Plan.

8	MINERALS TECHNOLOGIES 2015 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

10.	Who will count the votes?

A representative from Broadridge Financial Solutions, Inc. will serve as inspector of election.

11.	Who are the Company’s largest shareholders?

As of January 31, 2015, Blackrock Inc. owned 8.1%; Royce & Associates LLC owned 7.0%; Vanguard Group Inc. owned 6.2%; and T. Rowe Price Associates, Inc. owned 5.8% of the Company’s common stock. No other person owned of record, or, to our knowledge, owned beneficially, more than 5% of the Company’s common stock.

12.	How can I cast my vote?

You can vote by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail pursuant to the instructions provided on the proxy card. If you hold shares beneficially in street name, you may also vote by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail by following the voting instruction card provided to you by your broker, bank, trustee or nominee.

If you are an employee who participates in the Company’s Savings and Investment Plan (the Company’s 401(k) plan), to vote your shares in the Plan you must provide the trustee of the Plan with your voting instructions in advance of the meeting. You may do so by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail by following the voting instructions provided in the proxy card. You cannot vote your shares in person at the Annual Meeting; the trustee is the only one who can vote your shares at the Annual Meeting. The trustee will vote your shares as you instruct. If the trustee does not receive your instructions, your shares generally will be voted by the trustee in proportion to the way the other Plan participants voted. To allow sufficient time for voting by the trustee, your voting instructions must be received by 11:59 p.m. Eastern Daylight Time (EDT) on May 11, 2015.

13.	What if I submit a proxy but don’t mark it to show my preferences?

If you return a properly signed proxy without marking it, it will be voted in accordance with the Board of Directors’ recommendations on all proposals.

14.	What if I submit a proxy and then change my mind?

If you submit a proxy, you can revoke it at any time before it is voted by submitting a written revocation or a new proxy, or by voting in person at the Annual Meeting. However, if you have shares held through a brokerage firm, bank or other custodian, you can revoke an earlier proxy only by following the custodian’s procedures. Employee Savings and Investment Plan participants can notify the Plan trustee in writing that prior voting instructions are revoked or are changed.

15.	Who is paying for this solicitation of proxies?

The Company pays the cost of this solicitation. In addition to soliciting proxies through the mail using this Proxy Statement, we may solicit proxies by telephone, facsimile, electronic mail and personal contact. These solicitations will be made by our regular employees without additional compensation. We have also engaged Morrow & Co., LLC, 470 West Ave., Stamford, CT 06902 to assist in this solicitation of proxies, and we have agreed to pay that firm $5,000 for its assistance, plus expenses.

16.	Where can I learn the outcome of the vote?

The Secretary will announce the preliminary voting results at the Annual Meeting, and we will publish the final results in a current report on Form 8-K which will be filed with the Securities and Exchange Commission as soon as practicable after the Annual Meeting.

MINERALS TECHNOLOGIES 2015 Proxy Statement	9

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

Our Board of Directors (the “Board”) oversees the activities of our management in the handling of the business and affairs of our company and assures that the long-term interests of the shareholders are being served. As part of the Board’s oversight responsibility, it monitors developments in the area of corporate governance. The Board has adopted a number of policies with respect to our corporate governance, including the following: (i) a set of guidelines setting forth the operation of our Board and related governance matters, entitled “Corporate Governance Guidelines”; (ii) a code of ethics for the Company’s Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer, entitled “Code of Ethics for Senior Financial Officers”; and (iii) a code of business conduct and ethics for directors, officers and employees of the Company entitled “Summary of Policies on Business Conduct.” The Board annually reviews and amends, as appropriate, our governance policies and procedures.

The Corporate Governance Guidelines, the Code of Ethics for Senior Financial Officers and the Summary of Policies on Business Conduct are posted on our website, www.mineral-stech.com, under the links entitled “Our Company,” then “Corporate Responsibility,” and then “Policies and Charters,” and are available in print at no charge to any shareholder who requests them by writing to Secretary, Minerals Technologies Inc., 622 Third Avenue, New York, New York 10017-6707.

Meetings and Attendance

The Board met eight times in 2014. Each of the directors attended at least 75% of the meetings of the Board and committees on which he or she served in 2014. At each regular meeting of the Board, the independent (non-management) directors meet in executive session outside the presence of Mr. Muscari, the Company’s sole non-independent (management) director or any other member of management. These executive sessions, attended only by independent directors, are presided over by the chair of the committee that has primary responsibility for the principal matter to be discussed. If no specific topic is proposed for the executive session, then the position of presiding director rotates among the chairs of the Audit, Compensation, and Corporate Governance and Nominating committees.

Under our Corporate Governance Guidelines, all members of the Board are expected to attend the Annual Meeting of Shareholders. All of the members of the Board attended last year’s Annual Meeting of Shareholders.

Director Independence

The Board has adopted the following categorical standards to guide it in determining whether a member of the Board can be considered “independent” for purposes of Section 303A of the Listed Company Manual of the New York Stock Exchange: A director will not be independent if, within the preceding three years:

●	the director was employed by the Company, or an immediate family member of the director was employed by the Company, as an executive officer;

●
the director or an immediate family member of the director received more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pensions or other forms of direct compensation for prior service (provided such compensation is not contingent in any way on continued service);

●
the director was employed by or affiliated with the Company’s independent registered public accounting firm or an immediate family member of the director was employed by or affiliated with the Company’s independent registered public accounting firm in a professional capacity;

●	the director or an immediate family member was employed as an executive officer of another company where any of the Company’s present executives served on that company’s compensation committee; and

10	MINERALS TECHNOLOGIES 2015 Proxy Statement

CORPORATE GOVERNANCE

●
the director was an executive officer or an employee, or had an immediate family member who was an executive officer, of a company that made payments to, or received payments from, the Company for goods or services in an amount which, in any single fiscal year, exceeded the greater of $1,000,000 or 2% of the other company’s consolidated gross revenues.

In the case of each director who qualifies as independent, the Board is aware of no relationships between the director and the Company and its senior management, other than the director’s membership on the Board of the Company and on committees of the Board. As a result of its application of the categorical standards and the absence of other relationships, the Board has affirmatively determined (with each member abstaining from consideration of his or her own independence) that none of the non-employee members of the Board violates the categorical standards or otherwise has a relationship with the Company and, therefore, each is independent. Specifically, the Board has affirmatively determined that Mr. Joseph C. Breunig, Mr. John J. Carmola, Dr. Robert L. Clark, Mr. Duane R. Dunham, Mr. Marc E. Robinson, Ms. Barbara R. Smith and Mr. Donald C. Winter, comprising all of the non-employee directors, are independent.

Board Leadership Structure

The Board is led by Chairman of the Board, Joseph C. Muscari and is also comprised of seven additional active, independent directors. Mr. Muscari also serves as our Chief Executive Officer. The Company believes that Mr. Muscari possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its businesses and is thus best positioned to ensure that the Board’s time and attention are focused on the most critical matters facing the Company. Mr. Muscari’s combined role also ensures clear accountability and enhances the Company’s ability to communicate its message and strategy clearly and consistently.

In practice, the Board has operated cooperatively. Mr. Muscari develops Board agendas in consultation with other Board members. Other directors can request an item be added to the agenda and have done so in the past. In addition, Mr. Muscari may meet as needed with the independent chairs of the Board Committees prior to Board meetings. This approach provides for broader leadership of the Board.

Based on the current size of the Board and the Company, the Board has determined that a Lead Independent Director is not necessary. The Board expects the independent directors to work collaboratively to discharge their Board responsibilities, including in determining items to be raised in the executive session meetings of independent directors, and directors responsible for presiding over such meetings. The Company believes that this approach effectively encourages full participation by all Board members in relevant matters, while avoiding unnecessary hierarchy. It provides a well-functioning and effective balance between strong Company leadership and appropriate safeguards and oversight by independent directors. The Board believes that additional structure or formalities would not enhance the substantive corporate governance process and could restrict the access of individual Board members to management.

While the Corporate Governance Guidelines currently provide for the foregoing leadership structure, the Board reserves the right to adopt a different policy should circumstances change.

Board Size and Committees

It is the policy of the Company that the number of Directors should not exceed a number that can function efficiently as a body. The Board currently consists of eight members, seven of whom have been affirmatively determined to be independent. The Board currently has the following Committees: Audit, Compensation, and Corporate Governance and Nominating. Each Committee consists entirely of independent, non-employee directors. The responsibilities of such Committees are more fully discussed below under “Committees of the Board.” The Corporate Governance and Nominating Committee considers and makes recommendations to the Board concerning the appropriate size and needs of the Board and its Committees.

MINERALS TECHNOLOGIES 2015 Proxy Statement	11

CORPORATE GOVERNANCE

Identification and Evaluation of Directors

The Corporate Governance and Nominating Committee is charged with seeking individuals qualified to become directors and recommending candidates for all directorships to the full Board. The Committee considers director candidates to fill new positions created by expansion and vacancies that occur by resignation, by retirement or for any other reason.

While the Board has not established any minimum set of qualifications for membership on the Board, candidates are selected for, among other things, their integrity, independence, diversity, range of experience, leadership, the ability to exercise sound judgment, the needs of the Company and the range of talent and experience already represented on the Board. See “—Director Qualifications and Diversity Considerations” below for detailed information concerning directors’ qualifications. The Committee considers director candidates suggested by members of the Committee, other directors, senior management and shareholders. The Committee has the authority to use outside search consultants at its discretion. Final approval of a candidate is determined by the full Board.

Shareholders wishing to recommend a director candidate to the Committee for its consideration should write to the Committee, in care of Secretary, Minerals Technologies Inc., 622 Third Avenue, New York, New York 10017-6707. To receive meaningful consideration, a recommendation should include the candidate’s name, biographical data, and a description of his or her qualifications in light of the criteria discussed below. Recommendations by shareholders that are made in accordance with these procedures will receive the same consideration by the Committee as other suggested nominees. Shareholders wishing to nominate a director directly at a meeting of shareholders should follow the procedures set forth in the Company’s by-laws and described under “—Shareholder Proposals and Nominations,” below.

Director Qualifications and Diversity Considerations

Directors are responsible for overseeing the Company’s business and affairs consistent with their fiduciary duty to shareholders. This significant responsibility requires highly-skilled individuals with various qualities, attributes, skills and experiences. The Board and Corporate Governance and Nominating Committee require that each director be a recognized person of high integrity with a proven record of success in his or her field. Members of the Board should have a background and experience in areas important to the operations and strategy of the Company. Experience in technology, finance, manufacturing, marketing and the key global markets of the Company are among the most significant qualifications of a director. It is expected that candidates will have an appreciation of the responsibilities of a director of a company whose shares are listed on a national securities exchange. The Board and Committee also take into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

The Board does not have a specific diversity policy, but believes that the composition of the Board should reflect sensitivity to the need for diversity as to geography, gender, ethnic background, profession, skills and business experience. The Committee considers the need for diversity on the Board as an important factor when identifying and evaluating potential director candidates. However, the Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective director candidates. The Board believes that its members provide a significant composite mix of experience, knowledge and abilities that contribute to a more effective decision-making process and allow the Board to effectively fulfill its responsibilities.

Set forth below is a summary of the specific qualifications, attributes, skills and experience of our directors:

Joseph C. Breunig

●
Industry and Technology Experience—Vice President, Chemicals at Axiall Corporation and Former Executive Vice President and Chief Operating Officer at BASF Corporation, the world’s leading chemical company.

●	Operational Experience—Extensive experience in engineering, management, marketing and operations.

John J. Carmola

●	Relevant President Experience—Former Segment President at Goodrich Corporation and former President, Aerospace Customers and Business Development of United Technologies.

●	Operational and Engineering Experience—Extensive experience in engineering, management, product delivery and operations.

12	MINERALS TECHNOLOGIES 2015 Proxy Statement

CORPORATE GOVERNANCE

Robert L. Clark

●	Industry and Technology Experience—Extensive academic experience in the materials science field at the University of Rochester and Duke University.

●
Research and Development Expertise—Extensive research and development experience through various roles, including his current position as Senior Vice President for Research, University of Rochester, and formerly Senior Associate Dean for Research, Pratt School of Engineering, Duke University and Vice President and Senior Research Scientist for Adaptive Technologies Incorporated.

●	Intellectual Property Management Experience—Founder of the intellectual property company SparkIP.

●	Process Manufacturing Expertise—Holds a Ph.D. in Mechanical Engineering from Virginia Polytechnic Institute and State University and research in this field.

●	Government Contracting Expertise—Headed numerous research programs funded by government agencies, including the National Aeronautics and Space Administration and the National Science Foundation.

Duane R. Dunham

●	Relevant Chief Executive Officer/President Experience—Former Chairman and Chief Executive Officer of Bethlehem Steel Corporation.

●	Industry and Technology Experience—Extensive experience in the steel industry, one of the Company’s most important market areas.

●	Board Experience—Prior service on the Company’s Board, as well as on the board of Bethlehem Steel Corporation.

●
Operational Experience—Experience in manufacturing, management and operations, mining operations and reserves, marketing, labor relations, environmental, health and safety oversight, compensation, and human resources oversight with Bethlehem Steel Corporation.

Joseph C. Muscari

●	Relevant Chief Executive Officer/President Experience—Executive Chairman of the Company and Chief Executive Officer of the Company since 2007.

●	High Level of Financial Literacy—Extensive financial oversight experience in senior management roles with the Company and Alcoa Inc.

●	Industry and Technology Experience—Extensive experience in the manufacturing field.

●	Board Experience—Prior service on the Company’s Board, as well as on the boards of EnerSys and Dana Holding Corporation.

●	Extensive International Experience—Experience from leadership positions with several international divisions of Alcoa, covering Asia, Latin America and Europe.

Marc E. Robinson

●	High Level of Financial Literacy—Extensive experience in managing global and regional business units for Johnson & Johnson, Pfizer Inc, and Warner-Lambert Company.

●
Industry and Technology Experience—Extensive strategic and operational experience in the consumer health care industry, with special focus in marketing, sales, research and development, finance, and human resources at Johnson & Johnson, Pfizer Inc, and Warner-Lambert Company.

●	Operational Experience—Extensive experience in innovation, human capital development, mergers and acquisitions, licensing, and global marketing.

●	Global Expertise—Extensive global experience managing large multi-functional businesses in emerging and developed markets in North America, Europe, Pacific, Asia, and Latin America.

Barbara R. Smith

●
High Level of Financial Literacy—Extensive financial oversight experience in senior management roles with Commercial Metals Company, Gerdau Ameristeel and FARO Technologies Inc., plus over 20 years’ experience in a variety of financial leadership positions with Alcoa Inc.

●
Industry and Technology Experience—Extensive experience in the steel industry, one of the Company’s most important markets, as well as in the areas of aerospace, automotive and commercial transportation, much of which are cyclical, commodity-based markets like the Company’s.

●	Operational Experience—Experience in manufacturing, mergers and acquisitions, capital markets, and joint ventures.

●	International Experience—Experience from leadership positions in international organizations with Commercial Metals Company, Gerdau Ameristeel, FARO Technologies and Alcoa.

Donald C. Winter

●	Industry and Technology Experience—Extensive experience in the aerospace and defense industry as a systems engineer, program manager and corporate executive.

MINERALS TECHNOLOGIES 2015 Proxy Statement	13

CORPORATE GOVERNANCE

●	Engineering Expertise—Holds a doctorate in physics from the University of Michigan and elected as a member of the National Academy of Engineering.

●
Operational and International Experience—President and CEO of TRW Systems (later Northrop Grumman Mission Systems) from 2010 to 2012, a business engaged in systems engineering, information technology and services addressing defense, intelligence, civil and commercial markets, with operations throughout the U.S., U.K., Northern and Eastern Europe, the Middle East and the Pacific Rim.

●	Governmental Experience—Served as 74th Secretary of the Navy, where he led America’s Navy and Marine Corps Team, from January 2006 to March 2009.

Board and Committee Self-Evaluation

The members of the Board and each Committee are required to conduct a self-evaluation of their performance. The evaluation process is organized by the Corporate Governance and Nominating Committee, occurs at least annually, and is re-evaluated each year to ensure it complies with current best practices. The evaluation is part of a detailed review of directors’ qualifications for renomination.

Term Limits

The Board does not endorse arbitrary term limits on directors’ service. However, it is the policy of the Company that each director shall submit his or her resignation from the Board not later than the date of his or her 72nd birthday. The Board will then determine whether to accept such resignation. The Board self-evaluation process is an important determinant for continuing service.

Director Stock Ownership Requirements

The Board updated its director stock ownership guidelines in 2012. Under the Company’s Corporate Governance Guidelines, each director is now required to own by the end of the first 36 months of service as a director and maintain throughout their service as a director:

●	At least 400 shares of the Company’s common stock outright (excluding any stock units awarded by the Company and any unexercised stock options); and

●
a number of shares equal to five times the then current annual cash retainer for directors (inclusive of any stock units, restricted stock or similar awards by the Company in connection with service as an employee or Director, and, if applicable, shares purchased with amounts invested in the MTI retirement plans, but excluding any unexercised stock options).

As of March 10, 2015, all of the Company’s directors who had served the 36 months for this requirement to apply met the requirement.

The Board’s Role in Risk Oversight

The Board has responsibility for risk oversight, including understanding critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, and seeing that such risk management processes are functioning adequately. It is management’s responsibility to manage risk and bring to the Board’s attention the most material risks to the Company. The Company’s management has several layers of risk oversight, including through the Company’s Strategic Risk Management Committee and Operating Risk Management Committee. Management communicates routinely with the Board, Board Committees and individual directors on the significant risks identified and how they are being managed, including reports by the Strategic Risk Management Committee to the Board that are at least annual.

14	MINERALS TECHNOLOGIES 2015 Proxy Statement

CORPORATE GOVERNANCE

The Board implements its risk oversight function both as a whole and through Committees, which regularly provides reports regarding their activities to the Board. In accordance with New York Stock Exchange requirements, the Audit Committee regularly reviews the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, and assists in identifying, evaluating and implementing risk management controls and methodologies to address identified risks. The Governance Committee reviews the risks associated with the Company’s governance practices, such as any lack of independence of directors. The Compensation Committee considers risks related to the attraction and retention of personnel and risks relating to the design of compensation programs and arrangements applicable to both employees and executive officers, including the Company’s annual incentive and long-term incentive programs. We have concluded that the Company’s compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company.

The Board’s Role in Succession Planning

The Board regularly reviews plans for succession to the position of Chief Executive Officer as well as certain other senior management positions. To assist the Board, the Chief Executive Officer annually provides the Board with an assessment of senior managers and of their potential to succeed him or her. The Chief Executive Officer also provides the Board with an assessment of persons considered potential successors to certain senior management positions.

Shareholder Proposals and Nominations

The Company’s by-laws describe the procedures that a shareholder must follow to nominate a candidate for director or to introduce an item of business at a meeting of shareholders. These procedures provide that nominations for directors and items of business to be introduced at an annual meeting of shareholders must be submitted in writing to the Secretary of Minerals Technologies Inc. at 622 Third Avenue, New York, New York 10017-6707. If intended to be considered at an annual meeting, the nomination or proposed item of business must be received not less than 70 days nor more than 90 days in advance of the first anniversary of the previous year’s annual meeting. Therefore, for purposes of the 2016 annual meeting, any nomination or proposal must be received between February 13 and March 4, 2016. With respect to any other meeting of shareholders, the nomination or item of business must be received not later than the close of business on the tenth day following the date of our public announcement of the date of the meeting. Under the rules of the Securities and Exchange Commission (“SEC”), if a shareholder proposal intended to be presented at the 2016 annual meeting is to be included in the proxy statement and form of proxy relating to that meeting, we must receive the proposal at the address above no later than 120 days before the anniversary of the mailing date of the Company’s proxy statement in connection with the 2015 annual meeting. Therefore, for purposes of the 2016 annual meeting, any such proposal must be received no later than December 4, 2015.

The nomination or item of business must contain:

●	The name and address of the shareholder giving notice, as they appear in our books (and of the beneficial owner, if other than the shareholder, on whose behalf the proposal is made);

●
the class and number of shares of stock owned of record or beneficially by the shareholder giving notice (and by the beneficial owner, if other than the shareholder, on whose behalf the proposal is made);

●	a representation that the shareholder is a holder of record of stock entitled to vote at the meeting, and intends to appear at the meeting in person or by proxy to make the proposal; and

●
a representation whether the shareholder (or beneficial owner, if any) intends, or is part of a group which intends, to deliver a proxy statement and form of proxy to holders of at least the percentage of outstanding stock required to elect the nominee or approve the proposal and/or otherwise solicit proxies from shareholders in support of the nomination or proposal.

Any notice regarding the introduction of an item of business at a meeting of shareholders must also include:

●	A brief description of the business desired to be brought before the meeting;

●	the reason for conducting the business at the meeting;

●	any material interest in the item of business of the shareholder giving notice (and of the beneficial owner, if other than the shareholder, on whose behalf the proposal is made); and

●	if the business includes a proposal to amend the bylaws, the language of the proposed amendment.

Any nomination of a candidate for director must also include:

●	A signed consent of the nominee to serve as a director, if elected;

MINERALS TECHNOLOGIES 2015 Proxy Statement	15

CORPORATE GOVERNANCE

●	the name, age, business address, residential address and principal occupation or employment of the nominee;

●	the number of shares of the Company’s common stock beneficially owned by the nominee; and

●	any additional information that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of that nominee as a director.

Communications with Directors

Shareholders and any other interested parties may communicate by e-mail with the independent members of the Board at the following address: independent.directors@mineral-stech.com. The independent members of the Board have access to all messages sent to this address; the messages are monitored by the office of the General Counsel of the Company. No message sent to this address will be deleted without the approval of the chair of the committee of the Board with primary responsibility for the principal subject matter of the message.

16	MINERALS TECHNOLOGIES 2015 Proxy Statement

COMMITTEES OF THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has established and approved formal written charters for an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee. The full texts of the charters of these three committees are available on our website, www.mineral-stech.com, by clicking on “Our Company,” then “Corporate Responsibility,” and then “Policies and Charters.” The charters are also available in print at no charge to any shareholder who requests them by writing to Secretary, Minerals Technologies Inc., 622 Third Avenue, New York, New York 10017-6707.

The Audit Committee

The Audit Committee currently consists of Ms. Smith (Chair), Mr. Breunig, Mr. Carmola, Mr. Robinson and Mr. Winter, none of whom is an employee of the Company. The Board has determined that each member of the Audit Committee is independent and financially literate in accordance with the rules of the New York Stock Exchange, as well as being independent under the rules of the SEC. The Board has also determined that Ms. Smith, Chair of the Audit Committee, is an “audit committee financial expert” for purposes of Section 407 of the Sarbanes-Oxley Act of 2002 and has “financial expertise” for purposes of the rules of the New York Stock Exchange. The Audit Committee met seven times in 2014.

The primary duties of the Audit Committee are:

●
To assist the Board in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company’s independent registered public accounting firm, and (iv) the performance of the Company’s internal audit function and independent registered public accounting firm;

●
to appoint, compensate, and oversee the work of the independent registered public accounting firm employed by the Company (including resolution of disagreements between management and the auditors concerning financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent registered public accounting firm shall report directly to the Committee;

●	to prepare the report of the Committee required by the rules of the SEC to be included in the Company’s annual proxy statement; and

●
to discuss the Company’s policies with respect to risk assessment and risk management, in executive sessions and with management, the internal auditors and the independent auditor, in particular with respect to the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

In addition to its regularly scheduled meetings, the Audit Committee is available either as a group or individually to discuss any matters that might affect the financial statements, internal controls or other financial aspects of the operations of the Company. The Chair of the Audit Committee may be reached at the following e-mail address: audit.chair@mineralstech.com.

The Compensation Committee

The Compensation Committee currently consists of Mr. Dunham (Chair), Mr. Carmola, Dr. Clark and Ms. Smith, none of whom is an employee of the Company. The Board has determined that each of the members of the Compensation Committee is independent in accordance with the rules of the New York Stock Exchange. The Compensation Committee met four times in 2014.

The primary duties of the Compensation Committee are:

●	To participate in the development of our compensation and benefits policies;

●	to establish, and from time to time vary, the salaries and other compensation of the Company’s Chief Executive Officer and other elected officers;

●
to review the Company’s incentive structure to avoid encouraging excessive risk-taking through financial incentives as well as the relationship between compensation and the Company’s risk management policies and practices; and

●	to participate in top-level management succession planning.

MINERALS TECHNOLOGIES 2015 Proxy Statement	17

COMMITTEES OF THE BOARD OF DIRECTORS

See “Compensation Discussion and Analysis” and “Report of the Compensation Committee” below for further discussion of the Compensation Committee’s activities in 2014.

The Chair of the Compensation Committee may be reached at the following e-mail address: compensation.chair@miner-alstech.com.

Compensation Committee Interlocks and Insider Participation

There were no Compensation Committee interlocks or insider (employee) participation during 2014.

The Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee currently consists of Dr. Clark (Chair), Mr. Breunig, Mr. Dunham, Mr. Robinson and Mr. Winter, none of whom is an employee of the Company. The Board has determined that each of the members of the Corporate Governance and Nominating Committee is independent in accordance with the rules of the New York Stock Exchange. The Corporate Governance and Nominating Committee met four times in 2014.

The primary duties of the Corporate Governance and Nominating Committee are:

●
The identification of individuals qualified to become Board members and the recommendation to the Board of nominees for election to the Board at the next annual meeting of shareholders or whenever a vacancy shall occur on the Board;

●	the establishment and operation of committees of the Board;

●	the development and recommendation to the Board of corporate governance principles applicable to the Company; and

●	the oversight of an annual review of the Board’s performance.

The Corporate Governance and Nominating Committee is charged with recommending candidates for all directorships to the full Board. The Corporate Governance and Nominating Committee monitors the composition of the Board to assure that it contains a reasonable balance of professional interests, business experience, financial experience, and independent directors. If the Committee determines that it is in the best interests of the Company to add new Board members, it will identify and evaluate candidates as discussed in more detail above under “Corporate Governance—Identification and Evaluation of Directors.” Candidates are considered by the Committee in light of the qualifications for directors set forth above under “Corporate Governance—Director Qualifications and Diversity Considerations.”

See “Report of the Corporate Governance and Nominating Committee,” below, for further discussion of the Corporate Governance and Nominating Committee’s activities in 2014. The Chair of the Corporate Governance and Nominating Committee may be reached at the following e-mail address: governance.chair@mineralstech.com.

18	MINERALS TECHNOLOGIES 2015 Proxy Statement

REPORT OF THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

REPORT OF THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

This report is an annual voluntary governance practice that highlights the Corporate Governance and Nominating Committee’s activities during 2014.

Governance Initiative. The Committee continued to spend considerable time reviewing and monitoring governance developments in 2014. The Committee reviewed the Company’s policies on corporate governance, including the Corporate Governance Guidelines and the Company’s Code of Business Conduct and Ethics, and charter of the Board’s committees, including the charter of the Corporate Governance and Nominating Committee, to ensure compliance with all regulatory requirements. Revisions to these policies and other measures were taken to ensure that the Company’s corporate governance practices meet applicable legal and regulatory requirements and emerging best governance practices and that the governance practices of the Board are transparent to shareholders and other interested parties. A substantial amount of time continued to be devoted to analyzing and understanding the advisory vote to approve executive compensation (“say-on-pay”) requirement, other results from the Company’s annual meeting of shareholders, the Company’s outreach to shareholders, and specific feedback from shareholders. The Committee reviewed the reports and analyses of various proxy advisory services regarding areas of possible improvement in corporate governance practices as well as the changes in the proxy advisory services’ policies and procedures. The Committee also continued to review the legal environment.

Director Qualifications. As part of its annual assessment process, the Committee reviewed and updated its assessment of the skills, experiences and competencies that the Board as a whole should possess in light of the Company’s acquisition of AMCOL International. In connection, the Committee evaluated the skills, experiences and competencies of each member of the Board based on their respective expertise, background and industry experience. This evaluation was then reviewed and discussed by the entire Board. It was determined by the Board that the Company’s and shareholders’ interests are well represented based on the results of this evaluation. The material qualifications, attributes, skills and experiences of each of the Company’s directors are set forth above under “Corporate Governance—Director Qualifications and Diversity Considerations.”

Annual Performance Assessment. The Committee reviewed the Board’s current evaluation process and continued to update the evaluation tools to incorporate the best practices. As in 2013, the Board’s annual evaluation of the effectiveness and contributions of the Board was conducted via an electronic Board Self Assessment Survey.

Director Search. The Committee continued to conduct a review of then-current Board members to determine the adequacy of succession plans for Board members. In 2014, the Committee conducted a recruitment process following the retirement of a board member, and as a result the Committee recruited and the Board elected Mr. Breunig as a director in November 2014. These efforts were made in accordance with the process set forth in the section “Corporate Governance—Identification and Evaluation of Directors” and given the considerations set forth above under “Corporate Governance—Director Qualifications and Diversity Considerations.” The Committee also discussed the Committee assignments of new directors.

Continuing Education for Directors. The Committee reviewed and updated the orientation initiatives for new directors and the ongoing education programs.

Operational Excellence. In connection with the Company’s ongoing Operational Excellence program, Mr. Dunham participated in the committee evaluating candidates for the 2014 Chairman’s Operational Excellence Award. First instituted in 2008, the Award recognizes those units of the company that have significantly advanced the deployment of Operational Excellence.

Sustainability Report. The Committee also reviews and comments on the Company’s annual Corporate Responsibility & Sustainability Report.

Robert L. Clark, Chair
Joseph C. Breunig
Duane R. Dunham
Marc E. Robinson
Donald C. Winter

MINERALS TECHNOLOGIES 2015 Proxy Statement	19

EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

Set forth below are the names and ages of all executive officers of the Company indicating all positions and offices with the Company held by each such person, and each such person’s principal occupations or employment during the past five years.

Name	Age	Position
Joseph C. Muscari	68	Chairman and Chief Executive Officer
Patrick E. Carpenter	52	Vice President and Managing Director, Construction Technologies
Gary L. Castagna	53	Senior Vice President and Managing Director, Performance Materials
Michael A. Cipolla	57	Vice President, Corporate Controller and Chief Accounting Officer
Douglas T. Dietrich	46	Senior Vice President, Finance and Treasury, Chief Financial Officer
Jonathan J. Hastings	52	Senior Vice President, Corporate Development
Michael R. Johnson	56	Vice President and Managing Director, Energy Services
Douglas W. Mayger	57	Senior Vice President, Performance Minerals and MTI Supply Chain
Thomas J. Meek	58	Senior Vice President, General Counsel, Human Resources, Secretary and Chief Compliance Officer
D.J. Monagle, III	52	Senior Vice President, Chief Operating Officer – Specialty Minerals Inc. and Minteq Group
Johannes C. Schut	50	Vice President and Managing Director, Minteq International

●
Joseph C. Muscari was elected Chairman and Chief Executive Officer effective February 27, 2014, having served previously in the same position from March 2007 to March 2013 and as Executive Chairman from March 2013 to February 2014. Prior to that, he was Executive Vice President and Chief Financial Officer of Alcoa Inc. He has served as a member of the Board of Directors since 2005.

●
Patrick E. Carpenter was elected Vice President and Managing Director, Construction Technologies in June 2014. Prior to that, he was the Vice President of AMCOL International Corporation (AMCOL) and President of Construction Technologies segment since January 2012. Prior to that, he was the Vice President of Business Development of Colloid Environmental Technologies Company from January 2010 through December 2011, and its Vice President of Construction Materials from January 2007 through December 2009.

●
Gary L. Castagna was elected Senior Vice President and Managing Director, Performance Materials in June 2014. Prior to that, he was Executive Vice President of AMCOL and President of Performance Materials segment since May 2008. Prior to that, he had been the Senior Vice President, Chief Financial Officer and Treasurer of AMCOL since February 2001 and a consultant to AMCOL since June 2000. Prior to that, he was the Vice President of AMCOL and President of Chemdal International Corporation (former subsidiary of AMCOL) since August 1997.

●
Michael A. Cipolla was elected Vice President, Corporate Controller and Chief Accounting Officer in July 2003. Prior to that, he served as Corporate Controller and Chief Accounting Officer of the Company since 1998. From 1992 to 1998 he served as Assistant Corporate Controller.

●
Douglas T. Dietrich was elected Senior Vice President, Finance and Treasury, Chief Financial Officer effective January 1, 2011. Prior to that, he was appointed Vice President, Corporate Development and Treasury effective August 2007. He had been Vice President, Alcoa Wheel Products since 2006 and President, Alcoa Latin America Extrusions and Global Rod and Bar Products since 2002.

●
Jonathan J. Hastings was elected Senior Vice President, Corporate Development effective September 2012. Before that, he was Vice President, Corporate Development. Prior to that, he was Senior Director of Strategy and New Business Development - Coatings, Global at The Dow Chemical Company. Prior to that he held positions of increasing responsibility at Rohm and Haas, including Vice President & General Manager - Packaging and Building Materials - Europe.

●
Michael R. Johnson was elected Vice President and Managing Director, Energy Services in June 2014. Prior to that, he was the Senior Vice President of AMCOL since January 2010; President of the Energy Services segment since 2003. Prior to that, he was the Vice President of CETCO Oilfield Services since 2000.

●
Douglas W. Mayger was elected Senior Vice President, Performance Minerals and Supply Chain in June 2012. Prior to that, he was Vice President and Managing Director, Performance Minerals, which encompasses the Processed Minerals product line and the Specialty PCC product line. Prior to that, he was General Manager - Carbonates West, Performance Minerals and Business Manager - Western Region. Before joining the Company as plant manager in Lucerne Valley in 2002, he served as Vice President of Operations for Aggregate Industries.

20	MINERALS TECHNOLOGIES 2015 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

●
Thomas J. Meek was elected Senior Vice President, General Counsel and Secretary, Chief Compliance Officer in October 2012. In December 2011, he was given the additional responsibility for Human Resources. Prior to that, he was Vice President, General Counsel and Secretary of the Company effective September 1, 2009. Prior to that, he served as Deputy General Counsel at Alcoa. Before joining Alcoa in 1999, Mr. Meek worked with Koch Industries, Inc. of Wichita, Kansas, where he held numerous supervisory positions. His last position there was Interim General Counsel. From 1985 to 1990, Mr. Meek was an Associate/Partner in the Wichita, Kansas law firm of McDonald, Tinker, Skaer, Quinn & Herrington, P.A.

●
D.J. Monagle III was elected Senior Vice President, Chief Operating Officer – Specialty Minerals Inc. and Minteq Group effective February 27, 2014. Prior to that, he was Senior Vice President and Managing Director, Paper PCC, effective October 2008. In November 2007, he was appointed Vice President and Managing Director - Performance Minerals. He joined the Company in January of 2003 and held positions of increasing responsibility including Vice President, Americas, Paper PCC and Global Marketing Director, Paper PCC. Before joining the Company, Mr. Monagle worked for the Paper Technology Group at Hercules between 1990 and 2003, where he held sales and marketing positions of increasing responsibility. Between 1985 and 1990, he served as an aviation officer in the U.S. Army’s 11th Armored Cavalry Regiment, leaving the service as a troop commander with a rank of Captain.

●
Johannes C. Schut was elected Vice President and Managing Director, Minteq International, in March 2012. He joined the Company in 2004 as Director of Finance - Europe. In 2006, he was named Vice President, Minteq - Europe, including Middle East and India. Before joining Minerals Technologies Inc., Mr. Schut held positions of increasing responsibility with Royal Phillips Electronics and Royal FrieslandCampina - DMV International.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Approval of Related Party Transactions

The Company recognizes that related party transactions can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the Company’s best interests and those of our shareholders. Therefore, our Board has adopted a formal, written policy with respect to related party transactions.

For the purpose of the policy, a “related party transaction” is a transaction in which the Company participates and in which any related party has a direct or indirect material interest, other than (1) transactions available to all employees or customers generally or (2) transactions involving less than $120,000 when aggregated with all similar transactions during the course of the fiscal year.

Under the policy, a related party transaction may be entered into only (i) if the Corporate Governance and Nominating Committee approves or ratifies such transaction and if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party, or (ii) if the transaction has been approved by the disinterested members of the Board. Related party transactions may be approved or ratified only if the Corporate Governance and Nominating Committee or the disinterested members of the Board determine that, under all of the circumstances, the transaction is in the best interests of the Company.

MINERALS TECHNOLOGIES 2015 Proxy Statement	21

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

2014 Related Party Transactions

Ms. Smith, a director of the Company, has been Senior Vice President and Chief Financial Officer of Commercial Metals Company since 2011. The Company had a purchase and sales relationship with certain units of Commercial Metals Company that predated Ms. Smith’s appointment to the Company’s Board of Directors and her employment with Commercial Metals Company. The Company continued in 2014 to purchase from and sell to Commercial Metals Company certain products, including magnesium oxide. This ongoing relationship was reviewed by the Corporate Governance and Nominating Committee under the Company’s related party transaction policy and it was determined that Ms. Smith does not have a direct or indirect material interest in such sales because the annual sales to, or purchases from, the Company are less than 1% of the consolidated gross revenues of each of the Company and Commercial Metals Company and such purchases and sales were made in the ordinary course of business of each company.

Mr. Breunig, a director of the Company, has been Executive Vice President of Axiall Corporation since 2010. The Company has a sales relationship with Axiall that predated Mr. Bruenig’s appointment to the Company’s Board of Directors. The Company continued in 2014 to sell precipitated calcium carbonate (PCC) and talc products to Axiall. This ongoing relationship was reviewed by the Corporate Governance and Nominating Committee under the Company’s related party transaction policy and it was determined that Mr. Breunig does not have a direct or indirect material interest in such sales because the annual sales to Axiall are less than 1% of the consolidated gross revenues of each of the Company and Axiall and such sales were made in the ordinary course of business of each company.

22	MINERALS TECHNOLOGIES 2015 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the ownership of Company common stock, as of January 31, 2015, by (i) each shareholder known to the Company that beneficially owned more than 5% of Company common stock, (ii) each director and nominee, (iii) each of the named executive officers, and (iv) all directors and executive officers as a group.

					Number of
		Amount and			Share
		Nature of			Equivalent
	Name and Address of	Beneficial		Percent of	Units
Title of Class	Beneficial Owner(a)	Ownership(b)		Class	Owned(c)
Common	Blackrock, Inc. 40 East 52nd Street New York, NY 10022	2,819,255	(d)	8.1%	—
	Royce & Associates LLC 745 Fifth Avenue New York, NY 10151	2,430,657	(e)	7.0%	—
	Vanguard Group Inc. 100 Vanguard Blvd. Malvern, PA 19355	2,135,811	(f)	6.2%	—
	T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	2,013,500	(g)	5.8%
	J.C. Muscari	537,706	(h)	1.5%	17,522
	D.T. Dietrich	116,208	(i)	*	2,282
	D.J. Monagle	157,053	(j)	*	2,561
	G.L. Castagna	30		*	0
	T.J. Meek	105,709	(k)	*	4,704
	R.S. Wetherbee	0		*	0
	J.C. Breunig	0		*	0
	J.J. Carmola	400		*	2,037
	R.L. Clark	400		*	10,034
	D.R. Dunham	1,200		*	21,973
	M.E. Robinson	404		*	5,110
	B.R. Smith	400		*	7,992
	D.C. Winter	400		*	2,610
	Directors and Officers as a group (20 individuals)	1,118,809	(l)	3.2%	85,146

*	Less than 1%.
(a)	The address of each director and officer is c/o Minerals Technologies Inc., 622 Third Avenue, New York, New York 10017-6707.
(b)	Sole voting and investment power, except as otherwise indicated. Does not include “Share Equivalent Units.”
(c)
“Share Equivalent Units,” which entitle the officer or director to a cash benefit equal to the number of units in his or her account multiplied by the closing price of our common stock on the business day prior to the date of payment, have been credited to Messrs. Muscari, Dietrich, Monagle, Castagna, Meek and Wetherbee under the Nonfunded Deferred Compensation and Supplemental Savings Plan; and to Mr. Breunig, Mr. Carmola, Dr. Clark, Messrs. Dunham, Muscari, Robinson and Ms. Smith under the Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors. (See “Director Compensation” below.)

(d)
Based on a statement on Schedule 13G/A filed on January 23, 2015 with the SEC on behalf of Blackrock, Inc. According to Blackrock Inc.’s Schedule 13G/A, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the Company’s common stock, but no such person’s interest in the Company’s common stock is more than 5% of the Company’s aggregate outstanding shares of common stock.

(e)	Based on a statement on Schedule 13G/A filed on January 15, 2015 with the SEC on behalf of investment adviser Royce & Associates LLC.
(f)	Based on a statement on Schedule 13G/A filed on February 11, 2015 with the SEC on behalf of investment adviser Vanguard Group Inc.
(g)	Based on a statement on Schedule 13G filed on February 12, 2015 with the SEC on behalf of investment adviser T. Rowe Price Associates, Inc.
(h)
1,600 of these shares are held by Mr. Muscari and his wife as joint tenants, and Mr. Muscari has shared investment and voting power with respect to these shares. 235,670 of these shares are subject to options which are exercisable currently or within 60 days.

(i)	78,108 of these shares are subject to options which are exercisable currently or within 60 days.
(j)	110,124 of these shares are subject to options which are exercisable currently or within 60 days.
(k)	77,764 of these shares are subject to options which are exercisable currently or within 60 days.
(l)	611,960 of these shares are subjection to options which are exercisable currently or within 60 days.

MINERALS TECHNOLOGIES 2015 Proxy Statement	23

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and any persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Based solely on a review of our records and of copies furnished to us of reports under Section 16(a) of the Securities Exchange Act of 1934, or written representations that no such reports were required, we believe that all reports required to be filed by our directors, officers and greater than 10% shareholders were timely filed, except for eight Form 4’s covering one transaction each were filed late by: Paula H.J. Cholmondeley, John J. Carmola, Robert L. Clark, Duane R. Dunham, Joseph C. Muscari, Marc E. Robinson, Barbara R. Smith and D.J. Monagle III.

24	MINERALS TECHNOLOGIES 2015 Proxy Statement

ITEM 1—ELECTION OF DIRECTORS

ITEM 1—ELECTION OF DIRECTORS

The Board is divided into three classes. One class is elected each year for a three-year term. This year the Board has nominated Messrs. Robert L. Clark, John J. Carmola, and Marc E. Robinson, who are currently directors of the Company, to serve for a three-year term expiring at the Annual Meeting to be held in 2018.

In January 2014, the Board elected Mr. Donald C. Winter as director, to serve in the class whose term expires in 2016. In March 2014, Ms. Paula H.J. Cholmondeley resigned as of the end of her term in 2014. In November 2014, the Board elected Mr. Joseph C. Breunig as director, to serve in the class whose term expires in 2017.

We have no reason to believe that the nominees will be unable or unwilling to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, your proxy may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of Directors.

The Board believes that the combination of the various qualifications, skills and experiences of the 2015 Director nominees would contribute to an effective and well-functioning Board.

Item 1. Election of Directors

Board Recommendation

A vote FOR election of Messrs. Robert L. Clark, John J. Carmola, and Marc E. Robinson is unanimously recommended.

Director Nominees for Terms Expiring in 2018

Robert L. Clark

Age 51

Professor and Dean of the School of Engineering and Applied Sciences, University of Rochester since September 2008 and Senior Vice President for Research since March 2013. Dean of the Pratt School of Engineering at Duke University August 2007 to September 2008. Between 1992 and August 2007, held increasing positions of academic responsibility at Duke University from Assistant Professor to Senior Associate Dean of Pratt School of Engineering and Chair, Mechanical Engineering and Materials Science. Chair of Strategic Research Advisory Board at AIT Austrian Institute of Technology GmbH since 2013. Director of Minerals Technologies Inc. since 2010. Chairman of the Corporate Governance and Nominating Committee and member of the Audit Committee of Minerals Technologies Inc.

John J. Carmola

Age 59

Retired Former Segment President at Goodrich Corporation. Previously, President, Aerospace Customers and Business Development of United Technologies in 2012. From 1996 to 2012, held several positions of increasing responsibility at Goodrich, including Segment President for Actuation and Landing Systems and Segment President of Engine Systems and Group President for Engine/Safety/Electronic Systems. From 1977 to 1996, held various engineering and general management positions at General Electric, including Manager of the M&I Engines Division’s Product Delivery Operation. Director of Minerals Technologies Inc. since 2013. Member of the Audit Committee and the Compensation Committee of Minerals Technologies Inc.

MINERALS TECHNOLOGIES 2015 Proxy Statement	25

ITEM 1—ELECTION OF DIRECTORS

Director Nominees for Terms Expiring in 2018

Marc E. Robinson

Age 54

Senior Executive Advisor of PwC Strategy& since December 2011. Company Group Chairman of Johnson & Johnson from 2007 to September 2011. Global President Consumer Healthcare Division of Pfizer from 2003 to 2006. North American President Consumer Healthcare Division of Pfizer from 2000-2002. Regional President, Australia and New Zealand of Warner-Lambert Company from 1999 to 2000. General Manager European Business Process Improvement of Warner Lambert Company from 1996 to 1998. Marketing Assistant, Assistant Product Manager of General Mills from 1984 to 1986. Member of the Capsugel Scientific and Business Advisory Board as of May 2012. Director of Minerals Technologies Inc. since 2012. Member of the Audit Committee and the Corporate Governance and Nominating Committee of Minerals Technologies Inc.

Directors Whose Terms Expire in 2016

Joseph C. Muscari

Age 68

Chairman and Chief Executive Officer of the Company from March 2007 to March 2013. Executive Chairman of the Company from March 2013 to February 2014. In February 2014 resumed Chairman and Chief Executive Officer role. Executive Vice President and Chief Financial Officer from January 1, 2006 to December 31, 2006 and Executive Vice President from January 1, 2007 to February 28, 2007 of Alcoa Inc., a producer of aluminum and aluminum products and components and other consumer products. Executive Vice President, Alcoa Inc., and Group President—Rigid Packaging, Foil & Asia from 2004 to 2005; Executive Vice President and Group President, Asia & Latin America from 2001 to 2004; and Vice President Environment, Health, Safety, Audit and Compliance from 1997 to 2001 of Alcoa Inc. Director of Aluminum Corporation of China Limited 2002 to 2007. Director of Dana Holding Corporation since May 2010. Director of EnerSys since June 2008. Director of Minerals Technologies Inc. since January 2005.

Barbara R. Smith

Age 55

Senior Vice President and Chief Financial Officer of Commercial Metals Company since June 2011. Vice President and Chief Financial Officer of Gerdau Ameristeel from 2007-2011 and Treasurer beginning from July 2006. Senior Vice President and Chief Financial Office of FARO Technologies, Inc. from February 2005 to July 2006. During the more than 20 prior years, Ms. Smith held positions of increasing financial leadership with Alcoa Inc. Director of Minerals Technologies Inc. since 2011. Chair of the Audit Committee and member of the Compensation Committee of Minerals Technologies Inc.

Donald C. Winter

Age 66

Independent consultant and a Professor of Engineering Practice at the University of Michigan, where he teaches graduate level courses on Systems Engineering, Safety and Reliability, and Maritime Policy. Dr. Winter served as the 74th Secretary of the Navy from January 2006 to March 2009. Previously, Dr. Winter held multiple positions in the aerospace and defense industry as a systems engineer, program manager and corporate executive. From 2000 to 2005, he was President and CEO of TRW Systems (later Northrop Grumman Mission Systems), which he joined in 1972. In 2002, he was elected a member of the National Academy of Engineering. Director of Minerals Technologies Inc. since 2014. Member of the Audit Committee and Corporate Governance and Nominating Committee of Minerals Technologies Inc.

26	MINERALS TECHNOLOGIES 2015 Proxy Statement

ITEM 1—ELECTION OF DIRECTORS

Directors Whose Terms Expire in 2017

Duane R. Dunham

Age 73

Retired President and Chief Operating Officer of Bethlehem Steel Corporation since January 2002. Chairman and Chief Executive Officer of Bethlehem Steel from April 2000 to September 2001. President and Chief Operating Officer from 1999 to April 2000 and President of the Sparrows Point division from 1993 to 1999. Director of Bethlehem Steel Corporation from 1999 to 2002. Director of Minerals Technologies Inc. since 2002. Chairman of the Compensation Committee and member of the Corporate Governance and Nominating Committee of Minerals Technologies Inc.

Joseph C. Breunig

Age 53

Executive Vice President, Chemicals at Axiall Corporation since 2010. Executive Vice President and Chief Operating Officer, BASF Corporation and President Market and Business Development, North America, BASF SE, from 2005 to 2010. Increasing positions of responsibility since joining BASF Corporation in 1986 as a process engineer, including Global Marketing director, Fiber Products Division, from 1998 to 2000; director, Global Technology, Functional Polymers from 2000 to 2001; and group vice president, Functional Polymers from 2001 to 2005. Director of Minerals Technologies Inc. since 2014. Member of the Audit Committee and Corporate Governance and Nominating Committee of Minerals Technologies Inc.

MINERALS TECHNOLOGIES 2015 Proxy Statement	27

ITEM 2—RATIFICATION OF APPOINTMENT OF AUDITORS

ITEM 2—RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee of the Board has appointed KPMG to serve as our independent registered public accounting firm for the current fiscal year, subject to the approval of the shareholders. KPMG and its predecessors have audited the financial records of the businesses that comprise the Company for many years. We consider the firm well qualified.

We expect that representatives of KPMG will be present at the Annual Meeting of Shareholders. These representatives will have the opportunity to make a statement if they wish to do so, and will be available to respond to appropriate questions.

Item 2. Ratify Auditors

Board Recommendation

A vote FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2015 fiscal year is unanimously recommended.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company. As part of fulfilling its oversight responsibility, the Audit Committee reviewed and discussed with management the audited financial statements of the Company, including the audit of the effective operation of, and internal control over, financial reporting, for the fiscal year ended December 31, 2014. In addition, the Audit Committee discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

The Audit Committee has discussed with KPMG the independent accountant’s independence from the Company and has received from KPMG the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence.

Principal Accounting Fees and Services

The Company incurred the following fees for services performed by KPMG in fiscal years 2014 and 2013:

	2014	2013
Audit Fees	$3,210,126	$1,567,496
Audit Related Fees	91,421	68,229
Tax Fees	337,040	23,985
All Other Fees	293,024	4,973
Total Fees	$3,931,611	$1,664,863

28	MINERALS TECHNOLOGIES 2015 Proxy Statement

REPORT OF THE AUDIT COMMITTEE

Audit Fees. Audit fees are fees the Company paid to KPMG for professional services for the audit of the Company’s consolidated financial statements included in the Annual Report on Form 10-K, including fees associated with the audit of the effective operation of, and internal control over financial reporting, and review of financial statements included in Quarterly Reports on Form 10-Q, or for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements. The increase in fees for 2014 reflects an increase in services provided as a result of the acquisition of AMCOL

Audit Related Fees. Audit related fees are billed by KPMG for assurance and related services that are reasonably related to the audit or review of the Company’s financial statements, including due diligence and benefit plan audits.

Tax Fees. Tax fees are fees billed by KPMG for tax compliance, tax advice and tax planning.

All Other Fees. All other fees are fees billed by KPMG to the Company for any services not included in the first three categories and, for 2014, principally include acquisition-related fees.

Pre-Approval Policy. The Audit Committee established a policy that requires it to approve all services provided by its independent registered public accounting firm before the independent registered public accounting firm provides those services. The Audit Committee has pre-approved the engagement of the independent registered public accounting firm for audit services, audit-related services, tax services and all other fees within defined limits. All of the Audit Related Fees, Tax Fees and All Other Fees paid to KPMG were approved by the Audit Committee in accordance with its pre-approval policy in fiscal year 2014.

The Audit Committee considered all these services in connection with KPMG’s audits of the Company’s financial statements, and the effective operation of, and internal control over, financial reporting for the fiscal years ended December 31, 2014 and 2013, and concluded that they were compatible with maintaining KPMG’s independence from the Company in the applicable periods.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the SEC.

Barbara R. Smith, Chair
Joseph C. Breunig
John J. Carmola
Marc E. Robinson
Donald C. Winter

MINERALS TECHNOLOGIES 2015 Proxy Statement	29

ITEM 3— ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

ITEM 3—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Board of Directors is asking you to approve, on an advisory basis, the 2014 compensation of our named executive officers as described in the “Compensation Discussion and Analysis” and “Compensation of Executive Officers and Directors” sections of this Proxy Statement. This proposal is commonly known as “Say-on-Pay.”

While this vote is advisory, and not binding on the Company, the Compensation Committee or the Board of Directors, it will provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the future. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. You should read the Compensation Discussion and Analysis, which discusses how our executive compensation policies and programs implement our executive compensation philosophy, and the Compensation of Executive Officers and Directors section which summarizes the 2014 compensation of our named executive officers.

In determining whether to approve this proposal, we believe you should consider how we link pay to performance, which is discussed in detail in the Compensation Discussion and Analysis section under “How We Tie Pay to Performance.” In particular you should bear in mind that:

●
In 2014, the Company acquired AMCOL International Corporation for $1.8 billion. At the same time, the Company delivered strong results as measured both by our financial performance and execution of our strategies of geographic expansion and new product innovation.

●	The Company’s common stock outperformed all of its comparative indices as well as the Company’s comparator peer group in 2014.

●	Over 80% of the compensation of our Chairman and Chief Executive Officer, Mr. Joseph C. Muscari, is at risk and variable depending on company and individual performance.

●	In 2014, we continued to extensively engage with our shareholders to determine how our corporate governance and compensation practices can be improved.

Accordingly, the Board of Directors recommends approval of the following resolution:

RESOLVED, that shareholders of the Company approve, on an advisory basis, the compensation paid to the Company’s named executive officers in 2014, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and any related tables and disclosure).

Item 3. Advisory Vote to Approve Executive Compensation

Board Recommendation

A vote FOR the advisory vote approving 2014 executive compensation is unanimously recommended.

30	MINERALS TECHNOLOGIES 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis provides you with a detailed description of our executive compensation philosophy and programs, the compensation decisions the Compensation Committee has made under those programs and the factors considered in making those decisions. Our compensation program for senior executives is governed by the Compensation Committee, which determines the compensation of all eleven of the current executive officers of the Company. This discussion and analysis focuses on our named executive officers – our Chairman and Chief Executive Officer (who was Executive Chairman from March 2013 to February 2014), Chief Financial Officer, and the three other most highly compensated executive officers who were serving as executive officers on December 31, 2014. Under applicable SEC rules, our named executive officers for 2014 also include Robert S. Wetherbee, our former President and Chief Executive Officer. The named executive officers for 2014 were:

Name	Title
Joseph C. Muscari	Chairman and Chief Executive Officer
Douglas T. Dietrich	Senior Vice President, Finance and Treasury, Chief Financial Officer
D.J. Monagle III	Senior Vice President, Chief Operating Officer - Specialty Minerals Inc. and Minteq Group
Gary L. Castagna	Senior Vice President and Managing Director, Performance Materials
Thomas J. Meek	Senior Vice President, General Counsel, Secretary, Chief Compliance Officer
Robert S. Wetherbee	Former President and Chief Executive Officer

How We Tie Pay to Performance

Our executive compensation program is designed to reward the achievement of the short-term and long-term objectives of the Company, to attract and retain world-class talent, and to relate compensation to the value created for its shareholders. We also believe that as an employee’s level or responsibility increases, so should the proportion of performance-based compensation. As a result, our executive compensation programs closely tie pay to performance.

Company Performance

MTI is a very different company today than it was eight years ago. At the end of 2006, the Company was faced with a number of critical challenges that ranged from a product development pipeline that was nearly bare and a development process that was off-track; an overhead structure that was too big and costly for its competitive environment; a manufacturing base that was not as efficient and effective as needed to be; a work safety environment that was average but unacceptable to us; and return on capital was below the Company’s cost of capital as profitable growth had stalled. Amongst these challenges, however, we also saw excellent future potential in the company’s worldwide market positions, core competencies; solid value system and dedicated employees. During 2007, we began to address the Company’s issues by focusing on the key initiatives of Growth, Technology and Innovation; Operations Excellence; Expense Reduction; and Safety. The Company navigated through a major recession and moved quickly to make the adjustments required to position ourselves to be in a much improved position today. These adjustments involved major workforce reductions, rapid streamlining of our operations, and strategic realignments of resources. Throughout the recession, although we addressed short-term issues to remain profitable, we continued to stay focused on our longer term targets and growth strategies through our key initiatives.

MTI is a strong operating company, financially disciplined, transparent in its communications, close to its customers, with an aligned management team and a very engaged workforce. This change over the past eight years is reflected in our financial and operating results. In 2014, the Company delivered strong results as measured both by our financial performance and execution of our strategies of geographic expansion and new product innovation.

On May 9, 2014, MTI acquired AMCOL International Corporation for $1.8 billion. The result is:

●	A $2 billion Global Minerals-based Company
●	World leader in Precipitated Calcium Carbonate (“PCC”) and Bentonite
●	Demonstrated Leadership in Technology and Innovation
●	Expanded Platform for Geographic and New Product Innovation

MINERALS TECHNOLOGIES 2015 Proxy Statement	31

COMPENSATION DISCUSSION AND ANALYSIS

●	Provides the Company with a Broader, Less Cyclical Portfolio
●	An Acquisition that is Highly Accretive to Earnings
●	Significant Earnings and Cash Flow Synergies
●	Strong Cash Flow Generation from All Businesses

Company Holds Numerous Leading Market Positions

The following is a summary of our performance highlights for 2014 as well as the improvements we have made over the past eight years. In this Compensation Discussion and Analysis, we refer to earnings per share from continuing operations and operating income excluding special items, which are non-GAAP financial measures. See Attachment A to this Proxy Statement for a reconciliation to our results as reported under GAAP.

Financial Performance Highlights

●
We had record earnings per share of $4.00, a 65% increase over the previous record in 2013 with only seven full months of post-acquisition earnings. The third quarter and fourth quarter earnings in 2014 were 98% and 100% accretive, respectively. The Company has achieved record earnings for five consecutive years. Our 2014 earnings per share of $4.00 represent a 190% increase over 2006 earnings of $1.38 per share. This represents an 8-year compound annual growth rate of 14.2%.

Earnings Per Share*

32	MINERALS TECHNOLOGIES 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

●
Operating income of $235 million was a record with 89% growth over 2013 and operating margins expanded significantly to 13.6% of sales compared with 12.2% of sales in 2013. All five business segments generated double digit operating margins.

Operating Income* (in millions)

●
Operating margin increased from 9.0% of sales in 2006 to 13.6% of sales in 2014. This improvement was attributable to cost and expense control, productivity improvements and operational excellence as well as strong contributions from the acquired businesses.

Operating Margin* (% of Sales)

MINERALS TECHNOLOGIES 2015 Proxy Statement	33

COMPENSATION DISCUSSION AND ANALYSIS

●
Our cash flow for the year was very strong. Cash flow from operations was $314.1 million compared with $137.5 million in 2013. We have accelerated our debt reduction program by repaying $100 million of debt in the second half of 2014.

Cash Flow from Operations and Capital Expenditures

●
At the time of the transaction, the Company expected the acquisition of AMCOL to generate $50 million in estimated synergies over the next two to three years and up to $70 million over the next five years. Since that time, we have accelerated the integration and presently expect to generate $70 million of annualized synergies by the end of 2015. The following chart sets forth the quarterly savings generated in the final three quarters of 2014 and the range of projected quarterly savings for the first two quarters of 2015.

Acquisition Synergies Tracking - Projected Quarterly Savings ($ millions)

The multi-faceted integration of the former AMCOL continues to advance rapidly. The Company has been introducing major aspects of the highly disciplined business system, focused on customers, accountability, efficiency and continuous improvement, that has transformed MTI into a strong operating company. One of the main drivers of that change was the implementation of MTI’s employee-centered Operational Excellence and Lean processes. The Company has, for example, rolled out the first two phases of Operational Excellence training to the former AMCOL business leaders, who will, in turn, cascade that training throughout their organizations. The integration of Environmental, Health and Safety practices is well underway. In addition, the MTI Shared Business Services organization has been deployed to many parts of the former AMCOL. And, the Company has established joint Research and Development pilot projects with scientists from both the former AMCOL and the heritage MTI to explore potential new areas of technology.

34	MINERALS TECHNOLOGIES 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Strategic Growth Highlights

●
The Company continued to advance the execution of its growth strategies of geographic expansion and new product innovation and development. We began operations at one new satellite facility in China in the second quarter. In addition, we are currently constructing four additional satellite plants in China, including the recently announced 50,000 metric ton facility with Zhejiang Zhengda Paper Group Ltd that should be operational in the fourth quarter of 2015. This is our first on-site satellite plant that produces PCC for the coated packaging market. The total capacity being installed with these four new satellite plants is approximately 300,000 tons.

●
The Company continued to see progress in our major growth strategy of developing and commercializing new products in advancing our FulFill® platform of technologies of higher filler loading. In 2014, we signed 4 commercial agreements for FulFill® with a North American paper company. We presently have twenty commercial contracts for FulFill®.

●
In our Refractories segment, our agreement with United Steel Company B.S.C. (SULB), in Bahrain, which began operations in the third quarter of 2012, generated sales of $11.3 million in 2014. We expected to generate on average $10 million per year over the 3 year term of the contract and have recognized $28 million in sales from inception through 2014. Our Refractories segment entered into a three-year agreement with Bhushan Steel Ltd. of India, to provide cost-per-ton (CPT) steel refractory maintenance for two of Bhushan’s Basic Oxygen Furnaces (BOF) at its new steel-making facility in Angul, India. This is the first CPT contract in India. We expect to generate on average sales of $2 million per year over the 3 year term of the contract. In addition, we entered into a two-year CPT contract with Tata Steel in Europe. We expect to generate on average sales of $2.0 million per year over the term of the contract.

●	We concluded our strategic review on the acquired businesses with focus on the following:

	●	Performance Materials, Construction Technologies and Energy Services will each focus on geographic expansion and new product development as their overarching strategies to achieve growth.

●
In our Performance Materials Metalcasting business we intend to maintain and grow with the market in North America while leveraging our strong China position to grow faster. India will also become a more significant part of Performance Materials growth strategy.

●
In January 2015, the Company announced that it entered into agreement with Glencore in South Africa, where the Company mines chromite, an iron chromium oxide, for its Performance Materials segment. Under the agreement, Glencore will supply chromite products from the Glencore-Merafe joint venture that will be exclusively distributed by the Company in certain territories, including the Americas.

●
In Fabric Care, we see significant opportunities to advance the use of our surfactants processing know how with consumer products companies producing detergents in both developed and developing regions.

		●	In Pet Care, a major thrust will be to maintain or improve our position as key supplier of the traditional clumping pet litter, and to grow lightweight pet litter, which is gaining acceptance.

●
Construction Technologies has new, differentiated product offerings, especially with its Resistex geosynthetic linings, that we will be taking to the global market quickly. These lining systems and remediation technologies offer innovative alternatives to traditional construction options. In addition, our building Materials / Waterproofing Systems offer excellent growth potential worldwide. China will become a point of greater focus and growth for both these area as part of Construction Technologies’ geographic expansion strategy.

●
In Energy Services, we will focus on the higher return businesses of Filtration and Well Testing, and significantly reduce overheads and capital spending in the Coiled Tubing, Pipeline and Nitrogen businesses. Rapid overhead reductions along with improved operating efficiencies are key strategic imperatives of this business.

●
In 2006 the Company was faced with an R&D pipeline that was nearly dry. The Company established a Technology Lead Team, comprised of senior scientists and business leaders across the Company, which instituted a new product development process. Since 2006, this has generated more than 640 new ideas, of which 60 were moved to the commercializa-tion stage. The Company has added representatives from the former AMCOL technology teams to the Technology Lead Team and has held several innovation retreats. The innovation retreats have been successful in further integrating the technology teams and have produced more than 30 new ideas for innovation and technology development.

MINERALS TECHNOLOGIES 2015 Proxy Statement	35

COMPENSATION DISCUSSION AND ANALYSIS

Operational Excellence and Safety

●
Our Specialty Minerals Segment and Performance Minerals product lines achieved record earnings. The segment continued to improve productivity and efficiency through a disciplined effort of deploying Operational Excellence and Lean principles.

●
Our efforts to embed Operational Excellence and Lean principles into the Company began in 2007. In 2014 our employees held approximately 1,896 Total Kaizen events (Kaizen events are highly focused improvement workshops that address a particular process or area) and generated over 17,800 ideas of which 65% were implemented.

Kaizen Events (# of Events)	Global Employee Suggestion System (# of Suggestions)

●	We had a record safety performance in 2014 and are approaching world class safety levels.

Safety: Historical Injury Rates (Injuries/100 Employees)

36	MINERALS TECHNOLOGIES 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Total Shareholder Return

For those who wish to consider total shareholder return when evaluating executive compensation, the graphs below compares Minerals Technologies Inc.’s cumulative 1-year, 3-year and 5-year total shareholder return on common stock with the cumulative total returns of the S&P 500 Index, the Dow Jones US Industrials Index, the S&P Midcap 400 Index, the Dow Jones US Basic Materials Index, and the S&P MidCap 400 Materials Sector. We also present a comparison of the Company’s cumulative 3-year total shareholder return on common stock with the cumulative total returns of the S&P 400 and the comparator group used for the Company’s long-term incentive plan during this period (see page 49). These graphs track the performance of a $100 investment in our common stock and in each index (with the reinvestment of all dividends) over the covered periods.

COMPARISON OF 1 YEAR CUMULATIVE TOTAL RETURN	COMPARISON OF 3 YEAR CUMULATIVE TOTAL RETURN

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN	3-YEAR INDEXED TOTAL SHAREHOLDER RETURN

MINERALS TECHNOLOGIES 2015 Proxy Statement	37

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Practices

We highlight below certain executive compensation practices, both the practices we have implemented to incentivize performance and certain other practices that we have not implemented because we do not believe they would serve shareholders’ long-term interests:

What We Do

 Pay for Performance – We tie pay to performance. The great majority of executive pay is not guaranteed. We set clear goals for corporate and business unit performance and differentiate based on individual achievement. The vast majority of our named executive officers’ compensation is at risk and variable depending on Company and individual performance.

 Use Objective Financial Metrics – A substantial majority (80%) of the awards granted under our Annual Incentive Plan are based on the achievement of corporate financial metrics that we believe are challenging in light of the economic condition in the markets we serve and the risks to achieve high performance.

 Link Long-Term Compensation to Stock Performance – The majority of our long-term awards are in the form of equity awards that vest over a three-year period. We believe that such awards directly link pay with the interests of shareholders. In addition, two of the three metrics in our long-term incentive plan are based on our stock performance.

Use An Appropriate Peer Group – We revised the peer group we used in 2012 to ensure that we use appropriate comparators for benchmarking our compensation program.
Expect High Performance – We expect our executives to deliver sustained high performance year-over-year and over time to stay in their respective positions.
Review Tally Sheets – We review tally sheets for our named executive officers prior to making annual executive compensation decisions.
 Double Trigger for Vesting on Change in Control – Our equity compensation plan provides for accelerated vesting of awards after a change in control only if an employee is also terminated (a “double trigger”).

 Clawback – In 2012, we adopted a policy to recoup certain incentive and other compensation payments (a “clawback” policy) to ensure that our executives do not retain undeserved windfalls and to enhance our pay-for-performance initiatives.

Minimal Perquisites – We provide only minimal perquisites that have a sound benefit to the Company’s business.
 Stringent Stock Ownership Guidelines – We have adopted stringent stock ownership guidelines - six times base salary for our CEO, four times base salary for our CFO and COO, three times base salary for our other executives, and for directors five times their annual cash retainer.

 Retention Period on Exercised Stock Options and Vested DRSUs – Executives must hold for at least five years a minimum of 50% of after-tax value of appreciation of stock options upon exercise and retain at least 50% of stock received after-tax from Deferred Restricted Stock Units (DRSUs) upon vesting.

Independent Compensation Consulting Firm – The Compensation Committee benefits from its utilization of an independent compensation consulting firm which provides no other services to the Company.

What We Don’t Do

 No Increase in our CEO’s Base Salary or Target Incentive Compensation - There was no increase in our Chairman and Chief Executive Officer’s salary from 2009 to 2014, nor any increase in his target incentive compensation from 2011 to 2014. At-risk compensation has increased only as a result of improved performance.

We Do Not Pay Dividend Equivalents on Stock Options and Unvested DRSUs
No Repricing Underwater Stock Options or Backdating Stock Options
No Inclusion of the Value of Equity Awards in Pension or Severance Calculations
No Excise Tax Gross-Up Payments Upon Change In Control
No Hedging Transactions, Pledges of Stock Or Short Sales By Executives Permitted

38	MINERALS TECHNOLOGIES 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Relationship Between Company Performance and Chief Executive Officer Compensation for 2014

We have structured our compensation program to strongly tie our executives’ pay to performance. This is reflected in the compensation that was awarded to Mr. Muscari, who was elected Chairman and Chief Executive Officer in February 2014, having served previously in the same position from March 2007 to March 2013 and as Executive Chairman from March 2013 to February 2014. Over 80% of Mr. Muscari’s compensation is at risk and variable depending on company and individual performance. The Compensation Committee believed 2014 compensation appropriately reflected the Company’s strong financial and operational performance as well as Mr. Muscari’s individual performance. As detailed below in this Compensation Discussion & Analysis, there are five main elements of our executive compensation program:

●	Base salary is the only portion that is not at-risk and not performance-based.

●
Annual incentive compensation is based on the Company’s achievement with respect to two financial metrics we believe are the most important business metrics that lead to creation of shareholder value (Operating Income (OI) and Return on Capital (ROC)), representing 70% of the plan’s bonus opportunity, and achievement of personal performance objectives. Our OI and ROC performance for the year was strong, with both metrics exceeding the target, leading to payment on this portion of the 2014 Annual Incentive Plan award opportunity at 128.9%. Mr. Muscari’s performance against his personal performance objectives was 150% of target. Accordingly, the total 2014 Annual Incentive Plan award paid for the year to Mr. Muscari, based on Company and individual performance, was 135.2% of target.

●
The majority of our long-term incentives are two forms of equity-based awards: stock options and DRSUs. These awards provide a direct link between pay and shareholder interests. The awards typically vest in three annual increments. Although this vesting is time-based, we strongly believe that our equity-based awards are performance-based, as vesting only occurs if the executive continues to be employed by the Company on the vesting date. We have a high-performance culture. This means that we expect our executives to perform to high levels. Our history is that executives that do not meet such performance standards leave our Company; in the past eight years, there has been 100% turnover of the positions in our executive management team. These officers have forfeited all of their unvested equity awards.

●
The remaining long-term incentives are grants of Performance Units under our long-term incentive plan. The Performance Units cliff-vest after three years, meaning that executives who leave prior to the vesting date forfeit the awards, and pay out in cash based on three-year performance goals. Payouts are based on achievement relative to three goals: ROC, which is based on a three-year target in contrast to the one-year ROC target under our Annual Incentive Plan, and total shareholder return relative to a peer index and relative to the broader market. The Performance Units that vested on December 31, 2014 were granted in early 2012 and related to the 2012 - 2014 performance period. During this period, our total shareholder return exceeded both the peer index and relative to the broader market (see the chart on pg. 37), and our ROC also approximated its target, which is based on the Company’s cost of capital. This strong performance is reflected in pay-outs at a level of approximately 266% of target value per unit for units that vested at the end of 2014. The increase in long-term incentive compensation constitutes a large majority of the increase in Mr. Muscari’s compensation in 2014.

The table below shows how payouts realized on Performance Units have increased over the past seven years.

History of Performance Unit Payouts

	Three Year	Actual Payout as a Percentage of Payout at
Grant Date	Performance Period	Target Performance
2012	2012 – 2014	266%
2011	2011 – 2013	220%
2010	2010 – 2012	150%
2009	2009 – 2011	78%
2008	2008 – 2010	40%
2007	2007 – 2009	0%
2006	2006 – 2008	0%

MINERALS TECHNOLOGIES 2015 Proxy Statement	39

COMPENSATION DISCUSSION AND ANALYSIS

Consideration of Results of 2014 Shareholder Advisory Vote

At our 2014 Annual Meeting, our shareholders approved the 2013 compensation of our named executive officers with 85% of the shares voting on the matter at the meeting voting in favor. We believe that the large margin of approval of our 2014 “Say-on-Pay” proposal resulted in large measure from the extensive shareholder engagement effort we undertook in 2012. We continued this shareholder outreach program in 2014, including contacting all of our top 41 shareholders, who at the time collectively held in excess of 80% of our stock. Specifically, we solicited our shareholders’ views on whether they considered the disclosure in our 2014 proxy statement sufficient and understandable, whether they had any concerns with our executive compensation program, especially our program’s design and the linkage between pay and performance, and whether there were any other ways we could enhance our corporate governance structure to be more effective in driving shareholder value. The shareholders that engaged with us responded positively with respect to our 2014 disclosure, to the changes we had made in 2012 and early 2013 to our executive compensation program and corporate governance, and to the linkage between pay and performance under our executive compensation program.

The following is a sampling of several of the comments we received from our shareholders through this engagement process that reflected the overall response:

I have reviewed MTX’s proxy and found it very transparent and readable. Our group has no qualms about any aspect of MTX corporate governance or executive compensation program.
We have generally been very happy with MTX as a stock and a company, and specifically regarding corporate governance and disclosures.
It’s good you are doing this....proactive and positive...this action alone speaks volumes in my book!
I think you guys are good operators, and that you are working hard to create shareholder value. So keep doing what you are doing!
We have never had a major problem with MTX, either in terms of disclosure or incentive based compensation.
I think your overall disclosure is great, especially for a company of your size.
Good executive summary, especially the business highlights section.
I like the candid summary of the company’s performance and the historical challenges it has faced.
MTX should be commended for its leading position on Sustainability. We often point to your Sustainability Report as an example other companies should follow.

As a result of the majority of shares favoring our “Say-on-Pay” proposal at our 2014 Annual Meeting, and the overwhelmingly positive feedback we received during our 2014 shareholder outreach program, we have substantially maintained our executive compensation policies. The Compensation Committee will continue to consider the views of our shareholders in connection with our executive compensation program and make improvements based upon evolving best practices, market compensation information and changing regulatory requirements.

40	MINERALS TECHNOLOGIES 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

What We Pay and Why: Elements of Our Compensation Program for Named Executive Officers

We have structured the major portion of executive compensation as “total direct remuneration,” consisting of base salary, annual incentive awards and long-term incentive awards. Long-term incentive awards consist of stock options, Deferred Restricted Stock Units (“DRSUs”), and Performance Units awarded under our long-term incentive plan. Additional elements supplement the total direct remuneration. As illustrated in the accompanying table, in 2014, the majority of total direct compensation to our named executive officers was performance-based and at risk and was long-term in nature.

	2014 Target Direct Remuneration Mix(1)

		At-	Short-	Long-
Name	Fixed	Risk	Term	Term	Cash	Equity
J.C. Muscari	18%	82%	36%	64%	62%	38%
D.T. Dietrich	24%	76%	43%	57%	66%	34%
D.J. Monagle	23%	77%	40%	60%	64%	36%
G.L. Castagna(2)	31%	69%	55%	45%	73%	27%
T.J. Meek	25%	75%	44%	56%	67%	33%
R.S. Wetherbee	100%	0%	100%	0%	100%	0%

(1)
The only fixed component of total direct remuneration at the Company is base salary. All other elements of total direct remuneration are performance-based and at risk (not guaranteed). The short-term components are base salary and annual incentives. The cash component includes base salary, annual incentives and Performance Units (which are denominated in and pay out in cash).

(2)
Mr. Castagna was an executive of AMCOL International prior to the Company’s acquisition of AMCOL on May 9, 2014. Mr. Castagna’s Target Direct Remuneration Mix is based on his annualized base salary paid by the Company and annualized awards under the Company’s long-term incentive plan, and excludes a special award that was granted to Mr. Castagna upon his election as the Company’s Senior Vice President and Managing Director, Performance Materials.

The table below summarizes the compensatory elements of our program and briefly explains their purpose. Following the table, we provide a detailed description of each element, why we pay it, and what decisions were made for individual payments and awards in 2014.

Element of Compensation Program	Description	How This Element Promotes Company Objectives/ Positioning vs. Market
Annual Compensation:
—Base Salary	Fixed annual compensation that is certain as to payment; provides continuous income to meet ongoing living costs.	Intended to be competitive with marketplace, to aid in recruitment and retention.
—Annual Incentives	Offers opportunity to earn performance-based compensation for achieving pre-set annual goals.	Motivate and reward achievement of corporate objectives.
Long-Term Compensation:
—Stock Options	Stock options granted at fair market value on date of grant with ratable vesting over three years. This represents approximately 20% of target long-term incentive compensation for each individual.	More highly leveraged risk and reward alignment with shareholder value; vesting terms and holding requirements promote retention and a strong linkage to the long-term interests of shareholders.
—DRSUs	Full value grant of stock units with ratable vesting ver three years. This represents approximately 40% of target long-term incentive compensation for each individual.
Intended to increase long-term equity ownership and to focus executives on providing shareholders with superior investment returns; vesting terms and holding requirements promote retention and a strong linkage to the long-term interests of shareholders.

—Performance Units	Units pay out in cash based on three-year performance goals. This represents approximately 40% of target long-term incentive compensation for each individual.	Units earned based on performance metrics that are believed to be key to achieving success in the Company’s strategies.
Other Compensation Elements:
—Retirement Income	Qualified and non-qualified defined benefit and qualified defined contribution plans intended to provide for replacement of annual compensation with pension or lump-sum payments upon retirement.	Fair and competitive program designed to provide basic retirement benefits and encourage long-term service.

MINERALS TECHNOLOGIES 2015 Proxy Statement	41

COMPENSATION DISCUSSION AND ANALYSIS

—Deferred Compensation
Nonfunded deferred compensation plan that mirrors the Company’s qualified defined contribution plan and allows for an annual election of deferrals of salary and bonus. Additionally, the program provides a second and separate election opportunity for the deferral of annual base salary and bonus for which these deferrals are credited with interest only.
Modest program that allows executives to have same level of benefits as other participants not subject to IRS limits.
—Severance Payments	Payments and benefits upon termination of an executive’s employment in specified circumstances, including after a change in control.
Intended to provide assurance of financial security to attract lateral hires and to retain executives, especially in disruptive circumstances, such as a Cange in control and leadership transitions; encour ages management to consider transactions that could benefit shareholders.

—Benefits	Health and welfare benefits.	Fair and competitive programs to provide family protection, facilitate recruitment and retention.
—Perquisites	Modest personal benefits limited to financial counseling.	Highly desired benefits which can represent cost- effective elements of compensation. We do not provide tax gross-ups for perquisites.

Base Salary

The Committee believes that the overall compensation to the named executive officers should include reasonable levels of fixed cash compensation in order to provide a level of assurance of compensation. Base salaries of our named executive officers are determined in accordance with their responsibilities, their tenure in position, performance and market data for the position, although no particular weight is assigned to any one factor. Each employee receives an annual performance rating. The performance rating of Mr. Muscari, the Company’s Chairman and Chief Executive Officer, is assigned by the Compensation Committee and approved by the Board. The performance ratings of other officers, including the named executive officers, are assigned by the Company’s Chief Executive Officer, subject to review by the Compensation Committee. For 2014, the named executive officers’ performance ratings were assigned by Mr. Muscari. The base salary for Mr. Wetherbee, who was President and Chief Executive Officer until February 2014, was established in his employment agreement, which the Company negotiated with Mr. Wetherbee.

Based on the Company’s performance, general business outlook, and industry compensation trends, we set guidelines for average percentage compensation adjustments to salary for all employees for the coming year. The percentage increase received by a particular employee is determined on the basis of the employee’s performance rating and current compensation level compared to similar marketplace positions.

The Committee has provided no increase in Mr. Muscari’s base salary from 2009 to 2014.

Annual Incentives

We pay annual incentives through our Annual Incentive Plan. The 2014 Annual Incentive Plan is designed to reward participants for the achievement of pre-established Company-wide financial goals and individual contributions thereto, as well as to reward the achievement of individual performance goals, by providing cash awards that are paid if such goals are met. Target annual incentive payment amounts are calculated (as a rounded amount) using the following formula:

Base Salary X Target Percentage of Base Salary = Target Annual Incentive Compensation

The amount of incentive compensation actually earned by participants in the Annual Incentive Plan is determined by multiplying the target amount by a performance factor. The performance factor represents percentage achievement of weighted composite of corporate financial targets, personal performance objectives and, for those executives who are Business Unit heads, Business Unit financial targets. The overall performance factor for each element (corporate financial targets, Business Unit financial targets, and personal performance objectives) may individually range from a minimum of 25% to a maximum of 200%, for an overall maximum performance factor of 200%. Payout is equal to target incentive compensation if the performance factor for each element is achieved at 100%.

The 2014 Annual Incentive Plan was designed and approved prior to our acquisition of AMCOL International Corporation on May 9, 2014. As such, the corporate financial targets and Business Unit financial targets did not measure performance of the Business Units that were acquired in the acquisition.

42	MINERALS TECHNOLOGIES 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Summary of Payments

In January 2015, the Committee reviewed the results of the 2014 Annual Incentive Plan. Payments were determined based on the achievement of the performance factors described below. Individual performance ratings were submitted by the Chief Executive Officer for discussion and approval by the Committee. The performance factors actually achieved for 2014 and the resulting payments to the named executive officers under the 2014 Annual Incentive Plan were as follows:

Name	2014 Base Salary	Target Percentage of Base Salary	Target Annual Incentive Compensation	Maximum Annual Incentive Compensation	Performance Factor Achieved	2014 Incentive Compensation Earned
J.C. Muscari	$900,000	100%	$900,000	$1,800,000	135.2%	$1,217,100
D.T Dietrich	$445,960	75%	$334,470	$668,940	126.0%	$421,400
D.J. Monagle	$440,670	75%	$330,500	$661,000	119.8%	$395,900
G.L. Castagna	$420,000	75%	$315,000	$630,000	124.7%	$392,800
T.J. Meek	$428,170	75%	$321,130	$642,260	124.0%	$398,200

Mr. Wetherbee did not participate in the 2014 Annual Incentive Plan.

Calculating the Performance Factor

We maintain a strong link between performance and pay within our executive compensation program through emphasis on incentives and utilization of performance measures that we believe are key drivers of shareholder value creation. For the 2014 Annual Incentive Plan, we determined that two financial measures—Operating Income (“OI”) and Return on Capital (“ROC”)—are the most important business metrics that lead to creation of shareholder value, and therefore deserve significant focus. Performance of the Company with respect to these metrics was a significant factor in each executive’s bonus opportunity. For executives who are Business Unit Heads (including Mr. Monagle, who was both Chief Operating Officer for the Company’s legacy businesses and headed the Company’s Paper PCC business unit), performance with respect to these financial targets within the executive’s Business Unit was also a significant factor in such executive’s bonus opportunity. The remainder of each executive’s bonus opportunity was based on personal performance objectives. Approximately half of the personal performance objectives were based on quantifiable financial components: Expense Management, improvements in Working Capital, and certain Productivity metrics, for which specific targets were established. Accordingly, financial components (OI, ROC, and improvements in Working Capital, Expense Management, and Productivity) represented approximately 80% of the plan’s target metrics.

The table below summarizes the weightings for each element of the performance factor (corporate financial targets, Business Unit financial targets, and personal performance objectives) for each of our named executive officers, other than Mr. Castagna and Mr. Wetherbee, along with their achievement in 2014.

	Company Financial Targets		Business Unit Financial Targets		Personal Performance
Name	Weighting	Achievement	Weighting	Achievement	Weighting	Achievement
J.C. Muscari	70%	128.9%	—	—	30%	150.0%
D.T Dietrich	70%	128.9%	—	—	30%	119.2%
D.J. Monagle	50%	128.9%	20%	98.9%	30%	118.5%
T.J. Meek	70%	128.9%	—	—	30%	112.5%

For Mr. Castagna, who was an executive of AMCOL prior to the Company’s acquisition of AMCOL on May 9, 2014, and who became our Senior Vice President and Managing Director, Performance Materials, the Committee did not have the opportunity to set personal performance objectives or financial targets for his Business Unit at the beginning of the year. He was, however, given specific targets for integration of his Business Unit into the Company. In evaluating his performance, the Committee determined that he met or exceeded the integration targets set for him, and took into consideration the financial performance of his Business Unit, which exceeded the performance of the unit the prior year on a pro forma basis, as well as the overall Company performance. As a result, the Committee determined to base Mr. Castagna’s performance factor on an average of the performance factors of our other executive officers (other than the Chief Executive Officer).

MINERALS TECHNOLOGIES 2015 Proxy Statement	43

COMPENSATION DISCUSSION AND ANALYSIS

Company Level Financial Targets

As discussed above, the Committee selected OI and ROC as the two financial measures used to determine Company performance. For each measure, a Company performance target range was determined by weighting the average of individual Business Unit performance target ranges for these measures. Business Unit performance target ranges in turn represent a weighted average of sub-Business Unit level target ranges. The actual Company performance for 2014 for each measure also represented a weighted average of individual Business Unit actual performance for the measure. For purposes of determining the Company performance target ranges and actual 2014 performance, the Company’s Business Units were weighted approximately 44% for Paper PCC, 30% for Refractories, and 26% for Performance Minerals.

The following table sets forth, for each of the OI and ROC financial measures that we use to determine Company performance, the following:

●	the performance target range for threshold and maximum performance, representing a weighted average composite of the Business Unit minimum (threshold) and maximum performance, respectively,

●	the Company performance target if each of the Business Unit level performance factors were achieved at 100% of target, and

●	actual 2014 performance, representing the weighted average composite performance of the Business Units.

	Threshold	Target	Maximum	Actual 2014 Performance*
Operating Income	$90.2 million	$130.8 million	$148.0 million	$132.8 million
Return on Capital	7.3%	10.1%	11.2%	10.3%
*	Does not include performance of the Business Units that were acquired in the acquisition of AMCOL.

In determining the performance targets and target ranges for OI and ROC, the Committee took into consideration the economic conditions and risks of our market segments and the business development activities and goals for each of the Business Units. The Committee strived to design performance target ranges for OI and ROC that were attainable by the executive officers but challenging taking into consideration the economic condition in the markets we serve and the risks to achieve high performance. The targets set for 2014 reflected performance that was higher than target 2013 performance, higher than actual 2013 performance for OI and similar to actual 2013 performance for ROC. Such targets were set to drive higher performance in light of contemplated challenging business development activities in 2014.

A performance factor was determined for each measure based on the actual 2014 performance. In each case, the Company performance factor for a measure represents the weighted average of Business Unit level performance factors. For each Business Unit, actual 2014 performance for each measure was weighted—OI was weighted at 60% and ROC at 40%—and the weighted average performance corresponds to a performance factor based on an individual payout matrix for such Business Unit. The performance factors for 2014 were determined to be as follows:

●	Paper PCC Business Unit: 98.9%

●	Refractories Business Unit: 167.8%

●	Performance Minerals Business Unit: 126.5%

●	Overall Company: 128.9%.

Business Unit Level Financial Targets

As discussed above, Business Unit level financial targets for OI and ROC contributed to the weighted average composite Corporate financial targets. In addition, for the executives who are Business Unit heads, individual Business Unit OI and ROC were factors in determining the bonus opportunity under the 2014 Annual Incentive Plan. As noted above, Business Unit targets in turn represent a weighted average of sub-Business Unit level targets.

Consistent with prior years, the Committee selected performance target ranges for each Business Unit’s OI and ROC based upon recommendations of the Chief Executive Officer and after reviewing the Company’s 2014 operating plan. The Committee also took into account the risks associated within each business unit as well as the economic conditions of the market each business unit serves. As described above, the Committee strived to design performance target ranges for OI and ROC that were attainable by the executive officers but challenging. The targets set for 2014 reflected performance that was higher than target 2013 performance and actual 2013 performance.

44	MINERALS TECHNOLOGIES 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

As with Company level financial targets, a performance factor was determined for each Business Unit level measure based on the actual 2014 performance. The Business Unit performance factors represent percentage achievement of sub-Business Unit level targets. Accordingly, the performance factor for a measure does not represent a straight-line relationship between the Business Unit level target performance ranges and the actual performance for such Business Unit. We do not publicly report the financial results at the Business Unit or sub-Business Unit levels.

Personal Performance Objectives

Personal performance objectives for executive officers during 2014, other than the Chief Executive Officer, were set by Mr. Muscari. Personal performance objectives for Mr. Muscari, as the Executive Chairman until February 2014 and as Chief Executive Officer thereafter, were set and approved by the Compensation Committee with input from Mr. Muscari.

The personal performance component provides rewards to executives in recognition of contributions in other key areas not captured in the OI and ROC financial metrics. Approximately half of the personal performance objectives were based on other quantifiable financial targets. Corporate staff executive officers had targets based upon Expense Control. Executive officers who are Business Unit Heads had targets based upon Expense Control, Days of Working Capital reductions, and Productivity Improvements, with different specific weightings applied to each element for each officer. Other personal performance objectives for executive officers other than the Chief Executive Officer include deployment of Lean operating principles and overall leadership. For the executive officers who were executives of AMCOL prior to the May 9, 2014 acquisition of AMCOL, including Mr. Castagna, as noted above, the Committee did not have the opportunity to set personal performance objectives or financial targets at the beginning of the year. They were, instead, given specific targets for integration of their respective Business Units into the Company, and their incentive compensation was based upon their performance with respect to such integration targets as well as the performance of their respective Business Units for the Company after May 9, 2014. The quantifiable financial targets for Mr. Muscari’s personal performance reflected an aggregation of the Business Unit and Corporate staff targets and objectives. For each category of the personal performance objectives, there was a range of potential payouts with the ultimate payout amount based upon the detailed evaluation by the Committee as to the achievement of the objectives. The Committee structured the 2014 Annual Incentive Plan in this manner so that the executives would know what their reward, if any, would be for achieving the financial objectives, while using the personal performance objectives to provide the Committee with the opportunity to assess the value of contributions or achievements within the context of the degree of difficulty and probability of achieving the objectives.

The following are the specific personal performance objectives under Annual Incentive Plan for each of our named executive officers, other than Mr. Castagna and Mr. Wetherbee, as well as their achievement of such objectives in 2014:

●
Mr. Muscari: The Compensation Committee reviewed Mr. Muscari’s personal goals and objectives and assessed his performance versus the objectives in areas including, but not limited to, acquiring and integrating AMCOL, succession planning and development of the Company’s leadership team, improving the Company’s safety environment, and maintaining a high performance culture in advancing operational excellence and increasing productivity and earnings. Collectively, Mr. Muscari’s performance against his personal performance objectives was 150.0% of target.

●
Mr. Dietrich: Mr. Muscari and the Compensation Committee reviewed Mr. Dietrich’s 2014 personal goals and objectives and assessed his performance versus the objectives in areas such as expense reduction, achievement of Hoshin Plans (Hoshin is a structured methodology for executing and achieving strategic goals and objectives) and overall leadership. For Mr. Dietrich, controllable expenses for his resource unit increased in 2014 by 2.3% from 2013 levels, and his target was an increase of 1.8%, which resulted in a payout of 94% for this component of the award. Collectively, Mr. Dietrich’s performance against his personal performance objectives was 119.2% of target.

●
Mr. Monagle: Mr. Muscari and the Compensation Committee reviewed Mr. Monagle’s 2014 personal performance goals and objectives and assessed his performance versus the objectives in areas such as Operational Excellence deployment, expense management, productivity and overall leadership. For Mr. Monagle, controllable expenses for his Business Unit decreased in 2014 by 1.2% from 2013 levels, and his target was an increase of 0.9%, which resulted in a pay-out of 200% for this component of the award. Productivity improvements measured as Tons Produced per Manufacturing Hour decreased 1.0% from 2013 levels and his target was an improvement of 4.0% which resulted in a payout of 64% for this component of the award. Collectively, Mr. Monagle’s performance against his personal objectives was 118.5% of target.

MINERALS TECHNOLOGIES 2015 Proxy Statement	45

COMPENSATION DISCUSSION AND ANALYSIS

●
Mr. Meek: Mr. Muscari and the Compensation Committee reviewed Mr. Meek’s 2014 personal goals and objectives and assessed his performance versus the objectives in areas such as expense reduction, achievement of Hoshin Plans and overall leadership. For Mr. Meek, controllable expenses for his resource units increased in 2014 by 6.9% from 2013 levels, and his target was a decrease of 2.3%, which resulted in a payout of 37.5% for this component of the award. Collectively, Mr. Meek’s performance against his personal objectives was 112.5% of target.

Long-term Incentives

Long-term incentives consist of stock options, DRSUs and Performance Units awarded under our long-term incentive compensation plan. Our compensation program uses equity-based awards (stock options and DRSUs), the ultimate value of which is contingent on our longer-term performance, in order to provide the named executive officers with a direct incentive to seek increased shareholder returns. Furthermore, as described below, we have established stock retention requirements for our executive officers that require the executives to retain a portion of the common stock of the Company that they receive pursuant to equity awards. We believe this further aligns the interests and actions of the Company’s executive officers with the interests of the Company’s shareholders. Performance Units, which pay cash based on the Company’s performance over a three-year performance period, provide a cash incentive that is based on a longer-term performance evaluation than the 2014 Annual Incentive Plan.

Equity award opportunities and Performance Units awarded through our long-term incentive compensation plan provide the named executive officers with a direct incentive to seek increased shareholder returns and serve to further align the interests and actions of the Company’s executive officers with the interests of the Company’s shareholders. Compensation levels for each element are determined by the Committee independently and are not set based on the levels of other elements of compensation, except that the aggregate value of long-term incentive opportunities at target are generally set so that the sum of base salary, annual incentive at target and long-term incentives at target fall within the desired range of total direct remuneration. The Compensation Committee also takes into account other factors such as the responsibilities, performance, contributions and service of the executive, including compensation in relation to other employees and the executive’s length of service in the particular position. In 2014, the Committee also awarded long-term incentives to our executive officers who were executives of AMCOL prior to our May 9, 2014 acquisition of AMCOL, including Mr. Castagna. In addition to the factors described above, these awards were granted in the context of these executives’ termination of their AMCOL change-in-control agreements and their entry into employment agreements with the Company.

To determine the amounts of each type of long-term incentive provided to each executive officer, the Committee generally first determines the total long-term incentive award to be granted to an executive officer. Total long-term incentive value is determined as a multiple of an executive’s base salary, based on market data supplied by Steven Hall & Partners, the Compensation Committee’s independent compensation consultant. The applicable percentage of total long-term incentive awards ranged from 100% to 355% of base salary for the named executive officers. The Committee then establishes the split among the three long-term incentive vehicles. The Committee decided in 2014 that the total long-term incentive value would be split as follows: 20% in the form of stock options, 40% in DRSUs and 40% in Performance Units. This split reflected a desire to base awards on performance and the general marketplace trend of decreasing the emphasis on stock options. Of the equity components, stock options are valued using the Black-Scholes option valuation method and DRSUs are valued using the average of the high and the low of the stock price on the date of the grant. Performance Units are cash vehicles linked to financial goals set by the Committee. They are valued at $100 per unit assuming target-level performance, with higher and lower per-unit values for above- and below-target performance. These values are then translated into specific amounts for each individual executive officer.

All of our long-term compensation awards are strongly linked to performance. The Performance Units awarded through our long-term incentive compensation plan are linked to measurements of return on capital and stock performance. The linkage to performance is indicated by the Units’ history of zero payouts until our company’s performance improved over the past few years. Realized payouts on Performance Units that have vested over the past eight years are set forth in the following graph.

46	MINERALS TECHNOLOGIES 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Grant Date	Three Year Performance Period	Actual Payout as a Percentage of Payout at Target Performance
2012	2012 – 2014	266%
2011	2011 – 2013	220%
2010	2010 – 2012	150%
2009	2009 – 2011	78%
2008	2008 – 2010	40%
2007	2007 – 2009	0%
2006	2006 – 2008	0%
2005	2005 – 2007	0%

Equity awards typically have a three-year vesting period. Although this vesting is time-based, we strongly believe that our equity-based awards are performance-based, as vesting only occurs if the executive continues to be employed by the Company on the vesting date. We have a high-performance culture. This means that we expect our executives to perform to high levels. Our history is that executives that do not meet such performance standards leave our Company; in the past eight years, there has been 100 % turnover of the positions in our executive management team. These officers have forfeited all of their unvested equity awards.

Stock Options. The Committee awarded the named executive officers in 2014 stock options with an exercise price of $57.965. The exercise price represents fair market value on the date of grant as defined in the 2001 Stock Award and Incentive Plan as the average of the high and the low stock price on the grant date. These options generally have a ten-year term and vest in equal installments on each of the first three anniversaries from the date of grant. To encourage the ownership of Company stock among officers, upon exercise, at least 50% of after-tax value of appreciation must be held in Company stock for at least five years.

DRSUs. DRSUs generally vest in equal installments on each of the first three anniversaries from the date of grant. As with stock options, to encourage the ownership of Company stock among officers, at least 50% of the shares received upon vesting of the DRSUs (after tax) must be held by the executives for five years.

Performance Units. Performance Units awarded under our long-term incentive compensation plan pay cash based on the Company’s performance over a three-year performance period. Performance Units granted in 2014 vest at the end of a three-year performance period (2014-2016), provided the grantee remains employed by the Company at such time. The value of each Performance Unit is dependent on the following three measures:

●	The Company’s ROC performance as compared to target ROC, which is set to exceed the Company’s weighted average cost of capital.

●
The Company’s stock performance as compared to the S&P MidCap 400 Index and the Russell 2000 Index, based on total shareholder return for the period from January 1, 2014 to December 31, 2016. For this purpose, the total shareholder return of the S&P MidCap 400 Index and the Russell 2000 Index are weighted equally.

●
The Company’s stock performance as compared to our Peer Company Index, based on total shareholder return for the period from January 1, 2014 to December 31, 2016. Commencing in 2013, we began using a Peer Company Index that is consistent with the new comparator group of peer companies used for our overall compensation benchmarking, which is described in detail below under “—How We Make Compensation Decisions—Comparator Group Companies.”

Equal weighting is given to each of the three measures. Thus, each of the three types of performance included in the performance goals contributes one-third of the final value of the Performance Unit. If performance does not meet minimum threshold levels, the Performance Unit will be worth $0. At target performance, a Performance Unit is worth $100 and may be worth up to $300 at maximum performance levels. For example, if for a Performance Unit (which has a target value of $100) one performance metric is achieved at the target level, one is achieved at the threshold level, and one is achieved at the maximum level, the performances together will result in a final payout value for the Performance Unit of $158.33, consisting of one-third of $100 (the target payout level, yielding $33.33) plus one-third of $75 (the threshold payout level, yielding $25) plus one-third of $300 (the maximum payout level, yielding $100). The Performance Unit value is paid out in cash at the end of the performance period.

The following tables set forth the payout levels for stated performance for each of the three measures. Performance between the stated percentages is interpolated.

ROC Performance relative to target ROC (one-third of Unit Value):

ROC Performance*	Component Achievement
<7.5%	$0
8.5%	$75
9.5%	$100
10.5%	$200
11.5+%	$300

*	Assumes weighted average cost of capital of 9.0% at time of vesting.

Company Stock Comparison to the S&P MidCap 400 Index and the Russell 2000 Index (one-third of Unit Value):

Performance as a % of Target	Component Achievement
<75%	$0
75%	$75
100%	$100
120%	$200
130+%	$300

MINERALS TECHNOLOGIES 2015 Proxy Statement	47

COMPENSATION DISCUSSION AND ANALYSIS

Company Stock Comparison to the Peer Company Index (one-third of Unit Value):

Performance as a % of Target	Component Achievement
<75%	$0
75%	$40
100%	$90
110%	$100
120%	$200
130+%	$300

In January 2015, the Committee reviewed the results of Performance Units granted in 2012 related to the 2012-2014 performance period. The Company’s strong performance during the performance period resulted in a payout on the Performance Units granted in 2012 of $266 per unit. Payments to the named executive officers on the 2012 Performance Units were as follows: Mr. Muscari, $3,400,576, Mr. Dietrich, $929,845, Mr. Monagle, $1,049,397, and Mr. Meek, $916,562.

Retirement Programs

Our retirement programs for senior executives provide an opportunity for each participating executive, through long service to the Company, to receive a pension or other forms of retirement benefits. With the exception of Mr. Castagna, our named executive officers participate in the Company’s Retirement Plan and the Supplemental Retirement Plan which provide retirement benefits to employees and executives. Mr. Castagna, who was an executive of AMCOL prior to its acquisition by us on May 9, 2014, participates in the AMCOL International Corporation Pension Plan (“AMCOL Retirement Plan”), Supplementary Pension Plan for Employees of AMCOL International Corporation (“AMCOL Supplemental Retirement Plan”), and AMCOL International Corporation Nonqualified Deferred Compensation Plan (“AMCOL Deferred Compensation Plan”). These plans are described more fully in the narrative following the Pension Benefits table below.

Although our retirement programs provide valuable benefits that help us attract and retain executive talent, we rely more heavily on other elements of our compensation program in the recruitment process and for retention.

Severance Policies

Severance protection is provided to our senior executives in employment agreements and severance agreements. This protection is designed to be fair and competitive and to aid in attracting and retaining experienced executives. When recruited from another company, the executive generally will seek to be protected in the event he or she is terminated without cause or we take actions giving the executive good reason to terminate employment. We believe that the protection we provide—including the level of severance payments and post-termination benefits—is appropriate and within the range of competitive practice.

Severance protection following a change in control, while potentially costly, provides a number of important benefits to the Company. First, it permits an executive to evaluate a potential change in control while relatively free of concern for the executive’s own situation or the need to seek employment elsewhere. Second, change in control transactions take time to unfold, and a stable management team can help to preserve the Company’s operations either to enhance the value delivered to a buyer in the transaction or, if no transaction is consummated, to ensure that the Company’s business will continue without undue disruption. Finally, we believe that the change in control protections in place encourage management to consider on an ongoing basis whether a strategic transaction might be advantageous to our shareholders, even one that would vest control of the Company in a third party. We generally do not provide for excise tax gross up payments to executive officers in connection with a change in control. The Compensation Committee believes that the potential cost of executive change in control severance payments and benefits, as a percentage of the potential buyout price, would be well within the range of reasonable industry practice, and represents an appropriate cost relative to the benefits to the Company and its shareholders.

48	MINERALS TECHNOLOGIES 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Deferred Compensation

The Company maintains the Supplemental Savings Plan in order to allow employees to defer amounts that cannot be deferred under the qualified Savings and Investment Plan (the Company’s 401(k) plan) due to Internal Revenue Code limits. Contributions under the Supplemental Savings Plan are limited to the percentage limits that the employee would otherwise have been able to contribute on a before-tax basis to the Savings and Investment Plan. Additionally, the program provides a second and separate election opportunity for the deferral of annual base salary and bonus for which these deferrals are credited with interest only. Amounts placed in the Supplemental Savings Plan remain with the Company until payout, rather than invested through a third party as with other defined contribution programs. Mr. Castagna, who was an executive of AMCOL prior to its acquisition by us on May 9, 2014, participated in the AMCOL International Corporation Savings Plan (also a 401(k) plan) in 2014 as well as a supplemental plan allowing former AMCOL employees to defer amounts that cannot be deferred under the qualified plan.

Perquisites

We provide only minimal perquisites that have a sound benefit to the Company’s business.

How We Make Compensation Decisions

Objectives of Our Compensation Program for Named Executive Officers

The Compensation Committee believes that the compensation program for executive officers should reward the achievement of the short-term and long-term objectives of the Company, and that compensation should be related to the value created for its shareholders. Furthermore, the program should reflect competitive opportunities and best practices in the marketplace.

The following objectives serve as guiding principles for the Compensation Committee:

●	Provide a market-based, competitive total compensation opportunity that allows the Company to attract, retain, motivate and reward highly skilled executives;

●	establish a strong pay-for-performance culture based on the achievement of key business objectives and reinforced by incentive-based pay; and

●	strengthen the linkage between executive and shareholder interests through the usage of equity awards and executive stock ownership.

Comparator Group Companies

We intend that the levels of compensation available to executive officers who successfully enhance corporate value be competitive with the compensation offered by publicly held companies so that we can successfully attract and retain the high-quality executive talent critical to the long-term success of the Company. Furthermore, we seek to encourage outstanding performance through the opportunity to earn substantially more than target levels of pay for superior performance. To understand the competitive market for pay, we analyze the compensation programs at a comparator group of companies in setting compensation terms for our program.

As a result of our outreach to our shareholders in 2012, we substantially revised the comparator group used for determining our compensation program. We conducted the same review for 2013 and again in 2014, and in 2014 determined that the group remained appropriate, with the only changes being the removal of certain companies which were acquired. The group includes AMCOL, as we determined the composition of the group prior to our acquisition of AMCOL. The Company’s primary business competitors are foreign companies, privately held firms or subsidiaries of publicly-traded companies. Accordingly, compensation data for most of our primary business competitors is not publicly available. Therefore, based on information and analysis provided by the Committee’s executive compensation consultants, Steven Hall & Partners, we identified the following group of comparator companies for reference in setting compensation. We selected these companies because they are primarily in the specialty chemical industry, they provide a broad measure of compensation in the market in which we compete for talent, and they are similar to the Company in the size and scope of their operations.

MINERALS TECHNOLOGIES 2015 Proxy Statement	49

COMPENSATION DISCUSSION AND ANALYSIS

A. Schulman, Inc.	Harsco Corporation
Albermarle Corporation	Innophos Holdings, Inc.
AMCOL International Corporation	Koppers Holdings Inc.
Arch Coal, Inc.	Kraton Performance Polymers, Inc.
Cabot Corporation	Kronos Worldwide, Inc.
Century Aluminum Company	Molycorp, Inc.
Compass Minerals International, Inc.	Olin Corporation
Cytec Industries Inc.	OM Group, Inc.
Ferro Corporation	Sensient Technologies Corp.
H.B. Fuller Company

We do not rely exclusively on comparator group data in setting the terms of our compensation program. Consideration also is given to major compensation surveys of companies in the chemical industry, as well as companies in general industry. Survey information helps to confirm the validity and provide broader context to the comparator group data, as well as provide data for positions where comparator data is not available from public filings with the SEC. This survey data is developed independently by Steven Hall & Partners and provided to the Compensation Committee.

Setting Total Direct Remuneration

Total direct remuneration—consisting of salary, annual incentive awards and long-term incentive awards—provides the major portion of each named executive officer’s remuneration. In setting each named executive officer’s total direct remuneration opportunity, the Compensation Committee takes into account other factors such as the responsibilities, performance, contributions and service of the executive, including compensation in relation to other employees and the executive’s length of service in the particular position. As a result, we do not set total direct remuneration or the component parts at levels to achieve a mathematically precise market position. Based on its review of the factors described above, Mr. Muscari’s total direct remuneration was set relatively higher than the other named executive officers, reflecting among other things his greater scope of responsibilities and longer term of service as an executive officer than the other named executive officers.

As discussed above, our program has provided substantial portions of total direct remuneration in the form of DRSUs and stock options to promote share ownership as a direct means of aligning the interests of executives with the long-term interests of shareholders. Our share retention requirements also encourage long-term shareholding. Cash compensation permits executives to meet living expenses and build wealth through diversified investments, and we therefore seek to provide balance in the mix of cash and non-cash compensation. The more senior the role, the greater the percentage of compensation provided in the form of at-risk long-term incentives.

In evaluating the level of compensation for the named executive officers versus the marketplace, the Committee considered the elements of salary, annual incentive and long-term incentive compensation, both individually and collectively. These elements were benchmarked to compensation information of comparator companies provided by the Committee’s executive compensation consultants, Steven Hall & Partners. However, this compensation data was not utilized by the Committee to adjust any element of compensation, or total compensation generally, paid to any executive officer (including any of the named executive officers) to precisely equal benchmarked values. Rather, salary, bonus and equity-based compensation components, individually and in total, for each executive, were compared to the average value received by the executives in the comparator companies and such comparison served as general guidance to the Committee in setting compensation levels. In addition, the Committee reviewed the salary, annual incentive and long-term incentive compensation amounts received by each such executive in prior years when establishing compensation levels. In establishing the form and amount of compensation, the Committee attempts to provide compensation that is competitive with its comparator companies, but reasonable in light of the Company’s performance in prior years.

50	MINERALS TECHNOLOGIES 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Compensation levels for each element of direct remuneration are determined by the Committee independently and are not set based on the levels of other elements of compensation, except that the aggregate value of long-term incentive opportunities at target are generally set so that the sum of base salary, annual incentive at target and long-term incentives at target fall within the desired range of total direct remuneration. As noted above, in each case, the Compensation Committee also takes into account other factors such as the responsibilities, performance, contributions and service of the executive, including compensation in relation to other employees and the executive’s length of service in the particular position.

Other Policies

The Compensation Committee reviews and takes into account all elements of executive compensation in setting policies and determining compensation amounts. In this process, the Compensation Committee reviews “tally sheets” and other reports and analyses of executive compensation including those prepared by the Compensation Committee’s independent advisor, Steven Hall & Partners.

Other policies and practices that help promote our compensation objectives include the following:

Employment Agreements. We have employment agreements with all of the named executive officers. These agreements formalize the terms of the employment relationship and the Company’s obligations to the executive during employment and in the event of termination. Additionally, these agreements clearly define the obligations of executives during and after employment with the Company. This includes compliance with restrictive terms that protect our business related to competitive activities, solicitation of our employees, customers and business partners, the disclosure of confidential information, and other actions that could be harmful to the Company post-employment. Employment agreements promote careful and complete documentation and understanding of employment terms, including strong protections for our business, and discourage frequent renegotiation of the terms of employment. Conversely, employment agreements can limit our ability to change certain employment and compensation terms. In some cases, including when an executive has been recruited to join us, executives have negotiated with us regarding the terms of their employment. The agreements embody the employment terms on which the Compensation Committee and the executives have reached agreement.

Equity Award Grant Practices. Most of our option and DRSU grants have occurred as part of our regular annual grant of equity awards at a regularly scheduled meeting of the Compensation Committee, typically in January. The Company considers interim grants in cases of new hires, promotions and other special situations. In June 2014, we provided grants to the executives of AMCOL who became our executives, including Mr. Castagna.

Clawback Policy. In 2012, we adopted a Policy for Recoupment of Incentive Compensation (a “clawback” policy). This allows the Company to recapture any compensation paid or awarded to an executive officer or other key employee if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement, and the Board determines that the willful commission of an act of fraud or dishonesty by such person or recklessness in the performance of such person’s duties contributed to the non-compliance and the compensation received by such person would have been materially lower if it had been based on the restated results.

Officer Stock Ownership Guidelines. The following are the stock ownership guidelines effective for the Chief Executive Officer and other named executive officers. The guidelines require holdings of our stock with values at least equal to specified multiples of base salary, as follows:

●	Chief Executive Officer—six times base salary (within five years of election)

●	Chief Financial Officer and Chief Operating Officer –four times base salary (within five years of election)

●	Other Elected Officers—three times base salary (within five years of election)

As of March 10, 2015, Mr. Muscari and Mr. Meek were the only named executive officers in their positions for the five years required for the guidelines to take effect. Mr. Muscari and Mr. Meek were in compliance with the officer stock ownership guidelines.

Trading Controls and Hedging Transactions. Executive officers, including the named executive officers, are required to receive the permission of the Company’s General Counsel prior to entering into any transactions in Company securities, including exercises of stock options. Generally, trading is permitted only during announced trading periods. The named executive officer bears full responsibility if he or she violates Company policy by permitting shares to be bought or sold without pre-approval or when trading is restricted. Executive officers are prohibited from entering into hedging transactions, short sales and similar derivative transactions, and from pledging shares of Company stock.

MINERALS TECHNOLOGIES 2015 Proxy Statement	51

COMPENSATION DISCUSSION AND ANALYSIS

Tax Deductibility

Internal Revenue Code Section 162(m) limits the tax deductions that a public company can claim for compensation to some of its named executive officers. We generally seek to preserve such corporate tax deductibility for compensation to the extent practicable, although the Compensation Committee retains flexibility to approve, when appropriate, compensation arrangements which promote the objectives of our compensation program but which do not qualify for full tax deductibility. Accordingly, the Committee recognizes that a portion of the compensation paid to the executive officers will be subject to the deduction limitation.

2015 Compensation Program for Named Executive Officers

Our compensation program for senior executives for 2015 will be structured in a manner similar to the 2014 program. For 2015, corporate and business unit financial targets under our incentive compensation plan will also measure performance of the business units acquired in the AMCOL acquisition.

Decision-Making Responsibility

Governance of our compensation program is the responsibility of the Compensation Committee, which consists solely of independent (non-management) directors. The Compensation Committee works with management, in particular the Chief Executive Officer and the executive responsible for Human Resources, in making decisions regarding our compensation program. The Chief Executive Officer has the ability to call Compensation Committee meetings for this purpose. The Compensation Committee also has retained Steven Hall & Partners, a nationally known compensation consulting firm, to assist in gathering and analyzing market data, advising the Compensation Committee on compensation standards and trends, and assisting in the implementation of policies and programs. Steven Hall & Partners works with the Chief Executive Officer and the executive responsible for Human Resources, in providing such assistance to the Compensation Committee. Steven Hall & Partners does not provide any other services to the Company.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee, comprised entirely of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with the Company’s management. Based on the review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Duane R. Dunham, Chair
John J. Carmola
Robert L. Clark
Barbara R. Smith

52	MINERALS TECHNOLOGIES 2015 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

COMPENSATION OF EXECUTIVE OFFICERS
AND DIRECTORS

Summary Compensation Table—2014

The following table summarizes the compensation of the named executive officers for the fiscal year ended December 31, 2014. The named executive officers include our Chairman and Chief Executive Officer (who was Executive Chairman from March 2013 to February 2014), Chief Financial Officer, and the three other most highly compensated executive officers who were serving as executive officers on December 31, 2014. Under applicable SEC rules, our named executive officers for 2014 also include our former President and Chief Executive Officer. For purposes of determining the most highly compensated officers, the amounts shown in column (h) were excluded.

						Change in
						Pension Value
						and Non-qualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Awards	Awards	Compensation*	Earnings	Compensation	Total
Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Joseph C. Muscari	2014	$900,000	$1,278,070	$966,283	$4,617,676	$192,726	$49,126	$8,003,881
Chairman and	2013	$900,000	$1,278,049	$935,350	$4,207,876	$108,348	$50,956	$7,480,579
Chief Executive Officer***	2012	$900,000	$1,397,767	$711,623	$3,130,740	$92,700	$837,314	$7,070,512
Douglas T. Dietrich	2014	$445,962	$425,985	$317,560	$1,351,245	$69,089	$27,946	$2,637,787
Senior Vice President,	2013	$416,077	$406,005	$292,714	$1,159,210	$12,709	$26,676	$2,313,391
Finance and Treasury,	2012	$385,077	$393,737	$195,972	$623,550	$25,800	$25,432	$1,649,568
Chief Financial Officer
D.J. Monagle, III	2014	$440,673	$460,016	$362,998	$1,445,297	$87,397	$23,954	$2,820,335
Senior Vice President,	2013	$407,385	$423,966	$310,301	$1,322,495	$15,050	$23,985	$2,503,182
Chief Operating Officer –	2012	$386,923	$431,990	$219,825	$787,840	$30,300	$27,092	$1,883,970
Specialty Minerals Inc.
and Minteq Group
Gary L. Castagna****	2014	$265,789	$1,660,036	$112,485	$392,800	$138,463	$15,527	$2,585,100
Senior Vice President and
Managing Director,
Performance Materials
Thomas J. Meek	2014	$428,173	$381,989	$287,299	$1,314,762	$66,179	$30,635	$2,509,037
Senior Vice President, General	2013	$406,731	$364,013	$264,906	$1,145,927	$27,022	$29,692	$2,238,291
Counsel and Secretary,	2012	$382,539	$360,949	$183,713	$793,900	$29,700	$28,617	$1,779,418
Chief Compliance Officer
Robert S. Wetherbee	2014	$204,615	$—	$—	$—	$—	$41,674	$246,289
Former President and	2013	$538,462	$600,003	$441,415	$500,000	$—	$103,464	$2,183,344
Chief Executive Officer

*	Non-equity Incentive plan compensation consists of the following:

	2014 Annual	2014 Long-term
Name	Incentive Bonus	Incentive Payout	Total
J.C. Muscari	$1,217,100	$3,400,576	$4,617,676
D.T. Dietrich	$421,400	$929,845	$1,351,245
D.J. Monagle	$395,900	$1,049,397	$1,445,297
G.L. Castagna	$392,800	$—	$392,800
T.J. Meek	$398,200	$916,562	$1,314,762
R. S. Wetherbee	$—	$—	$—

**	There were no discretionary bonuses paid to any of the named executive officers in 2012, 2013 or 2014. Accordingly, the column entitled “Bonus” has been omitted from this table.

***	Mr. Muscari was Executive Chairman of the Company from March 2013 to February 2014.

****	Includes compensation commencing May 10, 2014. Mr. Castagna became an employee of the Company on May 10, 2014 in connection with the Company’s acquisition of AMCOL International Corporation.

MINERALS TECHNOLOGIES 2015 Proxy Statement	53

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

(1)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The Company calculates the “fair value” of stock awards under FASB ASC Topic 718 by multiplying the number of shares by the average of the high and low price of the Company’s common stock on the New York Stock Exchange on the grant date. See Note 2 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for the assumptions made in determining FASB ASC Topic 718 values.

(2)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The Company calculates the “fair value” of option awards under FASB ASC Topic 718 using the Black-Scholes valuation model. See Note 2 to the Consolidated Financial Statements in our Annual Report for the fiscal year ended December 31, 2014 for the assumptions made in determining FASB ASC Topic 718 values.

(3)
Amounts shown for 2014 represent the sum of (i) 2013 Annual Incentive awards under the 2014 Annual Incentive Plan and (ii) the value of the Performance Units granted by the Company to the named executive officers in 2012 for the performance period 2012-2014, which vested on December 31, 2014, as detailed in the above note (*).

Amounts shown for 2013 represent the sum of (i) 2013 Annual Incentive awards under the 2013 Annual Incentive Plan and (ii) the value of the Performance Units granted by the Company to the named executive officers in 2011 for the performance period 2011-2013, which vested on December 31, 2013. Performance under the Performance Units granted in 2011 met the minimum threshold levels for certain performance measures, and the value of these Performance Units was $219.17 per unit.

Amounts shown for 2012 represent the sum of (i) 2012 Annual Incentive awards under the 2012 Annual Incentive Plan and (ii) the value of the Performance Units granted by the Company to the named executive officers in 2010 for the performance period 2010-2012, which vested on December 31, 2012. Performance under the Performance Units granted in 2010 met the minimum threshold levels for certain performance measures, and the value of these Performance Units was $150.30 per unit.

A Performance Unit is worth $100 per unit at target performance; at maximum performance, $300 per unit. If performance does not meet minimum threshold levels, the Performance Unit will be worth $0. See “Compensation Discussion and Analysis—What We Pay and Why: Elements of Our Compensation Program for Named Executive Officer—Long-term Incentives” for more information.

(4)
Amounts shown in column (h) are solely an estimate of the increase in actuarial present value during 2014 of the named executive officer’s normal retirement age (defined as the earliest age at which the executive can receive a benefit unreduced for early retirement) accumulated benefit under the Company’s Retirement Plan and the Supplemental Retirement Plan, in the cases of the named executive officers other than Mr. Castagna and Mr. Wetherbee, and the AMCOL Retirement Plan and AMCOL Supplemental Retirement Plan for 2014, in the case of Mr. Castagna. Mr. Wetherbee did not participate in any Company pension plans in 2014. The amount attributable to each plan is shown in the table below:

	Change in Pension Value
		Supplemental
Name	Retirement Plan	Retirement Plan	Total
J.C. Muscari	$23,766	$168,960	$192,726
D.T. Dietrich	$25,191	$43,898	$69,089
D.J. Monagle	$36,555	$50,842	$87,397
T.J. Meek	$22,400	$43,779	$66,179
		AMCOL
	AMCOL	Supplemental
Name	Retirement Plan	Retirement Plan	Total
G.L. Castagna*	$36,145	$102,318	$138,463

*     Change in Pension Value from May 10, 2014, the date when Mr. Castagna became an employee of the Company, to December 31, 2014.

The change in pension values for Mr. Muscari, Mr. Dietrich, Mr. Monagle, and Mr. Meek are calculated under the cash balance formula, which is described in more detail in the narrative following the Pension Benefits table below. The accumulated benefit under the cash balance formula equals the projected annuity benefit payable at normal retirement age, assuming that the executive remains in employment but receives no future pay credits. The projected annuity benefit is calculated by first projecting the end-of-year cash balance account to normal retirement age using annual interest credits of 1.13% for 2014 calculations and 1.18% for 2013 calculations. The projected cash balance is then converted to an annuity using the September 2014 rates (1.40% for 5 years, 3.98% for next 15 years, 5.04% thereafter) and the 2015 IRS prescribed mortality table for 2014 calculations, and September 2013 rates (1.40% for 5 years, 4.66% for next 15 years, 5.62% thereafter) and the 2014 IRS prescribed mortality table for 2013 calculations.

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The present value of accumulated benefits for Mr. Muscari, Mr. Dietrich, Mr. Monagle, and Mr. Meek is then calculated using the following discount rate and mortality assumptions:

Discount rate:	2014 year end:	3.65% for the qualified plan
3.65% for the nonqualified plan
	2013 year end:	4.45% for the qualified plan
4.45% for the nonqualified plan
	2012 year end:	3.60% for the qualified plan
3.60% for the nonqualified plan
Mortality table:	2014 year end:	“RP-2014 Mortality Table with Generational Projection
(Scale MP-2014)” - post retirement only
	2013 year end:	“IRS 2014 Static Mortality Table” - post retirement only
	2012 year end:	“IRS 2013 Static Mortality Table” - post retirement only

The change in pension values for Mr. Castagna are calculated under the final average pay formula which provides a benefit at Social Security Normal Retirement Age (SSNRA) equal to 0.75% of final compensation multiplied by years of credited service plus 0.75% of final compensation in excess of Social Security Covered Compensation multiplied by years of credited service up to 35 years. The benefit is payable as a life annuity (other optional annuity forms of payment are available). The accumulated benefit under the final average pay formula equals the benefit payable at normal retirement age using pay and service earned to date. Early retirement benefits are available if a participant terminates with 70 age plus service points. The benefit is reduced 6 2/3% per year for the first 5 years prior to SSNRA and 3 1/3% per year for each of the next five years prior to SSNRA.

The present value of accumulated benefits for Mr. Castagna is then calculated using the following discount rate and mortality assumptions:

Discount rate:	2014 year end:	4.30% for the qualified plan
4.21% for the nonqualified plan
Mortality table:	2014 year end:	“RP-2014 fully generational table projected using scale MP-2014”

(5)	All Other Compensation for 2014 consists of the following:

All Other Compensation—2014

			Supplemental
		401 (k) plan	Savings Plan
Name	Perquisites*	Match**	Match	Total
J.C. Muscari	$6,880	$10,400	$31,846	$49,126
D.T. Dietrich	$1,646	$10,400	$15,900	$27,946
D.J. Monagle	$5,000	$10,400	$8,554	$23,954
G.L. Castagna	$14,083	$1,444	$—	$15,527
T.J. Meek	$5,000	$10,400	$15,235	$30,635
R.S. Wetherbee	$29,551	$10,400	$1,723	$41,674

*
Consists solely of financial counseling, except for $1,880 in medical reimbursements for Mr. Muscari pursuant to his employment agreement, $9,083 for Mr. Castagna for automobile allowance from May 10, 2014 through December 31, 2014 (a carryover program from AMCOL that has since been discontinued), and $29,551 to Mr. Wetherbee for reimbursement of relocation expenses.

**
Consists of plan match under the Savings and Investment Plan, except for Mr. Castagna which consists of plan match under the AMCOL International Corporation Savings Plan from May 10, 2014 through December 31, 2014.

Amount for 2012 for Mr. Muscari include the amounts accrued relating to a one-time payment in 2012 pursuant to a provision of his employment agreement representing replacement of certain retirement benefits which Mr. Muscari would have earned had he remained with his prior company. Such accurals have concluded and Mr. Muscari is not entitled to any similar future payments under his employment agreement. See “—Employment Agreements” on page 63 for more information.

MINERALS TECHNOLOGIES 2015 Proxy Statement	55

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Grants of Plan-Based Awards—2014

The following table provides information on the Annual Incentive Plan awards to each of the Company’s named executive officers in 2014 and the Performance Units, DRSUs and stock options granted in 2014 to each of the Company’s named executive officers under the Company’s long-term incentive program. The estimated future payouts of non-equity incentive plan awards listed in the table below depend on performance criteria described in footnote 2 below. There can be no assurance that such payouts will ever be realized.

							All Other		All Other
							Stock		Option
							Awards:		Awards:			Exercise	Grant Date
				Estimated Future Payouts Under			Number of		Number of			or Base	Fair Value
				Non-Equity Incentive Plan			Shares of		Securities		Grant	Price of	of Stock
			Performance	Awards			Stock or		Underlying		Date	Option	and Option
	Grant		Units	Threshold	Target	Maximum	Units		Options		Closing	Awards	Awards
Name*	Date		(#)	($)	($)	($)	(#)(3)		(#)(4)		Price	($/Sh)(5)	($)(6)
J.C. Muscari		(1)		$225,000	$900,000	$1,800,000
	1/22/14	(2)	12,800	$960,000	$1,280,000	$3,840,000
	1/22/14						22,049	(7)					$1,278,070
	1/22/14								42,405	(8)	$58.15	$57.97	$966,283
D.T. Dietrich		(1)		$83,600	$334,470	$668,940
	1/22/14	(2)	4,260	$319,500	$426,000	$1,278,000
	1/22/14						7,349						$425,985
	1/22/14								13,936		$58.15	$57.97	$317,560
D.J. Monagle		(1)		$82,600	$330,500	$661,000
	1/22/14	(2)	4,400	$345,000	$460,000	$1,380,000
	1/22/14						7,591						$440,012
	1/22/14								14,598		$58.15	$57.97	$332,645
	4/1/14		200				307						$20,004
	4/1/14								1,180		$65.75	$65.16	$30,353
T.J. Meek		(1)		$80,300	$321,130	$642,260
	1/22/14	(2)	3,990	$299,250	$399,000	$1,197,000
	1/22/14						6,590						$381,989
	1/22/14								12,608		$58.15	$57.97	$287,299
G. Castagna		(1)		$78,750	$315,000	$630,000
	6/3/14	(2)	1,600	$120,000	$160,000	$480,000
	6/3/14						27,096						$1,660,036
	6/3/14								4,696		$60.60	$61.27	$112,485
R. Wetherbee	—
*
The Company did not have any equity incentive plans during 2014, nor does it currently have such plans. Accordingly, the columns entitled “Estimated Future Payouts Under Equity Incentive Plan Awards” have been omitted from this table.

(1)
Represents threshold, target and maximum payout levels under our 2014 Annual Incentive Plan. The actual amount of incentive award earned by each named executive officer in 2014 is reported in the Summary Compensation Table under note (*). For a more detailed discussion of the 2014 Annual Incentive Plan, see “Compensation Discussion and Analysis—What We Pay and Why: Elements of Our Compensation Program for Named Executive Officer—Annual Incentives.”

(2)
Represents the number of Performance Units granted to the named executive officers in 2014 under the Company’s long-term incentive program and estimated threshold, target and maximum payouts. Except as otherwise noted, Performance Units vest at the end of a three-year performance period. For the 2014-2016 performance period, the value of each performance unit is based on on the Company’s ROC performance and the Company’s stock comparisons to the S&P MidCap 400 Index and the Russell 2000 Index and to a Peer Group Index. If performance does not meet minimum threshold levels, the Performance Unit will be worth $0. At threshold performance, a Performance Unit is worth $75; at target performance, $100 per unit; at maximum performance, $300 per unit. The Performance Unit value for the 2014-2016 performance period will be paid out (subject to meeting the above performance criteria) in early 2017. For a more detailed discussion of Performance Units, see “Compensation Discussion and Analysis—What We Pay and Why: Elements of Our Compensation Program for Named Executive Officer—Long-term Incentives.”

(3)
Except as otherwise noted, DRSUs vest in three equal annual installments beginning on the first anniversary of the grant date (subject to accelerated vesting in specified circumstances). DRSUs are not credited with dividends or dividend equivalents prior to vesting.

(4)
Except as otherwise noted, options vest in three equal annual installments beginning on the first anniversary of the grant date and expire on the tenth anniversary of the grant date (subject to accelerated vesting in specified circumstances).

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(5)
The exercise price of option awards is determined by the average of the high and low price of the Company’s common stock on the grant date. Accordingly, the exercise price of option awards granted on January 22, 2014 is $57.97, on April 1, 2014 is $65.16, and on June 3, 2014 is $61.27. The closing price of the Company’s common stock on January 22, 2014 was $58.15, on April 1, 2014 was $65.75, and on June 3, 2014 was $60.60.

(6)
The grant date fair value of each DRSU is determined by the average of the high and low price of the Company’s common stock on the grant date. Accordingly, the per share grant date fair value of each DRSU granted on January 22, 2014 is $57.97, on April 1, 2014 is $65.16 and on June 3, 2014 is $61.27. The grant date fair value, calculated in accordance with FASB ASC Topic 718 using the Black-Scholes valuation method, of each option granted on January 22, 2014 is $22.79, on April 1, 2014 is $25.72 and on June 3, 2014 is $23.95.

(7)	DRSUs granted in 2014 vest on the first anniversary of the grant date, subject to accelerated vesting in specified circumstances.

(8)	Options granted in 2014 vest on the first anniversary of the grant date and expire on the tenth anniversary of the grant date, subject to accelerated vesting in specified circumstances.

MINERALS TECHNOLOGIES 2015 Proxy Statement	57

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Outstanding Equity Awards at Fiscal Year-End—2014

The following table shows the number of shares of the Company’s common stock covered by exercisable and unexercisable options and unvested DRSUs held by the Company’s named executive officers as of December 31, 2014.

	Option Awards(1)					Stock Awards
										Equity
										Incentive
									Equity	Plan
									Incentive	Awards:
									Plan	Market or
			Equity						Awards:	Payout
			Incentive						Number of	Value of
			Plan					Market	Unearned	Unearned
			Awards:			Number of		Value of	Shares,	Shares,
	Number of	Number of	Number of			Shares or		Shares or	Units or	Units or
	Securities	Securities	Securities			Units of		Units of	Other	Other
	Underlying	Underlying	Underlying			Stock		Stock	Rights	Rights
	Unexercised	Unexercised	Unexercised	Option		That		That	That	That
	Options	Options	Unearned	Exercise	Option	Have Not		Have Not	Have Not	Have Not
	Exercisable	Unexercisable	Options	Price	Expiration	Vested		Vested	Vested	Vested
Name	(#)	(#)	(#)	($)	Date	(#)		($)(2)	(#)	($)
J.C. Muscari	67,672	—	N/A	$32.23	1/26/2021				N/A	N/A
	66,292	—		$32.03	1/25/2022
	59,301	—		$41.29	1/22/2023
	—	42,405		$57.97	1/22/2024
						22,049	(3)	$1,531,303
D.T. Dietrich	4,200	—	N/A	$32.68	8/01/2017				N/A	N/A
	10,000	—		$32.08	2/27/2018
	13,740	—		$24.56	1/27/2020
	14,894	—		$32.23	1/26/2021
	12,172	6,084		$32.03	1/25/2022
	6,186	12,372		$41.29	1/22/2023
	—	13,936		$57.97	1/22/2024
						17,650	(4)	$1,225,793
D. J. Monagle	2,200	—	N/A	$32.31	4/25/2017				N/A	N/A
	8,000	—		$32.08	2/27/2018
	24,000	—		$19.86	1/28/2019
	19,100	—		$24.56	1/27/2020
	18,364	—		$32.23	1/26/2021
	13,652	6,826		$32.03	1/25/2022
	6,558	13,115		$41.29	1/22/2023
	—	14,598		$57.97	1/22/2024
	—	1,180		$65.16	4/01/2024
						18,853	(5)	$1,309,341
T.J. Meek	10,000	—	N/A	$22.18	9/1/2019	N/A			N/A
	20,000	—		$24.56	1/27/2020
	15,250			$32.23	1/26/2021
	11,410	5,704		$32.03	1/25/2022
	5,599	11,196		$41.29	1/22/2023
	—	12,608		$57.97	1/22/2024
						15,901	(6)	$1,104,324
G.L. Castagna	—	4,696	N/A	$61.27	6/03/2024
						27,096	(7)	$1,881,817
R. Wetherbee	—	—	N/A	—	—	—			N/A	N/A

(1)
Except as otherwise noted, option awards vest in three equal annual installments beginning on the first anniversary of the grant date and expire on the tenth anniversary of the grant date, subject to accelerated vesting in specified circumstances. The grant date is ten years earlier than the expiration date reported in the Option Expiration column.

(2)	The market value is calculated by multiplying the number of DRSUs by $69.45, the closing price of the Company’s common stock on December 31, 2014.

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(3)	Consists of unvested portions of the following: 22,049 DRSUs granted on January 22, 2014 and vesting on the first anniversary on January 22, 2015.

(4)
Consists of unvested portions of the following: 11,240 DRSUs January 25, 2012 and vesting in three equal annual installments beginning January 25, 2013; 9,833 DRSUs granted on January 22, 2013 and vesting in three equal annual installments beginning January 22, 2014; and 7,349 DRSUs granted on January 22, 2014 and vesting in three equal annual installments beginning January 22, 2015.

(5)
Consists of unvested portions of the following: 12,332 DRSUs granted on January 25, 2012 and vesting in three equal annual installments beginning January 25, 2013;10,268 DRSUs granted on January 22, 2013 and vesting in three equal annual installments beginning January 22, 2014; 7,591 DRSUs granted on January 22, 2014 and vesting in three equal annual installments beginning January 22, 2015; and 307 DRSUs granted on April 1, 2014 and vesting in three equal annual installments beginning April 1, 2015.

(6)
Consists of unvested portions of the following: 10,304 DRSUs granted on January 25, 2012 and vesting in three equal annual installments beginning January 25, 2013; 8,816 DRSUs granted on January 22, 2013 and vesting in three equal annual installments beginning January 22, 2014; and 6,590 DRSUs granted on January 22, 2014 and vesting in three equal annual installments beginning January 22, 2015.

(7)	Consists of invested portions of the following: 27,096 DRSUs granted on June 3, 2014 and vesting in three equal annual installments beginning June 3, 2015.

Option Exercises and Stock Vested—2014

The table below discloses the number of shares acquired through option exercises and vesting of DRSUs and the value at the time of exercise and vesting by the named executive officers during 2014.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)(1)	($)
J.C. Muscari	210,000	9,535,750	30,953	1,794,191
D.T. Dietrich	—	—	10,126	573,463
D.J. Monagle	4,200	179,473	11,297	639,319
T.J. Meek	—	—	9,537	539,814
G.L. Castagna	—	—	—	—
R.S. Wetherbee	—	—	—	—

(1)	Certain of these shares were withheld for the payment of taxes.

MINERALS TECHNOLOGIES 2015 Proxy Statement	59

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Pension Benefits—2014

The table below quantifies the benefits expected to be paid to the named executive officers from the Company’s defined benefit pension plans.

		Present Value of
		Number of Years	Accumulated	Payments During
		Credited Service	Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)(1)	($)
J.C. Muscari	Retirement Plan	7.8	$110,494	—
	Supplemental Retirement Plan	7.8	$692,180	—
D.T. Dietrich	Retirement Plan	7.4	$67,666	—
	Supplemental Retirement Plan	7.4	$95,732	—
D.J. Monagle	Retirement Plan	12.0	$124,895	—
	Supplemental Retirement Plan	12.0	$122,752	—
G.L. Castagna	AMCOL Retirement Plan	13.8	$301,396	—
	AMCOL Supplemental Retirement Plan	13.8	$475,995	—
T.J. Meek	Retirement Plan	5.3	$68,444	—
	Supplemental Retirement Plan	5.3	$107,657	—
R.S. Wetherbee	—	—	$—	—

(1)          The present value of accumulated benefits under the Retirement Plan and Supplemental Retirement Plan is calculated using the following assumptions: (a) a discount rate of 3.65% for the Retirement Plan and 3.65% for the Nonfunded Supplemental Retirement Plan and (b) mortality rates from the “RP-2014 Mortality Table with Generational Projection (Scale MP-2014)” – post retirement only. The present value of accumulated benefits under the AMCOL Retirement Plan and AMCOL Supplemental Retirement Plan is calculated using the following assumptions: (a) a discount rate of 4.30% for the AMCOL Retirement Plan and 4.21% for the AMCOL Supplemental Retirement Plan and (b) mortality rates from the “RP-2014 fully generational table projected using scale MP-2014”.

The Retirement Plan is a tax qualified pension plan which pays retirement benefits within the limits prescribed by the Code. The Supplemental Retirement Plan is an unfunded, non-tax qualified pension plan which pays retirement benefits in excess of such Code limits.

For employees hired after January 1, 2002 and before January 1, 2010 (which include all of our named executive officers except Mr. Wetherbee and Mr. Castagna), accumulated benefits under the Retirement Plan and the Supplemental Retirement Plan are based upon a cash balance formula which credits such employees with annual pay credits equal to 5% of the employee’s pensionable earnings for the year. An employee’s cash balance account will also receive interest credits each year, based on a market rate of interest declared at the end of each year. The accumulated benefit under the cash balance formula equals the projected annuity benefit payable at normal retirement age (later of 65 and 3 years of service), assuming that the named executive officer remains in employment but receives no future pay credits. The projected annuity benefit is calculated by first projecting the December 31, 2014 cash balance account to normal retirement age using annual interest credits of 1.13%. This projected cash balance is then converted to an annuity benefit using the September 2014 rates and the IRS prescribed mortality for 2015. The present value of accumulated benefit under the cash balance formula is based upon this annuity benefit, payable as a life annuity with no death benefit.

Present Value of Accumulated Benefits may decrease year over year, due to the change in interest credit rate and other present value assumptions used for each year-end calculation.

The Retirement Plan was closed to new entrants effective January 1, 2010. Accordingly, employees hired after January 1, 2010, including Mr. Wetherbee, are not entitled to participate in the Retirement Plan or Supplemental Retirement Plan.

The accumulated benefits under the AMCOL Retirement Plan and the AMCOL Supplementary Retirement Plan for Mr. Castagna are based upon a final average pay formula which provides a benefit at Social Security Normal Retirement Age (SSNRA) equal to 0.75% of final compensation multiplied by years of credited service plus 0.75% of final compensation in excess of Social Security Covered Compensation multiplied by years of credited service up to 35 years. The benefit is payable as a life annuity (other optional annuity forms of payment are available). The accumulated benefit under the final average pay formula equals the benefit payable at normal retirement age using pay and service earned to date. Early retirement benefits are available if a participant terminates with 70 age plus service points. The benefit is reduced 6 2/3% per year for the first 5 years prior to SSNRA and 3 1/3% per year for each of the next five years prior to SSNRA.

60	MINERALS TECHNOLOGIES 2015 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Non-Qualified Deferred Compensation—2014

The following table shows contributions, earnings and account balances for the named executive officers in the Supplemental Savings Plan. The Supplemental Savings Plan is an unfunded, non-tax qualified plan which pays amounts in excess of the limits which the Code imposes on benefits under the Company’s Savings and Investment Plan (the Company’s 401(k) plan). For Mr. Castagna reflects earnings in similar plan for former AMCOL employees.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance
	in Last FY	in Last FY	in Last FY	Distributions	at Last FYE
Name	($)(1)	($)(2)	($)(3)	($)	($)
J.C. Muscari	47,769	31,846	138,118	0	1,339,509
D.T. Dietrich	19,875	15,900	22,563	0	260,031
D.J. Monagle	10,692	8,554	26,532	0	332,500
G.L. Castagna	—	—	12,969	—	171,245
T.J. Meek	49,986	15,235	47,478	0	371,048
R.S. Wetherbee	2,154	1,723	2,971	–36,524	0

(1)          Named executive officers may elect to defer payment up to the greater of 6% or that percentage of regular earnings that the named executive officer would have been otherwise able to contribute on a before-tax basis to the Company’s Savings and Investment Plan. At the named executive officer’s election, such deferral will be credited to the named executive officer’s account in the dollar amount of the deferred regular earnings, or as the number of units calculated by dividing the dollar amount of regular earnings deferred by the closing price of the Company’s common stock on the last business day of the month in which the payment of such regular earnings would have been made.

(2)          The amounts reported in this column represent matching contributions by the Company and were also reported as part of the named executive officers’ “All Other Compensation” in the Summary Compensation table and specifically listed in Footnote 5 to such table. Under the Company’s Savings and Investment Plan, the Company contributes $1 for every $1 contributed by the named executive officer of the first 3% of regular earnings and $1 for every $2 of the next 2% of the named executive officer’s regular earnings. If the Code restrictions prevent the named executive officer from receiving matching contributions under the Company’s Savings and Investment Plan, the named executive officer’s account will be credited by the amounts that would have been otherwise contributed by the Company as matching contributions. Matching contributions are held in the general funds of the Company and are credited to the named executive officer’s account in the form of units only, calculated as described in note (1) above.

(3)          The amounts reported in this column represent the aggregate earnings during 2014 of each named executive officer’s account. Dollar amounts in the named executive officer’s account are credited with the interest at a rate equal to the Fixed Income Fund of the Company’s Savings and Investment Plan; units in a named executive officer’s account are marked to market monthly. Whenever a cash dividend is paid on the Company’s common stock, the number of units is increased as follows: the number of units in the named executive officer’s account are multiplied by the cash dividend and divided by the closing price of the Company’s common stock on the dividend record date. None of the named executive officers had any “above market earnings” reportable in column (h) of the Summary Compensation Table.

MINERALS TECHNOLOGIES 2015 Proxy Statement	61

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Potential Payments on Termination or Change in Control—2014

The following table summarizes the estimated payments to be made to each named executive officer derived from their employment agreements, change in control agreements (“CIC agreements”), the terms of their grants and awards and the Company’s 2001 Stock Award and Incentive Plan (i) prior to a change in control and in connection with any termination of employment including voluntary termination, for cause termination, death, disability, retirement, termination without cause or resignation for good reason, and (ii) upon a change in control without termination of employment and termination without cause or resignation for good reason.

For the purpose of the quantitative disclosure in the following table, and in accordance with SEC regulations, we have assumed that the triggering event took place on the last business day of our most recently completed fiscal year, December 31, 2014, and that the price per share of our common stock is the closing market price as of that date, $69.45.

On February 27, 2014, Mr. Wetherbee resigned as President and Chief Executive Officer for personal reasons. Mr. Wetherbee was not entitled to any severance in connection with his resignation. In connection with his appointment as Chief Executive Officer in March 2013, we entered into an employment agreement with Mr. Wetherbee, pursuant to which his base salary was fixed and he was entitled to a short-term incentive compensation opportunity consistent with that of our other executive leadership. Mr. Wetherbee was also awarded long-term incentives consisting of DRSUs, stock options and Performance Units. Consistent with awards to our other executive officers, the DRSUs and stock options were scheduled to vest in three installments, beginning on the first anniversary of their grant, and the Performance Units were scheduled to vest at the end of their performance period in 2015. Mr. Wetherbee forfeited his 2014 short-term incentive compensation opportunity and all of his long-term incentive awards, as his resignation occurred prior to the initial vesting of such awards.

Our employment agreements and CIC agreements with our named executive officers are described following the table.

	Upon Termination and Prior to a Change in Control			On or After a Change in Control
Name	Voluntary Resignation or “For Cause” Termination	Death, Disability or Retirement	Termination without “Cause” or Resignation for “Good Reason”	No Termination of Employment	Termination without “Cause” or Resignation for “Good Reason”
J.C. Muscari
Severance Payment(1)	$0	$0	$3,600,000	$0	$18,203,829	(2)
Benefits(3)	0	0	0	0	39,081
DRSU Vesting(4)	0	0	0	0	1,531,303
Stock Option Vesting(5)	0	0	0	0	486,809
Performance Unit Vesting(6)	0	0	0	0	0
D.T. Dietrich
Severance Payment(1)	$0	$0	$1,182,000	0	$2,911,236	(2)
Benefits(3)	0	0	0	0	22,086
DRSU Vesting(4)	0	0	0	0	1,225,793
Stock Option Vesting(5)	0	0	0	0	736,044
Performance Unit Vesting(6)	0	0	0	0	0
D.J. Monagle
Severance Payment(1)	$0	$0	$1,182,000	$0	$3,046,452
Benefits(3)	0	0	0	0	50,182
DRSU Vesting(4)	0	0	0	0	1,309,341
Stock Option Vesting(5)	0	0	0	0	797,395
Performance Unit Vesting(6)	0	0	0	0	0
G.L.Castagna
Severance Payment(1)	$0	$0	$1,443,750	$0	$2,197,650	(2)
Benefits(3)	0	0	0	0	50,979
DRSU Vesting(4)	0	0	0	0	1,881,817
Stock Option Vesting(5)	0	0	0	0	38,413
Performance Unit Vesting(6)	0	0	0	0	0
T.J. Meek
Severance Payment(1)	$0	$0	$1,131,000	$0	$2,639,826	(2)
Benefits(3)	0	0	0	0	39,140
DRSU Vesting(4)	0	0	0	0	1,104,324
Stock Option Vesting(5)	0	0	0	0	673,463
Performance Unit Vesting(6)	0	0	0	0	0

62	MINERALS TECHNOLOGIES 2015 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

(1)          Represents cash payments potentially payable upon termination of employment. Amounts shown for termination without “Cause” or resignation for “Good Reason” prior to a change in control equal 2 times the sum of base salary and target bonus for Mr. Muscari and 1.5 times the sum of base salary and target bonus for the other named executive officers, except for Mr. Castagna for which the amount is fixed in his employment agreement. Amounts shown for termination without “Cause” or resignation for “Good Reason” on or after a change in control equal 2.99 times the five-year average annual compensation.

(2)          Severance payment may be reduced if the full payment would result in a portion of the payment being subject to the excise tax under Section 4999 of the Code. In such event, the amount of the severance payment will be reduced by the minimum amount necessary such that no portion of the severance payment is subject to the excise tax.

(3)          This amount represents the present value of 24 months of life, disability, accident and health insurance coverage.

(4)          This amount represents the aggregate value of DRSUs which would become vested as a direct result of the termination event and/or change in control before the applicable stated vesting date solely as a direct result of the termination event or change in control before the stated vesting date. The stated vesting date is the date at which an award would have vested absent such termination event or change in control. This calculation of value does not discount the value of awards based on the portion of the vesting period elapsed at the date of the termination event or change in control. The value of DRSUs is based on a closing stock price of $69.45 on December 31, 2014.

(5)          This amount represents the aggregate in-the-money value of stock options which would become vested as a direct result of the termination event and/or change in control before the applicable stated vesting date solely as a direct result of the termination event or change in control before the stated vesting date. The stated vesting date is the date at which an award would have vested absent such termination event or change in control. This calculation of value does not attribute any additional value to stock options based on their remaining term and does not discount the value of awards based on the portion of the vesting period elapsed at the date of the termination event or change in control. Represents the intrinsic value of stock options, based on a closing stock price of $69.45 on December 31, 2014.

(6)          For termination due to death, disability or retirement, if a participant has been employed for two of the three years of the performance period, participant is eligible to receive a pro rata payout at the end of the performance period based on actual performance. Participants who have been employed for less than two of the three years of the performance period forfeit outstanding units related to that performance cycle. The Plan gives the Compensation Committee discretion to accelerate the vesting of Performance Units upon a change in control. Assumes all unvested performance units are not accelerated by the Committee.

Employment Agreements

The Company has employment agreements with each of our named executive officers, other than Mr. Wetherbee, which were entered into as follows: in November 2006, with Mr. Muscari; in August 2007, with Mr. Dietrich; in October 2009, with Mr. Monagle; in August 2009, with Mr. Meek; in May 2014, with Mr. Castagna. The term of each of these agreements, except for Mr. Muscari’s agreement, was initially 18 months and, pursuant to the agreement, is extended on the first day of each month during the term for an additional month, unless either the employee or the employer gives the other written notice that the agreement should not be further extended or the employee reaches age 65. Mr. Muscari’s employment agreement had a commencement date of March 1, 2007 and was initially for a term of 5 years. The Company and Mr. Muscari agreed to extend the term of his agreement for an additional year in July 2010, in February 2013, in February 2014, and again in February 2015. The term of Mr. Muscari’s agreement is currently until March 2016. Under the employment agreements, each of the named executive officers is entitled to an annual base salary not less that the following: Mr. Muscari, $850,000; Mr. Dietrich, $250,000; Mr. Monagle, $315,000; Mr. Meek, $350,000; and Mr. Castagna, $420,000. Each may also receive salary increases and annual bonuses in amounts to be determined by the Board or the Compensation Committee. The agreements also entitle the named executive officers to participate in employee benefit plans and other fringe benefits that are generally available to our executive employees. In addition, pursuant to Mr. Muscari’s 2007 employment agreement, in 2012 the Company provided Mr. Muscari with a payment that was designed to replace certain retirement benefits which Mr. Muscari would have earned had he remained with his prior company. This was a onetime payment and Mr. Muscari is not entitled to any similar future payments under his employment agreement.

MINERALS TECHNOLOGIES 2015 Proxy Statement	63

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Under each named executive officer’s agreement, he has agreed to comply with certain customary provisions, including covenants not to disclose our confidential information at any time and not to compete with our business during the term of the agreement and, subject to our continued payment of amounts under the agreement, for two years thereafter. We may terminate the employment agreements before the end of the specified term of employment for “Cause.” “Cause” is defined in the agreements as (i) the failure to perform material obligations, following notice and a reasonable period of time to cure such failure and (ii) acts of felony, fraud or theft. Similarly, the named executive officer may resign for “Good Reason.” “Good Reason” is defined in the agreements as (i) the assignment of duties substantially inconsistent with the executive’s status or a substantial adverse alteration in the nature or status of the executive’s responsibilities, (ii) a reduction of the executive’s benefits or base salary, (iii) the failure to assume the Company’s obligations under the employment agreement by the surviving entity of a merger with the Company or the purchaser of substantially all of the Company’s assets and (iv) separation of the executive’s office location from the Company’s principal corporate office or relocation outside the contiguous United States. We note, with respect to part (iii) of “Good Reason,” that the employment agreement does not provide guaranteed severance on an acquisition of the Company – an executive only has “Good Reason” to terminate his employment if the acquiring company defaults on its obligations to the executive by failing to assume the obligations under his employment agreement.

Pursuant to the employment agreements, our named executive officers are entitled to severance payments upon termination of employment by the Company “without Cause” or by the named executive officer for “Good Reason.” Severance payments are equal to a multiple of base salary (the multiples are 2 times for Mr. Muscari and 1.5 times for the other named executive officers) plus an amount equal to the bonus amount that would have otherwise been payable to him, but not more than average of such bonus amounts in the prior two years. Under Mr. Castagna’s employment agreement, upon termination of employment by the Company “without Cause” or by the named executive officer for “Good Reason” within the first 12 months of his employment, Mr. Castagna is entitled to receive a fixed lump sum of $1,443,750.

In December 2008, the employment agreements were amended to reflect compliance with Section 409A of the Code, including by (i) clarifying that severance is paid in a lump sum, rather than installments, (ii) providing that an involuntarily terminated officer receives a lump sum payment, plus a tax gross-up, equal to the cost of medical and dental coverage for twenty-four (24) months, (iii) providing that a six-month delay applies to payments subject to Section 409A that are made upon separation from service, and (iv) adding an indemnification for any additional tax incurred by the executive under Section 409A as a result of the Company’s failure to comply with Section 409A.

Change in Control Agreements

The Company also has Change in Control (CIC) agreements with certain of its executive officers, including each of the named executive officers other than Mr. Wetherbee. The CIC agreements continue through December 31 of each year, and are automatically extended in one-year increments unless we choose to terminate them. If a change in control occurs, the severance agreements are effective for a period of four years from the end of the then-existing term. These agreements are intended to provide for continuity of management in the event of a change in control of the Company.

In March 2013, we updated the definition of change in control that triggers the right to payments discussed below. Under the CIC agreements, a change in control includes any of the following events unless approved by the Board: (i) we are required to report a “change in control” in accordance with the Securities Exchange Act of 1934, as amended; (ii) any person acquires 30% of our voting securities; (iii) a majority of our directors are replaced during a two-year period, without such directors being approved by two-thirds of the continuing directors; or (iv) we consummate a merger, liquidation or sale of all or substantially all our assets.

If, following a change in control, the executive officer is terminated by the Company for any reason, other than for disability, death, retirement or for Cause (as defined in the agreements), or if the executive officer terminates his or her employment for Good Reason (as defined in the agreements), then the executive is entitled to a severance payment of 2.99 times the executive’s base amount (as defined in the agreements and is generally equal to the executive’s average annual compensation over the previous five-year period). The severance payment generally will be made in a lump sum. If it is determined that the severance payment plus all other payments or benefits which constitute “parachute payments” within the meaning of Section 280G of the Code would result in a portion of the severance payment being subject to the excise tax under Section 4999 of the Code, then the amount of the severance payment shall be reduced by the minimum amount necessary such that no portion of the payment will be subject to the excise tax. No excise tax “gross-up” is payable by the Company to the executive.

64	MINERALS TECHNOLOGIES 2015 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

For a period of up to two years following a termination that entitles an executive officer to severance payments, the Company will provide life, disability, accident and health insurance coverage substantially similar to the benefits provided before termination, except to the extent such coverage would result in an excise tax being imposed under Section 4999 of the Code.

The CIC agreements also provide that upon the occurrence of certain stated events that constitute a “potential change in control” of the Company, the executive officer agrees not to voluntarily terminate his employment with the Company for a six-month period.

In December 2008, the CIC agreements were amended to reflect compliance with Section 409A of the Code, consistent with the amendments to the employment agreements described above.

2001 Stock Award and Incentive Plan

The Company’s 2001 Stock Award and Incentive Plan provides for accelerated vesting of stock options and DRSUs upon a change in control of the Company. Since 2009, the Plan requires a “double trigger” for accelerated vesting (i.e., both a change in control and termination). The Plan also gives the Compensation Committee discretion to accelerate the vesting of Performance Units.

Grantor Trust

In order to secure the benefits accrued under certain programs such as the Supplemental Retirement Plan and the Supplemental Savings Plan, the Company has entered into an agreement establishing a grantor trust within the meaning of the Code. Under the Grantor Trust Agreement, we are required to make certain contributions of cash or other property to the trust upon the retirement of individuals who are beneficiaries of those plans, upon the occurrence of certain events defined as constituting a change in control, for compliance with Code Section 409A, and in certain other circumstances.

Director Compensation—2014

The table below summarizes the annual compensation for the Company’s non-employee directors during 2014. Each compensation element is discussed in the text following the table.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation ($)(3)	Total ($)
Joseph C. Breunig	$—		$—	N/A	N/A	N/A	$—	$—
John J.Carmola	$82,500	(4)	$80,000	N/A	N/A	N/A	$302	$162,802
Robert L. Clark	$85,000	(4)	$80,000	N/A	N/A	N/A	$1,922	$166,922
Duane R. Dunham	$87,500		$80,000	N/A	N/A	N/A	$4,322	$171,822
Joseph C. Muscari(5)	$—		$—	N/A	N/A	N/A	$753	$753
Marc E. Robinson	$82,500		$80,000	N/A	N/A	N/A	$956	$163,456
Barbara R. Smith	$92,500		$80,000	N/A	N/A	N/A	$1,453	$173,953
Donald C. Winter	$61,875		$80,000	N/A	N/A	N/A	$287	$142,162

(1)
Amounts shown represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of phantom stock units awarded to each director pursuant to the Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors calculated by multiplying the number of units by the closing price of our common stock on the grant date. Each Non-Employee Director was granted 1,276.324 phantom stock units on May 14, 2014, on which date the closing price of our common stock was $62.68 per share. Such phantom stock units were non-forfeitable upon grant.

MINERALS TECHNOLOGIES 2015 Proxy Statement	65

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

The following table lists the total number of phantom stock units held by each director as of December 31, 2014. The units are payable in cash upon the director’s termination of service on the Board. (See “Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors” below.)

J.C. Breunig	0
J.J. Carmola	1,955
R.L. Clark	9,999
D.R. Dunham	21,973
J.C. Muscari	3,774
M.E. Robinson	5,110
B.R. Smith	7,991
D.C. Winter	2,257

(2)	The Company does not currently compensate its directors with stock options.

(3)
All Other Compensation consists of the value of dividends earned, in the amount of $0.05 per unit awarded quarterly and calculated by multiplying the number of units held by the director on the dividend record date.

(4)
During 2014, Mr. Winter elected to defer his fees, and Dr. Clark, Mr. Carmola, and Ms. Smith elected to partially defer their fees, in units which have the economic value of one share of the Company’s stock as permitted under the Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors.

(5)
Mr. Joseph C. Muscari served as a non-employee director until his appointment as Chairman and Chief Executive Officer of the Company on March 1, 2007. Since that date, Mr. Muscari is no longer compensated as a director.

Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors. Under the Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors, directors who are not employees of the Company have the right to defer their fees. Through 2007, at each director’s election, his or her deferred fees were credited to his or her account either as dollars or as units which have the economic value of one share of the Company’s stock. Starting in 2008, deferred fees are credited as units. Dollar balances in a director’s account bear interest at a rate of return equal to the rate of return for the Fixed Income Fund in the Company’s Savings and Investment Plan. If a director’s deferred fees are credited to his or her account as units, the number of units credited is calculated by dividing the amount of the deferred fees by the closing price of our common stock on the date such fees accrue.

During 2014, each of the non-employee directors received an annual retainer fee of $145,000, comprised of $65,000 paid in cash and $80,000 in units, for serving as a director. In addition, the following Committee retainer fees were paid: $20,000 for the Audit Committee Chair and $10,000 for Audit Committee members; $15,000 for the Compensation Committee Chair and $7,500 for Compensation Committee members; and $15,000 for the Corporate Governance and Nominating Committee Chair and $7,500 for Corporate Governance and Nominating Committee members.

66	MINERALS TECHNOLOGIES 2015 Proxy Statement

ITEM 4-APPROVAL OF THE 2015 STOCK AWARD AND INCENTIVE PLAN

ITEM 4—APPROVAL OF THE 2015 STOCK AWARD AND INCENTIVE PLAN

General

The Company established the 2001 Stock Award and Incentive Plan (as amended and restated as of March 18, 2009, the “Current Plan”), to enhance its ability to link pay to performance. The Board of Directors and the Compensation Committee (the “Committee”) believe that attracting and retaining executives and other key employees of high quality has been and will continue to be essential to the Company’s growth and success. To this end, a comprehensive compensation program which includes different types of incentives for motivating employees and rewards for outstanding service can contribute to the Company’s future success. In particular, the Company utilizes stock options and stock-related awards as an important element of compensation for executives and other employees, because such awards enable them to acquire or increase their proprietary interest in the Company, thereby promoting a closer identity of interests between them and the Company’s shareholders. In addition, annual incentive awards and other performance-based awards provide incentives for achieving specific performance objectives.

In view of the aggregate number of awards granted under the Current Plan since its initial adoption in 2001, only approximately 585,035 shares currently remain available for issuance under the Current Plan. As a result, the Committee will be increasingly constrained in its ability to grant further equity awards under the Current Plan. The Committee is therefore submitting to the stockholders for approval the 2015 Stock Award and Incentive Plan (the “New Plan”), which will increase the total number of shares of common stock reserved and available for issuance by 880,000 shares from the number of shares remaining under the Current Plan (as of March 26, 2015, 585,035 shares). The Committee and Board of Directors believe that the approval of this New Plan is essential to further the long-term stability and financial success of the Company by attracting, motivating, and retaining qualified employees through the use of equity-based incentives. The Board of Directors and the Committee therefore view the adoption of the New Plan as a key part of the Company’s overall compensation program. Each of the Board of Directors and the Committee has unanimously approved the proposed New Plan, determined that it is in the best interests of the Company and its stockholders, authorized the adoption thereof by the Company, subject to receipt of stockholder approval, and recommended that stockholders vote in favor of the approval of the New Plan. If the New Plan is ratified by a majority of the votes cast at the Annual Meeting of Stockholders, the Current Plan will be discontinued. If the ratification of the New Plan is not approved by a majority of the votes cast at the Annual Meeting of Stockholders, the Current Plan will instead remain in effect.

The Board of Directors unanimously recommends a vote FOR the approval of the 2015 Stock Award and Incentive Plan.

Description of the New Plan

The following is a brief description of the material features of the New Plan. The terms of the New Plan are consistent with the material features of the Current Plan, other than the increase in the number of shares reserved and available for issuance thereunder. This description is qualified in its entirety by reference to the full text of New Plan, a copy of which is attached hereto as Appendix B.

Shares Available and Award Limitations. The number of shares to be issued upon vesting or exercise, as applicable, of outstanding awards, including stock options and DRSUs, and the number of shares remaining available for future issuance under the Current Plan at December 31, 2014 were as follows:

MINERALS TECHNOLOGIES 2015 Proxy Statement	67

ITEM 4-APPROVAL OF THE 2015 STOCK AWARD AND INCENTIVE PLAN

Number of Shares
Remaining
Number of Shares	Weighted-Average	Number of Shares	Available for Future
to be Issued Upon Exercise	Exercise Price of	to be Issued Upon Vesting	Issuance
of Outstanding Stock Options	Outstanding Stock Options	of Outstanding DRSUs	Under the Current Plan
951,079	$ 37.46	175,029	996,586

Other than the Current Plan, the Company has no plan in effect under which options and stock-based awards may be granted. If stockholders approve the New Plan, the total of the available shares thereunder would be 1,465,035 shares, or approximately 4.2% of the shares outstanding on March 26, 2015.

Shares subject to forfeited or expired awards or to awards settled in cash or otherwise terminated without issuance of shares to the participant, and shares withheld by or surrendered to the Company to satisfy withholding tax obligations or in payment of the exercise price of an award, whether granted under the New Plan or the Current Plan, will be deemed to be available for new awards under the New Plan. Under the New Plan, shares subject to an award granted in substitution for an award of a company or business acquired by the Company or a subsidiary will not count against the number of shares reserved and available. Shares delivered under the New Plan may be either newly issued or treasury shares. On March 26, 2015, the last reported sale price of our common stock on the New York Stock Exchange was $72.24 per share.

In addition, the New Plan includes a limitation on the amount of awards that may be granted to any one participant in a given year in order to qualify awards as “performance-based” compensation not subject to the limitation on deductibility under Section 162(m) of the Code. Under this annual per- person limitation, no participant may in any year be granted share-denominated awards under the New Plan relating to more than his or her “Annual Limit” for each type of award. The Annual Limit equals 1,000,000 shares plus the amount of the participant’s unused Annual Limit relating to the same type of award as of the close of the previous year, subject to adjustment for splits and other extraordinary corporate events. For purposes of this limitation, options, restricted stock, deferred stock, and other stock-based awards are separate types of awards subject to a separate limitation. In the case of awards not relating to shares in a way in which the share limitation can apply, no participant may be granted awards authorizing the earning during any year of an amount that exceeds the participant’s Annual Limit, which for this purpose equals $3 million plus the amount of the participant’s unused cash Annual Limit as of the close of the previous year. The Annual Limit for non-share-based awards is separate from the Annual Limit for each type of share-based award.

Adjustments to the number and kind of shares subject to the share limitations and specified in the Annual Limits are authorized in the event of a large, special or non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, or other similar corporate transaction or event affecting the common stock of the Company. The Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles, except that adjustments to awards intended to qualify as “performance-based” generally must conform to requirements under Section 162(m).

Eligibility. We believe that all employees should have the ability to participate in the growth of the Company through stock ownership. Therefore all employees of the Company and its subsidiaries, including executive officers, non-employee directors, consultants and others who provide substantial services to the Company and its subsidiaries, are eligible to be granted awards under the New Plan; provided that option grants to non-employee directors will be in the same ratio of number of options granted to amount of compensation as is used in determining options granted to employees in an across-the-board option grant, based on the non-employee director’s compensation in the prior year. In addition, any person who has been offered employment by the Company or a subsidiary may be granted awards, but such prospective employee may not receive any payment or exercise any right relating to the award until he or she has commenced employment. At present, approximately 4,600 persons are eligible for awards under the Current Plan, and would be eligible for awards under the New Plan.

Administration. The New Plan will be administered by the Committee, except that the Board may appoint any other committee to administer the New Plan and may itself act to administer the New Plan. The Board must perform the functions of the Committee for purposes of granting awards to non-employee directors. (References to the “Committee” below mean the committee or the full Board exercising authority with respect to a given award.) Subject to the terms and conditions of the New Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted and the number of shares to which awards will relate or the amount of a performance award, specify times at which awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the New Plan, and make all other determinations which may be necessary or advisable for the administration of the New Plan. Nothing in the New Plan precludes the Committee from authorizing payment of other compensation, including bonuses based upon performance, to officers and employees, including the executive officers. The New Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the New Plan.

68	MINERALS TECHNOLOGIES 2015 Proxy Statement

ITEM 4-APPROVAL OF THE 2015 STOCK AWARD AND INCENTIVE PLAN

Stock Options. The Committee is authorized to grant stock options, including both incentive stock options (“ISOs”), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The exercise price of an option is determined by the Committee, but generally may not be less than the fair market value of the shares on the date of grant (except as described below). The maximum term of each option, the times at which each option will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment or upon the occurrence of other events, generally are fixed by the Committee, subject to a restriction that no ISO may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, shares or other property (possibly including notes or obligations to make payment on a deferred basis, or through broker- assisted cashless exercise procedures) or by surrender of other outstanding awards having a fair market value equal to the exercise price. Under the terms of the New Plan, stock options, once granted, may not be re-priced; however, they remain subject to all of the other terms and conditions of the New Plan.

Restricted and Deferred Stock. The Committee is authorized to make awards of restricted stock and deferred stock. Prior to the end of the restricted period, shares received as restricted stock may not be sold or disposed of by participants, and may be forfeited in the event of termination of employment. The restricted period generally is established by the Committee. An award of restricted stock entitles the participant to all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any dividends thereon, unless otherwise determined by the Committee. Deferred stock gives participants the right to receive shares at the end of a specified deferral period, subject to forfeiture of the award in the event of termination of employment under certain circumstances prior to the end of a specified restricted period (which need not be the same as the deferral period). Prior to settlement, deferred stock awards carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents may be paid on such deferred stock.

Other Stock-Based Awards, Bonus Shares, and Awards in lieu of Cash Obligations. The New Plan authorizes the Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares. The Committee will determine the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding, and any forfeiture conditions and restrictions on awards. In addition, the Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other awards in lieu of obligations under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

Performance-Based Awards. The Committee may require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition of awards being granted or becoming exercisable or settleable under the New Plan, or as a condition to accelerating the timing of such events. If so determined by the Committee, in order to avoid the limitations on deductibility under Section 162(m) of the Code, the business criteria used by the Committee in establishing performance goals applicable to performance awards to named executives will be selected from among the following: (1) net sales; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items; (3) net income or net income per common share (basic or diluted); (4) return on assets, return on invested capital, return on total capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) interest expense after taxes; (7) economic value created; (8) operating margin or profit margin; (9) stock price or total stockholder return; and (10) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The Committee may set the levels of performance required in connection with performance awards as fixed amounts, goals relative to performance in prior periods, as goals compared to the performance of one or more comparable companies or an index covering multiple companies, or in any other way the Committee may determine.

MINERALS TECHNOLOGIES 2015 Proxy Statement	69

ITEM 4-APPROVAL OF THE 2015 STOCK AWARD AND INCENTIVE PLAN

Annual Incentive Awards. The Committee is authorized to grant annual incentive awards, settleable in cash or in shares upon achievement of preestablished performance objectives achieved during a specified period of up to one year. The performance objectives will be one or more of the performance objectives available for other performance awards under the New Plan, as described in the preceding paragraph. As discussed above, annual incentive awards granted to named executives may be intended as “performance-based compensation” not subject to the limitation on deductibility under Section 162(m) of the Code. The Committee generally must establish the performance objectives, the corresponding amounts payable (subject to per-person limits), other terms of settlement, and all other terms of such awards not later than 90 days after the beginning of the fiscal year.

Other Terms of Awards. Awards may be settled in cash, shares, other awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. The Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of the Company’s obligations under the New Plan. The Committee may condition awards on the payment of taxes such as by withholding a portion of the shares or other property to be distributed (or receiving previously acquired shares or other property surrendered by the participant) in order to satisfy tax obligations. Awards granted under the New Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee may permit transfers in individual cases, including for estate planning purposes. Awards under the New Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant awards in substitution for, exchange for or as a buyout of other awards under the New Plan, awards under other plans, or other rights to payment from the Company, and may exchange or buy out outstanding awards for cash or other property. The Committee also may grant awards in addition to and in tandem with other awards or rights. In granting a new award, the Committee may determine that the in-the-money value of any surrendered award may be applied to reduce the exercise price of any option or purchase price of any other award.

Vesting, Forfeitures, and Acceleration Thereof. The Committee may, in its discretion, determine the vesting schedule of options and other awards, the circumstances that will result in forfeiture of the awards, the post-termination exercise periods of options and similar awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any award, provided that restricted stock awards willhave a minimum one-year vesting schedule. In addition, the New Plan provides that, in the event of a change in control of the Company, and following termination of a participant’s employment by his or her employer, or the participant’s termination of employment as a result of a material diminution of his or her duties, such participant’s outstanding awards will immediately vest and be fully exercisable, any restrictions, deferral of settlement and forfeiture conditions of such awards will lapse, and goals relating to performance-based awards will be deemed met or exceeded to the extent specified in the performance-award documents. A “change in control” means generally (i) any person or group becoming a beneficial owner of 30% or more of the voting power of the voting securities of the Company, (ii) a change in the Board of Director’s membership such that the current members, or those elected or nominated by vote of two-thirds of the current members and successors elected or nominated by them, cease to represent a majority of the Board of Directors in any period of less than two years, (iii) certain mergers or consolidations substantially reducing the percentage of voting power held by shareholders prior to such transactions, (iv) shareholder approval of a sale or liquidation of all or substantially all of the assets of the Company, or (v) any other event which the Board of Directors determines shall constitute a change in control for purposes of the New Plan. The New Plan also requires forfeiture or repayment of certain Awards in the event that during the one year period following termination of employment the participant violates a covenant not to compete, solicits employees or customers or discloses confidential information.

Amendment and Termination of the New Plan. The Board of Directors may amend, alter, suspend, discontinue, or terminate the New Plan or the Committee’s authority to grant awards thereunder without shareholder approval unless shareholder approval is required by law, regulation, or stock exchange rule. The Board of Directors may, in its discretion, submit other amendments to shareholders for approval. Under these provisions, shareholder approval will not necessarily be required for amendments which might increase the cost of the New Plan or broaden eligibility. Unless earlier terminated, the New Plan will terminate at such time that no shares reserved under the New Plan remain available for issuance thereunder and the Company has no further rights or obligations with respect to any outstanding award. Because future awards under the New Plan will be granted in the discretion of the Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time. Information regarding our recent practices with respect to annual, long-term, and stock-based compensation under other plans is presented in the heading “Compensation of Executive Officers and Directors” above, and in the notes to our financial statements for the year ended December 31, 2014 in the Annual Report which accompanies this proxy statement.

70	MINERALS TECHNOLOGIES 2015 Proxy Statement

ITEM 4-APPROVAL OF THE 2015 STOCK AWARD AND INCENTIVE PLAN

Federal Income Tax Implications of the New Plan

The following is a brief description of the federal income tax consequences generally arising with respect to awards that may be granted under the New Plan. The grant of an option (including a stock-based award in the nature of a purchase right) will create no federal income tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an option which is an ISO (except that the alternative minimum tax may apply). Upon exercising an option which is not an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise.

Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the ISO minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price.

Otherwise, a participant’s disposition of shares acquired upon the exercise of an option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in such shares (generally, the tax “basis” is the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with options. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods prior to disposition of the shares.

With respect to other awards granted under the New Plan that result in a transfer to the participant of cash or shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property actually received. Except as discussed below, the Company generally will be entitled to a deduction for the same amount. With respect to awards involving shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the earliest time the shares or other property become transferable or not subject to a substantial risk of forfeiture. Except as discussed below, the Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time of receipt of shares (e.g., restricted stock) or other property rather than upon lapse of restrictions on transferability or the substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including a capital loss, for the value of the shares or property on which he or she previously paid tax.

As discussed above, compensation that qualifies as “performance-based” compensation is excluded from the $1 million deductibility cap of Code Section 162(m), and therefore remains fully deductible by the company that pays it. Under the New Plan, options granted with an exercise price or grant price at least equal to 100% of fair market value of the underlying shares at the date of grant will be, and awards which are conditioned upon achievement of performance goals may be, intended to qualify as such “performance-based” compensation. A number of requirements must be met, however, in order for particular compensation to so qualify. Accordingly, there can be no assurance that such compensation under the New Plan will be fully deductible under all circumstances. In addition, other awards under the New Plan generally will not so qualify, so that compensation paid to certain executives in connection with such awards may, to the extent it and other compensation subject to Section 162(m)’s deductibility cap exceed $1 million in a given year, be subject to the limitation of Section 162(m).

Code Section 409A subjects nonqualified deferred compensation to certain requirements and limitations. The awards under the New Plan are generally not intended to be subject to Code Section 409A. To the extent an award under the Plan is subject to Section 409A, the award will be structured and interpreted in a manner that complies with Code Section 409A.

MINERALS TECHNOLOGIES 2015 Proxy Statement	71

ITEM 4-APPROVAL OF THE 2015 STOCK AWARD AND INCENTIVE PLAN

The foregoing provides only a general description of the application of federal income tax laws to certain types of awards under the New Plan. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the New Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the New Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address the effects of other federal taxes (including possible ‘golden parachute’ excise taxes) or taxes imposed under state, local, or foreign tax laws.

***

By Order of the Board of Directors,

/s/ Thomas J. Meek
Thomas J. Meek
Senior Vice President, General Counsel, Human Resources, Secretary and Chief Compliance Officer

72	MINERALS TECHNOLOGIES 2015 Proxy Statement

APPENDIX A

APPENDIX A

Additional Information Regarding Non-GAAP Financial Measures (unaudited)

The letter to shareholders and other information set forth in the front part of this Annual Report present financial measures of the Company that exclude certain special items, and are therefore not in accordance with GAAP. The following is a presentation of the Company’s non-GAAP income and operating income, excluding special items, for the years ended December 31, 2014 and December 31, 2013 and a reconciliation to GAAP net income and operating income, respectively, for such periods. The Company’s management believes these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of the ongoing operating results and thereby affect the comparability of results between periods. The Company feels inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors’ understanding of historic operating trends.

(millions of dollars, except per share data)	Year Ended
	Dec. 31,	Dec. 31,
	2014	2013
Income from continuing operations attributable to MTI	$90.3	$86.0

Special items:
Acquisition related transaction and integration costs	19.1	0.0
Premium on early extinguishment of debt	5.8	0.0
Non-cash inventory step-up charges	5.6	0.0
Restructuring and other charges	43.2	0.0
Insurance / litigation settlement (gain)	(2.3)	(2.5)
Related tax effects on special items	(22.6)	1.0

Income from continuing operations attributable to MTI, excluding special items	$139.1	$84.5

Diluted earnings per share, excluding special items	$4.00	$2.42

Segment Operating Income Data
Specialty Minerals Segment	$95.8	$98.4
Refractories Segment	43.2	35.9
Performance Materials Segment	41.0	0.0
Construction Technologies Segment	(0.8)	0.0
Energy Services Segment	16.3	0.0
Unallocated Corporate Expenses	(7.6)	(7.4)
Acquisition related transaction costs	(19.1)	0.0
Consolidated	$168.8	$126.9

Special Items
Specialty Minerals Segment	$3.0	$0.0
Refractories Segment	(1.5)	(2.5)
Performance Materials Segment	10.3	0.0
Construction Technologies Segment	19.5	0.0
Energy Services Segment	15.3	0.0
Acquisition related transaction costs	19.1	0.0
Consolidated	$65.7	$(2.5)

Segment Operating Income, Excluding Special Items
Specialty Minerals Segment	$98.8	$98.4
Refractories Segment	41.7	33.4
Performance Materials Segment	51.3	0.0
Construction Technologies Segment	18.7	0.0
Energy Services Segment	31.6	0.0
Unallocated Corporate Expenses	(7.6)	(7.4)
Consolidated	$234.5	$124.4

MINERALS TECHNOLOGIES 2015 Proxy Statement	73

APPENDIX B

APPENDIX B

2015 STOCK AWARD AND INCENTIVE PLAN OF MINERALS TECHNOLOGIES INC.

1. Purpose. The purpose of this 2015 Stock Award and Incentive Plan (the “Plan”) is to aid Minerals Technologies Inc., a Delaware corporation (the “Company”), in attracting, retaining, motivating and rewarding employees, non-employee directors, and other persons who provide substantial services to the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes stock-based and cash-based incentives for Participants.

2. Definitions. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) “Annual Incentive Award” means a type of Performance Award granted to a Participant under Section 7(c) representing a conditional right to receive cash, Stock or other Awards or payments, as determined by the Committee, based on performance in a performance period of one fiscal year or a portion thereof.

(b) “Award” means any Option, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any related right or interest, granted to a Participant under the Plan.

(c) “Beneficiary” means the legal representatives of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Participant’s Award upon such Participant’s death. Unless otherwise determined by the Committee, any designation of a Beneficiary other than a Participant’s spouse shall be subject to the written consent of such spouse.

(d) “Board” means the Company’s Board of Directors.

(e) “Change in Control” and related terms have the meanings specified in Section 9.

(f) “Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions and regulations.

(g) “Committee” means the Compensation Committee of the Board; provided, however, that, directors appointed or serving as members of the Committee shall not be employees of the Company or any subsidiary or affiliate. In appointing members of the Committee, the Board will consider whether a member is or will be a Qualified Member, but such members are not required to be Qualified Members at the time of appointment or during their term of service on the Committee. The full Board may perform any function of the Committee hereunder, in which case the term “Committee” shall refer to the Board.

(h) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 11(j).

(i) “Deferred Stock” means a right, granted to a Participant under Section 6(d), to receive Stock or Other Stock-Based Awards or a combination thereof at the end of a specified deferral period.

(j) “Dividend Equivalent” means a right, granted to a Participant under Section 6(f), to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

(k) “Effective Date” means the effective date specified in Section 11(p).

(l) “Eligible Person” has the meaning specified in Section 5.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

74	MINERALS TECHNOLOGIES 2015 Proxy Statement

APPENDIX B

(n) “Fair Market Value” means the fair market value of Stock, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the average of the high and low sales prices per share of Stock reported on a consolidated basis for securities listed on the principal stock exchange or market on which Stock is traded on the day on which the Award of such Stock is made or, if there is no sale on that day, then on the next day on which a sale is reported.

(o) “Incentive Stock Option” or “ISO” means any Option designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto and qualifying thereunder.

(p) “Option” means a right, granted to a Participant under Section 6(b), to purchase Stock or Other Stock-Based Awards at a specified price during specified time periods.

(q) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(g).

(r) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(s) “Performance Award” means a conditional right, granted to a Participant under Sections 6(h) and 7, to receive cash, Stock or other Awards or payments, as determined by the Committee, based upon performance criteria specified by the Committee.

(t) “Prior Plan” means the 2001 Stock and Incentive Plan of Minerals Technologies Inc. (as amended and restated as of March 18, 2009).

(t) “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) and an “outside director” within the meaning of Regulation 1.162-27 under Code Section 162(m).

(u) “Restricted Stock” means Stock granted to a Participant under Section 6(c) which is subject to certain restrictions and to a risk of forfeiture.

(v) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(w) “SAR” means a stock appreciation right granted to a Participant under Section 6(g) to receive cash equal to the appreciation in a specified number of shares of Stock over a specified period.

(x) “Stock” means the Company’s Common Stock, par value $0.10 per share, and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 11(c).

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or the deferral period relating to Awards shall lapse or terminate; the acceleration of any such dates, the expiration date of any Award; whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property; and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 11(b), and other persons claiming rights from or through a Participant, and stockholders. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors (authority with respect to other aspects of non-employee director awards is not exclusive to the Board, however).

MINERALS TECHNOLOGIES 2015 Proxy Statement	75

APPENDIX B

(b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, (i) any action of the Committee relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members, and (ii) any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company may be taken either by such a subcommittee or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to those officers who from time to time comprise the Management Committee of the Company the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify. In addition, no such delegation will authorize such officers to grant options on more than 20,000 shares in the aggregate in any calendar year, authorize the grant of options on more than 1,500 shares to any employee in any calendar year, or authorize the grant of options to any person who is an officer or director of the Company. Any options granted by such officers pursuant to any such delegation shall be promptly reported to the Committee.

(c) Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Stock Subject to Plan.

(a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 11(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan after shareholder approval of this Plan shall be the sum of (i) 880,000 shares, representing shares newly reserved and available; (ii) the number of shares remaining reserved and available under the Prior Plan, which totaled approximately 585,035 as of March 26, 2015; and (iii) the number of shares subject to awards under the Prior Plan which become available in accordance with Section 4(b) after shareholder approval of this Plan. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Shares subject to an Award or an award under the Prior Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant will again be available for Awards, and shares withheld in payment of the exercise price or taxes relating to an Award or Prior Plan award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award or Prior Plan award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to again be available for Awards under the Plan. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business. This Section 4(b) shall apply to the number of shares reserved and available for ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code.

76	MINERALS TECHNOLOGIES 2015 Proxy Statement

APPENDIX B

5. Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means an employee of the Company or any subsidiary or affiliate, including any exec-utive officer, a non-employee director of the Company, a consultant or other person who provides substantial services to the Company or a subsidiary or affiliate, and any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan. For purposes of the Plan, a joint venture in which the Company or a subsidiary has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee. In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards intended to qualify as “performance-based compensation” under Code Section 162(m) under each of Section 6(b), 6(c), 6(d), 6(e), 6(f), or 6(g) relating to up to his or her Annual Limit (such Annual Limit to apply separately to the type of Award authorized under each specified subsection, except that the limitation applies to Dividend Equivalents under Section 6(f) only if such Dividend Equivalents are granted separately from and not as a feature of another Award). A Participant’s Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal 1,000,000 shares plus the amount of the Participant’s unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment as provided in Section 11(c). In the case of an Award which is not valued in a way in which the limitation set forth in the preceding sentence would operate as an effective limitation satisfying Treasury Regulation 1.162- 27(e)(4) (including a Performance Award under Section 7 not related to an Award specified in Section 6), an Eligible Person may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds the Participant’s Annual Limit, which for this purpose shall equal $3 million plus the amount of the Participant’s unused cash Annual Limit as of the close of the previous year (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence). For this purpose, (i) “earning” means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) a Participant’s Annual Limit is used to the extent an amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 11(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

(b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option, subject to Sections 6(e) and 8(a).

(ii) Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any ISO exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Section 11(k)), including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including notes and other contractual obligations of Participants to make payment on a deferred basis, such as through “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including deferred delivery of shares representing the Option “profit,” at the election of the Participant or as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).

(iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422, including but not limited to the requirement that no ISO shall be granted more than ten years after the Effective Date.

MINERALS TECHNOLOGIES 2015 Proxy Statement	77

APPENDIX B

(iv) Non-Employee Director Option Grants. At any time that the Compensation Committee grants across-the-board options to employees, Non-Employee Directors shall also be granted options, using the same ratio of number of options granted to amount of compensation as is used in determining options granted to employees in the across-the-board option grant. For this purpose, the Non-Employee Director’s compensation in the prior year shall be used, with any units included in such compensation valued as of the date of their award.

(c) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Grant and Restrictions. In addition to any restrictions imposed by law, Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Deferred Stock, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(d) Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, other Awards, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

(i) Award and Restrictions. Issuance of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock rights may be satisfied by delivery of Stock, other Awards, or a combination thereof (subject to Section 11(k)), as determined by the Committee at the date of grant or thereafter.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

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(iii) Dividend Equivalents. Unless otherwise determined by the Committee, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.

(e) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

(f) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equivalent to all or a portion of the dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify.

(g) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, SARs, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(g) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(g).

(h) Performance Awards. Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.

7. Performance Awards, Including Annual Incentive Awards.

(a) Performance Awards Generally. The Committee is authorized to grant Performance Awards on the terms and conditions specified in this Section 7. Performance Awards may be denominated as a cash amount, a number of shares of Stock, or a specified number of other Awards (or a combination of the foregoing) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 7(b) and 7(c) in the case of a Performance Award intended to qualify as “performance-based compensation” under Code Section 162(m).

(b) Performance Awards Granted to Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a preestablished performance goal and other terms set forth in this Section 7(b). Such Performance Awards shall be subject to the per-person maximum limitation set forth in Section 5.

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(i) Performance Goal Generally. The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company shall be used by the Committee in establishing performance goals for such Performance Awards: (1) net sales; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, and/or extraordinary or special items or items that are unusual in nature or infrequent in occurrence; (3) net income or net income per common share (basic or diluted); (4) return on assets, return on invested capital, return on total capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) interest expense after taxes; (7) economic value created; (8) operating margin, or profit margin; (9) stock price or total stockholder return; and (10) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.

(iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 7(b)(iv). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(v) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 7(b). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards.

(c) Annual Incentive Awards Granted to Designated Covered Employees. The Committee may grant an Annual Incentive Award to an Eligible Person who is designated by the Committee as likely to be a Covered Employee. Such Annual Incentive Award will be intended to qualify as “performance-based compensation” for purposes of Code Section 162(m), and therefore its grant, exercise and/or settlement shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 7(c).

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(i) Grant of Annual Incentive Awards. Not later than the earlier of 90 days after the beginning of any performance period applicable to such Annual Incentive Award or the time 25% of such performance period has elapsed, the Committee shall determine the Covered Employees who will potentially receive Annual Incentive Awards, and the amount(s) potentially payable thereunder, for that performance period. The amount(s) potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) in the given performance period, as specified by the Committee. The Committee may designate an annual incentive award pool as the means by which Annual Incentive Awards will be measured, which pool shall conform to the provisions of Section 7(b)(iv). In such case, the portion of the Annual Incentive Award pool potentially payable to each Covered Employee shall be preestablished by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5.

(ii) Payout of Annual Incentive Awards. After the end of each performance period, the Committee shall determine the amount, if any, of the Annual Incentive Award for that performance period payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Annual Incentive Award.

(d) Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards and Annual Incentive Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and Annual Incentive Awards, and the amount of any final Performance Award and Annual Incentive Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

(e) Payment and Settlement. A Participant’s Performance Award shall be paid or settled not later than the end of the calendar year in which the Committee certifies or determines that any applicable conditions or goals have been achieved or satisfied and authorizes the payment or settlement of such Performance Award; provided, however, that if the Committee reasonably anticipates that the Company’s or its subsidiary’s or affiliate’s tax deduction with respect to any such payment or settlement otherwise would be limited or eliminated by application of Section 162(m) of the Code, such payment or settlement may, in a manner that complies with Section 409A of the Code, be delayed and paid or settled at the earliest date at which the Committee reasonably anticipates that the tax deduction with respect to such payment or settlement will not be limited or eliminated by application of Section 162(m) of the Code, or, if earlier, the calendar year in which such Participant separates from service with the Company and its subsidiaries and affiliates.

8. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to Section 11(k), the Committee may determine that, in granting a new Award, the in-the-money value of any surrendered Award or award may be applied to reduce the exercise price of any Option, or purchase price of any other Award.

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Section 6(b)(ii).

(c) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan (including Section 11(k)) and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (subject to Section 11(k)). Installment or deferred payments may be required by the Committee (subject to Section 11(e)) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

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(d) Exemptions from Section 16(b) Liability. With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall use reasonable efforts to implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction with respect to such a Participant is exempt from liability under Rule 16b-3 or otherwise not subject to liability under Section 16(b)), except that this provision shall not limit sales by such a Participant, and such a Participant may engage in other non-exempt transactions under the Plan. The Committee may authorize the Company to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award (subject to Section 11(k)) in order to avoid a Participant who is subject to Section 16 of the Exchange Act incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

(e) Loan Provisions. With the consent of the Committee, and subject at all times to, and only to the extent, if any, permitted under and in accordance with, laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee, or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state, or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of any such loan or loans, including the interest rate, if any, to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and conditions, if any, under which the loan or loans may be forgiven.

(f) Limitation on Vesting of Certain Awards. Restricted Stock will vest over a minimum period of one year except in the event of a Participant’s death, disability, or retirement, or in the event of a Change in Control or other special circumstances.

9. Change in Control.

(a) Effect of “Change in Control” on Non-Performance Based Awards. In the event that a Change in Control occurs and a Participant’s employment is terminated by the Company, or a Participant terminates his or her employment as a result of a material diminution in duties, the following provisions shall apply to non-performance based Awards, including Awards as to which performance conditions previously have been satisfied or are deemed satisfied under Section 9(b), unless otherwise provided by the Committee in the Award document:

(i) All deferral of settlement, forfeiture conditions and other restrictions applicable to Awards granted under the Plan shall lapse and such Awards shall be fully payable as of the time of the Participant’s termination of employment without regard to deferral and vesting conditions, except to the extent of any waiver by the Participant or other express election to defer beyond the Participant’s termination of employment following the Change in Control and subject to applicable restrictions set forth in Section 11(a);

(ii) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Participant’s termination of employment and shall remain exercisable and vested for the balance of the stated term of such Award without regard to such termination of employment or service by the Participant other than a termination for “cause” (as defined in any employment or severance agreement between the Company or a subsidiary or affiliate and the Participant then in effect or, if none, as defined by the Committee and in effect at the time of the Participant’s termination of employment following the Change in Control), subject only to applicable restrictions set forth in Section 11(a); and

(iii) The Committee may, in its discretion, determine to extend to such a Participant who terminates employment within the 60-day period immediately following the Change in Control and who holds an Option the right to elect, during the 60-day period immediately following the Change in Control, in lieu of acquiring the shares of Stock covered by such Option, to receive in cash the excess of the Change in Control Price over the exercise price of such Option, multiplied by the number of shares of Stock covered by such Option, and to extend to such a Participant who terminates employment within the 60-day period immediately following the Change in Control and who holds other types of Awards denominated in shares the right to elect, during the 60-day period immediately following the Change in Control, in lieu of receiving the shares of Stock covered by such Award, to receive in cash the Change in Control Price multiplied by the number of shares of Stock covered by such Award.

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(b) Effect of “Change in Control” on Performance-Based Awards. In the event that a Change in Control occurs and a Participant’s employment is terminated by the Company, or a Participant terminates his or her employment as a result of a material diminution in duties, with respect to an outstanding Award subject to achievement of performance goals and conditions, such performance goals and conditions shall be deemed to be met or exceeded if and to the extent so provided by the Committee in the Award document governing such Award or other agreement with the Participant.

(c) Definition of “Change in Control.” A “Change in Control” shall be deemed to have occurred if, after the Effective Date, there shall have occurred any of the following:

(i) Any “person,” as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), acquires voting securities of the Company and immediately thereafter is a “30% Beneficial Owner.” For purposes of this provision, a “30% Beneficial Owner” shall mean a person who is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then-outstanding voting securities; provided that the term “30% Beneficial Owner” shall not include any person who, at all times following such an acquisition of securities, remains eligible to file a Schedule 13G pursuant to Rule 13d-1(b) under the Exchange Act, or remains exempt from filing a Schedule 13D under Section 13(d)(6)(b) of the Exchange Act, with respect to all classes of Company voting securities;

(ii) During any period of two consecutive years commencing on or after the Effective Date, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person (as defined above) who has entered into an agreement with the Company to effect a transaction described in subsections (i), (iii) or (iv) of this definition) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (the “Continuing Directors”) cease for any reason to constitute at least a majority thereof;

(iii) The Company has consummated a merger, consolidation, recapitalization, or reorganization of the Company, or a reverse stock split of any class of voting securities of the Company, other than any such transaction which would result in at least 60% of the combined voting power of the voting securities of the Company or the surviving entity outstanding immediately after such transaction being beneficially owned by persons who together beneficially owned at least 80% of the combined voting power of the voting securities of the Company outstanding immediately prior to such transaction, with the relative voting power of each such continuing holder compared to the voting power of each other continuing holder not substantially altered as a result of the transaction; provided that, for purposes of this paragraph (iii), such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such 60% threshold (or to substantially preserve such relative voting power) is due solely to the acquisition of voting securities by an employee benefit plan of the Company, such surviving entity or a subsidiary thereof; and provided further, that, if the corporate transaction referred to in this Section 9(c)(iii) is subject, at the time of such consummation, to the consent of any government or governmental agency or approval of the shareholders of another entity or other material contingency, no Change in Control shall occur until such time as such consent and approval has been obtained and any other material contingency has been satisfied;

(iv) The shareholders of the Company have approved a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect); provided that, if consummation of the transaction referred to in this Section 9(c)(iv) is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency or approval of the shareholders of another entity or other material contingency, no Change in Control shall occur until such time as such consent and approval has been obtained and any other material contingency has been satisfied; and

(v) A Change in Control for purposes of this Plan; provided that a Change in Control shall not be deemed to have occurred if, prior to the later of occurrence of the specified event that would otherwise constitute a Change in Control under paragraphs (i) through (iv) hereof or the expiration of seven days after the Company has obtained actual notice that such an event has occurred, the Continuing Directors of the Company then in office, by a majority vote thereof, determine that the occurrence of such specified event shall not be deemed to be a Change in Control hereunder or shall not be deemed to be a Change in Control with respect to a particular Participant.

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(d) Definition of “Change in Control Price.” The “Change in Control Price” means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any transaction triggering the Change in Control or any liquidation of shares following a sale of substantially all assets of the Company, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and 60-day period following the Change in Control.

10. Additional Award Forfeiture Provisions.

(a) Forfeiture of Options and Other Awards and Gains Realized Upon Prior Option Exercises or Award Settlements. Unless otherwise determined by the Committee, each Award granted hereunder shall be subject to the following additional forfeiture conditions, to which the Participant, by accepting an Award hereunder, agrees. If any of the events specified in Section 10(b)(i), (ii), or (iii) occurs (a “Forfeiture Event”), all of the following forfeitures will result:

(i) The unexercised portion of the Option, whether or not vested, and any other Award not then settled (except for an Award that has not been settled solely due to an elective deferral by the Participant and otherwise is not forfeitable in the event of any termination of service of the Participant) will be immediately forfeited and canceled upon the occurrence of the Forfeiture Event; and

(ii) The Participant will be obligated to repay to the Company, in cash, within five business days after demand is made therefor by the Company, the total amount of Award Gain (as defined herein) realized by the Participant upon each exercise of an Option or settlement of an Award (regardless of any elective deferral) that occurred on or after (A) the date that is six months prior to the occurrence of the Forfeiture Event, if the Forfeiture Event occurred while the Participant was employed by the Company or a subsidiary or affiliate, or (B) the date that is six months prior to the date the Participant’s employment by the Company or a subsidiary or affiliate terminated, if the Forfeiture Event occurred after the Participant ceased to be so employed. For purposes of this Section, the term “Award Gain” shall mean (i), in respect of a given Option exercise, the product of (X) the Fair Market Value per share of Stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the exercise price times (Y) the number of shares as to which the Option was exercised at that date, and (ii), in respect of any other settlement of an Award granted to the Participant, the Fair Market Value of the cash or Stock paid or payable to Participant (regardless of any elective deferral) less any cash or the Fair Market Value of any Stock or property (other than an Award or award which would have itself then been forfeitable hereunder and excluding any payment of tax withholding) paid by the Participant to the Company as a condition of or in connection such settlement.

(b) Events Triggering Forfeiture. The forfeitures specified in Section 10(a) will be triggered upon the occurrence of any one of the following Forfeiture Events at any time during the Participant’s employment by the Company or a subsidiary or affiliate or during the one-year period following termination of such employment:

(i) The Participant, acting alone or with others, directly or indirectly, prior to a Change in Control, (A) engages, either as employee, employer, consultant, advisor, or director, or as an owner, investor, partner, or stockholder unless the Participant’s interest is insubstantial, in any business in an area or region in which the Company conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or a subsidiary or affiliate; (B) induces any customer or supplier of the Company or a subsidiary or affiliate, or other company with which the Company or a subsidiary or affiliate has a business relationship, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any subsidiary or affiliate; or (C) induces, or attempts to influence, any employee of or service provider to the Company or a subsidiary or affiliate to terminate such employment or service. The Committee shall, in its discretion, determine which lines of business the Company conducts on any particular date and which third parties may reasonably be deemed to be in competition with the Company. For purposes of this Section 10(b)(i), a Participant’s interest as a stockholder is insubstantial if it represents beneficial ownership of less than five percent of the outstanding class of stock, and a Participant’s interest as an owner, investor, or partner is insubstantial if it represents ownership, as determined by the Committee in its discretion, of less than five percent of the outstanding equity of the entity;

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(ii) The Participant discloses, uses, sells, or otherwise transfers, except in the course of employment with or other service to the Company or any subsidiary or affiliate, any confidential or proprietary information of the Company or any sub-sidiary or affiliate, including but not limited to information regarding the Company’s current and potential customers, organization, employees, finances, and methods of operations and investments, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain, except as required by law or pursuant to legal process, or the Participant makes statements or representations, or otherwise communicates, directly or indirectly, in writing, orally, or otherwise, or takes any other action which may, directly or indirectly, disparage or be damaging to the Company or any of its subsidiaries or affiliates or their respective officers, directors, employees, advisors, businesses or reputations, except as required by law or pursuant to legal process; or

(iii) The Participant fails to cooperate with the Company or any subsidiary or affiliate by making himself or herself available to testify on behalf of the Company or such subsidiary or affiliate in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or otherwise fails to assist the Company or any subsidiary or affiliate in any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such subsidiary or affiliate, as reasonably requested.

(c) Agreement Does Not Prohibit Competition or Other Participant Activities. Although the conditions set forth in this Section 10 shall be deemed to be incorporated into an Award, a Participant is not thereby prohibited from engaging in any activity, including but not limited to competition with the Company and its subsidiaries and affiliates. Rather, the non-occurrence of the Forfeiture Events set forth in Section 10(b) is a condition to the Participant’s right to realize and retain value from his or her compensatory Options and Awards, and the consequence under the Plan if the Participant engages in an activity giving rise to any such Forfeiture Event are the forfeitures specified herein. The Company and the Participant shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of Section 10(a) and 10(b).

(d) Committee Discretion. The Committee may, in its discretion, waive in whole or in part the Company’s right to forfeiture under this Section, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.

11. General Provisions.

(a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (including limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

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(c) Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 11(k)). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or affiliate or other business unit, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, or Performance Awards granted under Section 8 to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options granted to Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d) Tax Provisions.

(i) Withholding. The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld.

(ii) Required Consent to and Notification of Code Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(iii) Requirement of Notification. Upon Disqualifying Disposition Under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten days thereof.

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(iv) Compliance with Section 409A. Any Award under this Plan is intended to either be exempt from Code Section 409A or comply with the requirements of Section 409A. If an Award is subject to Section 409A, it shall be interpreted and operated in a manner that complies with Section 409A, notwithstanding any provision of the Plan or such Award to the contrary. Any deferral election under Section 6(d)(iii), Section 9(a)(i), or any other provision of the Plan shall be made in a manner that complies with Section 409A. With respect to an Option or similar Other Stock-Based Award, the “Change in Control Price” under Section 9(d) shall not exceed the maximum amount permitted under Section 409A with respect to an option or stock appreciation right exempt from Section 409A.

(e) Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted or if such amendment would materially increase the number of shares reserved for issuance and delivery under the Plan or materially increase the benefits to Participants under the Plan, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval; and provided further, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any outstanding Award. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

(f) Right of Setoff. The Company or any subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary or affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 10(a), although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 11(f).

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

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(j) Compliance with Code Section 162(m). It is the intent of the Company that Options granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Sections 7(b), (c), and (d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

(k) Certain Limitations Relating to Accounting Treatment of Awards. Other provisions of the Plan notwithstanding, the Committee’s authority under the Plan (including under Sections 8(c), 8(d), 11(c) and 11(d)) is limited to the extent necessary to ensure that any Option or other Award of a type that the Committee has intended to be subject to fixed accounting with a measurement date at the date of grant or the date performance conditions are satisfied under applicable accounting standards shall not become subject to “variable” accounting solely due to the existence of such authority, unless the Committee specifically determines that the Award shall remain outstanding despite such “variable” accounting. In addition, other provisions of the Plan notwithstanding, (i) if any right under this Plan would cause a transaction to be ineligible for pooling-of-interests accounting that would, but for the right hereunder, be eligible for such accounting treatment, such right shall be automatically adjusted so that pooling-of-interests accounting shall be available, including by substituting Stock or cash having a Fair Market Value equal to any cash or Stock otherwise payable in respect of any right to cash which would cause the transaction to be ineligible for pooling-of-interests accounting, and (ii) if the authority of the Continuing Directors to determine that an event shall not constitute a Change in Control or other authority under Section 9(c) would cause a transaction to be ineligible for pooling-of-interests accounting that would, but for such authority, be eligible for such accounting treatment, such authority shall be limited to the extent necessary so that such transaction would be eligible for pooling-of-interests accounting.

(l) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(m) Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 11(m) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

(n) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

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(o) Severability; Entire Agreement. If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

(p) Plan Effective Date and Termination. The Plan shall become effective if, and at such time as, the stockholders of the Company have approved it by the affirmative votes of the holders of a majority of the voting securities of the Company present, or represented, and entitled to vote on the subject matter at a duly held meeting of stockholders. Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

MINERALS TECHNOLOGIES 2015 Proxy Statement	89

MINERALS TECHNOLOGIES INC. 622 THIRD AVENUE NEW YORK, NY 10017

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
	☐	☐	☐
1.	Election of Directors Nominees

01 Robert L. Clark 02 John J. Carmola 03 Marc E. Robinson

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.						For	Against	Abstain

2	Ratify the appointment of KPMG LLP as the independent registered public accounting firm for the 2015 fiscal year.					☐	☐	☐
3	Advisory vote to approve executive compensation.					☐	☐	☐
4	Approve the 2015 Stock Award and Incentive Plan.					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

0000239604_1      R1.0.0.51160

Dear Shareholder,

Please take note of the important information enclosed with this Proxy Ballot.

Your vote counts and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares should be voted. Then sign the card, detach and return your proxy vote in the enclosed postage paid envelope. You may also vote your shares by telephone or via the internet. If you choose to vote by telephone or via the internet, you do not need to return the attached card.

If you are a participant in the Minerals Technologies Inc. Savings and Investment Plan, you may direct the trustee of the Plan how to vote the shares allocated to your account under the Plan by casting your vote by May 11, 2015. If you do not direct the trustee, the trustee will vote any undirected shares in the same proportion as those for which it has received instructions. As a participant in the Plan, your vote remains confidential.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Minerals Technologies Inc.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com .

MINERALS TECHNOLOGIES INC. Annual Meeting of Shareholders May 13, 2015 9:00 AM This proxy is solicited by the Board of Directors

The undersigned hereby appoints Thomas J. Meek and Douglas T. Dietrich, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Minerals Technologies Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of Minerals Technologies Inc. to be held May 13, 2015 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side

0000239604_2      R1.0.0.51160